UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2008

CHINA HEALTH CARE CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-127016
(Commission File Number)

98-0463119
(IRS Employer Identification No.)

T Plaza Center, Suite 400, 15950 North Dallas Parkway, Dallas, TX 75249
(Address of principal executive offices and Zip Code)

(972) 361-8033
Registrant's telephone number, including area code

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" commencing on page 3 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to China Health Care Corporation, a Wyoming corporation and our recently acquired subsidiary, United Premier Medical Group Limited, a Cayman corporation. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE WITH UNITED PREMIER MEDICAL GROUP LIMITED

On January 20, 2008, we entered into a share exchange agreement with United Premier Medical Group Limited, a Cayman corporation, and the shareholders of United Premier Medical Group Limited. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of United Premier Medical Group Limited occurred on July 24, 2008. In accordance with the closing of the share exchange agreement, we issued 42,658,000 shares of our common stock to the former shareholders of United Premier Medical Group Limited in exchange for the acquisition, by our company, of all of the 21,329 issued and outstanding shares of United Premier Medical Group Limited on the basis of 2,000 common shares of our company for every one common share of United Premier Medical Group Limited.

As set out in the share exchange agreement, the closing of the share exchange agreement was subject to the satisfaction of certain conditions precedent, including, among others, the following:

1.

The representations and warranties of United Premier Medical Group Limited, its shareholders and our company set forth in the share exchange agreement were true, correct and complete in all respects as of the closing;

2.

All of the covenants and obligations that the respective parties were required to perform or to comply with pursuant to the share exchange agreement at or prior to the closing must have been performed and complied with in all material respects;

3.	United Premier Medical Group Limited and our company having received duly executed copies of all third party consents and approvals contemplated by the share exchange agreement, if any;

4.

United Premier Medical Group Limited and our company having been reasonably satisfied with their due diligence investigations of the other party that is reasonable and customary in a similar transaction;

5.

United Premier Medical Group Limited delivering to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States; and

6.	Our company adopting resolutions appointing nominees of United Premier Medical Group Limited to the board of directors of our company.

Our company had 50,148,000 common shares issued and outstanding as of July 24, 2008, as a result of the issuance of 42,658,000 common shares in connection with the closing of the share exchange agreement. As of the closing date, the former shareholders of United Premier Medical Group Limited held approximately 85.1% of the issued and outstanding common shares of our company. The issuance of the 42,658,000 common shares to the former shareholders of United Premier Medical Group Limited was deemed to be a reverse acquisition for accounting purposes. United Premier Medical Group Limited, the acquired entity, is regarded as the predecessor entity as of July 24, 2008. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the September 30th fiscal year end of United Premier Medical Group Limited. Such financial statements will depict the operating results of United Premier Medical Group Limited, including the acquisition of our company, from July 24, 2008.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to our Business

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects. There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

We have a limited operating history. As such, it is difficult to evaluate our future prospects and performance, and therefore we cannot ensure that we will operate profitably in the future.

We have limited funds available for operating expenses. If we do not obtain funds when needed, we will have to cease our operations.

Currently, we have limited operating capital. As of June 30, 2008, our cash available was approximately $9,404. In the foreseeable future, we expect to incur significant expenses when developing our business. We may be unable to locate sources of capital or may find that capital is not available on terms that are acceptable to us to fund our additional expenses. There is the possibility that we will run out of funds, and this may affect our operations and thus our profitability. If we cannot obtain funds when needed, we may have to cease our operations.

We depend on attracting and retaining qualified employees, the failure of which could result in a material decline in our revenues.

We are a provider of healthcare consultancy services. Our revenues and future growth depend on our ability to attract and retain qualified employees. This is especially crucial to our business, as these employees will generate revenue by providing the services that are the staple product that we offer. We may face difficulties in recruiting and retaining sufficient numbers of qualified employees because the market may not have enough of such personnel. In addition, we compete with other companies for qualified employees. If we are unable to retain such employees, we could face a material decline in our revenue.

We derive most of our revenue from treatment facilities rested with our host hospitals that are located in the People’s Republic of China, which makes us particularly sensitive to regulatory and economic conditions in those cities where our facilities are, or will be located.

For the year ended September 30, 2007, our facilities rested with our host hospitals in the People’s Republic of China, or the PRC, accounted for most of our total revenue. If our treatment facilities are adversely affected by changes in regulatory and economic conditions within China, our revenue and profitability may decline.

We may have difficulty opening new medical facilities and operating them profitably. We have limited experience in opening new treatment facilities. If we are unable to execute our strategy, our growth may be restrained and our operating results could be adversely affected.

Our growth strategy includes developing and opening new medical facilities throughout the PRC, and, to date, we have limited experience in opening new treatment facilities. Planning and opening new treatment facilities can be complex and may be delayed, and, in some circumstances, prevented, by a variety of forces, including local zoning and land use regulations, health facility licensing, community opposition and other political issues. Healthcare laws and other rules and regulations may also impede or increase the cost of opening new facilities. If we are unable to open new treatment facilities on time and on budget, our rate of growth and operating results may be adversely affected.

Even if we are able to open new treatment facilities, we may not be able to staff them. In addition, there can be no assurance that, once completed, new treatment facilities will be able to generate operating profits. Developing new facilities involves significant upfront capital investment and expense and, if we are unable to attract patients quickly and/or enter into contracts or extend our existing contracts with third party payers for these facilities, these facilities may not be profitable and our operating results could be adversely affected.

If we fail to cultivate new or maintain established relationships with patient referral sources, our revenue may decline.

Our ability to grow or maintain our existing level of business depends significantly on our ability to establish and maintain close working relationships with patient referral sources. We may not be able to maintain our existing referral source relationships or develop and maintain new relationships in existing or new markets. If we lose existing relationships with our referral sources, the number of patients we treat may decline, which may adversely affect our revenue. If we fail to develop new referral relationships, our growth may be restrained.

If we fail to implement our business strategy, our business, financial condition and results of operations could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all.

If we fail to use the brand of Johns Hopkins International, financial conditions results of operations could be materially and adversely affected.

Our current performance and success are dependent in certain extent upon the educational and consulting services provided by Johns Hopkins International, LLC. If we are unable to receive such services, our profitability may be adversely affected and our operating results may not improve to the extent we anticipate.

Our success depends on our ability to manage growth effectively. If we do not manage growth effectively, we may not be able to maintain profitability.

Even if we are successful in obtaining new business, failure to manage our growth could adversely affect our financial condition. We may experience extended periods of very rapid growth. If we are not able to manage our growth effectively, our business and financial condition could materially suffer. Our growth may significantly strain our managerial, operational and financial resources and systems. To manage our growth effectively, we will have to continue to implement and improve our operational, financial and management controls, reporting systems and procedures. In addition, we must effectively expand, train and manage our employees. We will be unable to manage our businesses effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. We may not be able to manage our growth and a failure to do so could have a material adverse effect on our business.

If the PRC government finds that the agreements that establish the structure for operating our business operations within the PRC do not comply with PRC governmental regulations on foreign investment in the medical industry, we could be subject to penalties. Such penalties may impact our ability to maintain profitability.

If we or our operating subsidiaries or affiliates are found to be in violation of any existing or future PRC laws or regulations, we could be subject to severe penalties, including but not limited to: (i) revocation of our business and operating licenses; (ii) discontinuing or restricting our operations; (iii) imposition of conditions or requirements with which we may not be able to comply; (iv) requirement that we restructure the relevant ownership structure or operation; and (v) restriction or prohibition on our use of the proceeds of our business operations to further finance our operations in the PRC.

We rely on contractual arrangements with PRC obstetric and gynecologic hospitals, which may not be as effective in providing operational control as direct ownership. If we cannot maintain these arrangements, we may have to cease operations.

We rely on contractual arrangements with PRC obstetric and gynecologic hospitals to operate our business. These contractual arrangements may not be as effective in providing us with control over our operations as direct ownership. Under the current contractual arrangements, if the PRC obstetric and gynecologic hospitals fail to perform their respective obligations under these contractual arrangements, we may have to incur substantial costs to enforce such arrangements and rely on legal remedies available under PRC law, which may not be effective to allow us to maintain our business operations. Additionally, many of these contractual arrangements are governed by PRC law and, accordingly, will be interpreted in accordance with PRC law, and any disputes would be resolved according to PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operations, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among our subsidiaries and affiliated entities may be subject to scrutiny by the PRC tax authorities. Such scrutiny may lead to additional tax liability and fines, which would hinder our ability to achieve or maintain profitability.

Risks Relating to the People’s Republic of China

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in the PRC. Accordingly, our business, financial condition, results of operations, and prospects are subject, to a significant extent, to economic, political and legal developments in the PRC.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in the PRC, our liquidity and access to capital, and our ability to operate our business.

Our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government has implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of the PRC’s economy. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation has been significantly enhanced protections afforded to various forms of foreign investment in the PRC. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, because PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. Also, intellectual property rights and confidentiality protections in the PRC may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the medical industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.

All of our operations and our assets are located outside the United States and some of our directors and officer are foreign citizens. As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual directors or officers.

Risks Relating to Our Common Shares

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common shares and make it difficult for our shareholders to resell their shares.

Our common shares are quoted on the OTC Bulletin Board service. Trading in shares quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common shares for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Our share is a penny stock. Trading of our share may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our shares.

Our share is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the shares that are subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

FINRA sales practice requirements may also limit a shareholder's ability to buy and sell our share.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our share.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common shares.

DESCRIPTION OF BUSINESS

Corporate Overview

The address of our principal executive office is T Plaza Center, Suite 400, 15950 North Dallas Parkway, Dallas. Our telephone number is (972) 361-8033.

Our common shares became listed on the OTC Bulletin Board on March 22, 2007, under the symbol “CVLG”. Prior to this date, there was no public market for our common shares.

On May 13, 2008, the Secretary of State of Wyoming effected a change of name of our company from The Cavalier Group to China Health Care Corporation, as approved by our shareholders. The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on May 16, 2008 under the new stock symbol “CNHL”.

Corporate History

We were incorporated in the state of Wyoming on February 11, 2005. Since our incorporation, we had been in the business of the exploration and development of a mineral property approximately 1,320 acres in size in northeastern, Ontario. Our property was without known reserves and our program was exploratory in nature. Because we were not successful in implementing our business plan, we abandoned it and focused on the identification of suitable businesses with which to enter into a business opportunity or business combination.

On January 20, 2008, we entered into a share exchange agreement with United Premier Medical Group Limited, a Cayman corporation, and the shareholders of United Premier Medical Group Limited. The share exchange agreement contemplated our company acquiring all of the issued and outstanding common shares in the capital of United Premier Medical Group Limited in exchange for the issuance by our company of 42,658,000 shares of our common stock. As of the closing date of July 24, 2008, the former shareholders of United Premier Medical Group Limited held approximately 85.1% of the issued and outstanding common shares of our company.

Business Subsequent to the Acquisition of United Premier Medical Group Limited

As of the closing date of the share exchange agreement on July 24, 2008, we commenced the business of providing premium specialty medical services in the People’s Republic of China (“PRC”), with a prime focus on the provision of services to women and children. Specifically, we provide consultancy services to the VIP Maternity & Gynecological Centers (the “VIP Birthing Centers”) in the PRC. Our first VIP Birthing Center was operated in October 2002 at the International Peace Maternity & Child Health Hospital, supported by the consultation services of Johns Hopkins International, LLC. (“JHI”). JHI is a leader in patient care, medical research, teaching and training in the United States.

Over the past several years, we have signed co-operative agreements with a number of well respected hospitals in Obstetrics /Gynecology (“OB/GYN”) across the major PRC cities including Beijing, Shanghai, Guangzhou, Foshan, Wuxi, Xiamen, Changsha and Hangzhou. In 2006, we signed a management agreement with the University Hospital at Macau University of Science and Technology (“UH-MUST”). We currently have contracts to provide consultancy services to a total of five VIP Birthing Centers in the PRC and to manage a private hospital in Macau. In the future, we intend to seek direct ownership of hospitals and clinics.

We have adopted a tri-partite approach of medical consultancy, hospital management and specialty hospital joint ventures in the PRC. We plan to develop a chain of specialized healthcare operations on a nation-wide scale across the PRC. Our target markets are affluent PRC cities and regions, such as the Changjiang River Delta, the Pearl River Delta and the Huabei region.

We have a distinct business model to achieve our business objectives through partnering with western medical institutes and local hospitals in the PRC. We can utilize our partners' hospital buildings, medical facilities and equipment in the PRC while employing medical technology and know-how from the United States of America. This business model can minimize risk and facilitate business access into the Chinese market. We plan to cooperate with the specialty units of carefully selected hospitals and to place an emphasis on western trained local medical professionals.

We currently use the name of JHI in two of our VIP Birthing centers including the ones in Wuxi and Xiamen . We keep negotiating co-operation agreements with a number of hospital management organizations in the United States, in order to sustain our competitiveness in providing premium education and consultation services for our VIP birthing centers, satellite health centers and specialty hospitals.

Since 2002, we have established a reputable chain of hotel-style VIP Maternity & GYN Centers, delivering premium OB/GYN services primarily targeting the affluent middle and upper classes in China. Our services emphasize quality, safety and privacy, and are well supported by consultation services of qualified western standards, typically from the United States. Our past and present agreements with hospitals wherein we provided premium specialty medical services are as follows:

Location	Business	Affiliation	Commencement	Number of Beds
Shanghai	VIP Maternity & GYN Center	Public Hospital	Oct-02 / Jan-05	11/25
Guangzhou	VIP Maternity & GYN Center	Public Hospital	Mar-04	11
Wuxi	VIP Maternity & GYN Center	Public Hospital	Jan-05	11
Changsha	VIP Maternity & GYN Center	Public Hospital	May-05	12
Foshan	VIP Maternity & GYN Center	Public Hospital	Aug-05	15
Xiamen	VIP Maternity & GYN Center	Public Hospital	Jan-06	12
Macau	Hospital Management	Private Hospital	Jun-06	60
Hangzhou	VIP Maternity & GYN Center	Private Hospital	Nov-06	15

We currently have contracts to provide consultancy services to a total of five VIP Birthing Centers in the PRC and to manage a private hospital in Macau. These centers are located in Wuxi (“the Wuxi Center”), Xiamen (“the Xiamen Center”), Changsha (“the Changsha Center”), Foshan (“the Foshan Center”) and Hangzhou (“the Hangzhou Center”). For the Wuxi Center, Xiamen Center and the hospital in Macau, they are operated under our service contract and regularly paying us a monthly service fee. For the Changsha Center, it is still under our service contract but the host hospital of this center has stopped paying us since June 2007 while still using the JHI brand name. We have engaged a law firm in the PRC to negotiate with the host hospital for a settlement for the sake of not taking any legal action. For the Foshan Center, it is still operated under our service contract but the host hospital has stopped paying us since October 2006 and no longer used the JHI brand name. We engaged a law firm in the PRC to negotiate with the host hospital for a settlement for the sake of not taking any legal action. For the Hangzhou Center, though our service contract is still valid, we have not been paid since the commencement of its operation. We are identifying a law firm in the PRC to negotiate with its host hospital for a possible settlement.

The center in Guangzhou (“the Guangzhou Center”) ceased its operation in March 2007 and our invested assets were sold back to its host hospital. The net receipt of this asset sale amounted to $968,000. For the VIP Birthing Center in Shanghai (“the Shanghai Center”), we have not been paid since January 2006 and we have taken legal action against the host hospital for breach of contract. The case was accepted by and filed in the Shanghai No.1 Intermediate People’s Court in the PRC on April 10, 2007. Our proposed claim is about $2,900,000 (equivalent to Renminbi (“RMB”)22,600,000).

During the period from June 15, 2002 to June 10, 2004, Proactive Medical Enterprise (Hong Kong) Ltd. ('PME-

HK"), one of our subsidiaries, entered into a number of agreements with JHI, including an educational and consulting services agreement, a licensing agreement, two novation and assignment agreements for the licensing agreement dated June 15, 2002 and two amendment agreements to the licensing agreement and one amendment agreement to the educational and consulting service agreement dated June 15, 2002. Pursuant to these agreements, JHI provides PME-HK certain educational and consulting services related to obstetrics and gynecology primarily through the Department of Obstetrics and Gynecology of The Johns Hopkins Hospital (the "Department") in enhancing the quality of services delivered to our VIP Birthing Centers in China. PME-HK is permitted to have limited use of the names of JHI and of the Department (herein collectively called the “Mark”) and is allowed to disclose that its service has consulted with JHI and / or the Department in connection with the establishment of specific clinical programs.

On April 11, 2003, PME-HK, JHI and Proactive Medicare Enterprise, Inc. (“PMEI”) entered into an agreement of novation and assignment for education and consulting services (the “JHI Assignment Agreement”). PMEI is an entity related to the Company in that PMEI was formed and owned by Herbert Wong a brother of Wong Yao Wing, a director of UPMG. Herbert Wong died in June 2006. PMEI was subsequently dissolved in November 2007 (See Note 5). Pursuant to the JHI Assignment Agreement, PME-HK assigned to PMEI all the rights, benefits and obligations of PME-HK under the JHI Consulting Agreements. On April 11, 2003, PME-HK and PMEI entered into a services agreement (the “Service Agreement”) to re-establish the terms between the parties regarding the consultation services from PMEI to PME-HK in International Peace Maternity & Child Health Hospital. On March 28, 2004, PME-HK and PMEI entered into a project consultancy agreement (the “Consultancy Agreement”) to supersede the Service Agreement. In the Consultancy Agreement, PME-HK appoints PMEI as project consultant to provide services related to establishment, management and development of healthcare services in the PRC.

We are currently in dispute with JHI mainly on the fee structure, outstanding fee owing to JHI and use of “JHI” brand in future, and we are actively negotiating with JHI for settlement. As indicated in an email from JHI dated April 22, 2008, the Company believes that JHI is willing to give limited support dependent on JHI’s receiving advance payment for any services requested. The Company also believes that JHI is willing to proceed with settlement negotiations with the Company as long as the Company is willing to pay an amount of $300,000. Given the positive attitude of JHI shown to the Company, the Company believes the negotiation outcome would be positive and constructive.

Corporate History of United Premier Medical Group Limited and Corporate Structure

The United Premier Medical Group (the “Group”) was founded in 2001 with United Premier Medical Group Limited (“UPMG”) as the ultimate holding company. UPMG was incorporated as a Cayman corporation on March 28, 2003 and directly wholly owns UPMG International Limited (“UPMGI”), a British Virgin Islands corporation, which in turn holds a number of subsidiaries in the PRC, Hong Kong and Macau.

The following is a table which describes corporate structure of United Premier Medical Group:

No.	Company Code	Company Name	Place of Incorporation	Nature of Business
1	UPMG	United Premier Medical Group Limited	Cayman Islands	Serves as the ultimate holding company of the Group
2	UPMGI	UPMG International Limited	British Virgin Islands	Serves as an investment holding company holding all subsidiaries of the Group in the PRC, Hong Kong and Macau
3	PME-HK	Proactive Medicare Enterprise (Hong Kong) Limited	Hong Kong	Holding our business operations in Hong Kong and being a cost center of the Group
4	PME-SZ	Proactive Medicare (Shenzhen) Company Limited	Hong Kong	A dormant company at the moment
5	PME-CS	Proactive Medicare (Changsha) Company Limited	Hong Kong	Serves as a vehicle for signing the service agreement of the VIP birthing center in Changsha, the PRC
6	PME-XIA	Proactive Medicare (Xiamen) Company Limited	Hong Kong	Serves as vehicle for signing the service agreement of the VIP birthing center in Xiamen, the PRC
7	PME-NAN	Proactive Medicare (Nanjing) Company Limited	Hong Kong	A dormant company at the moment
8	PME-HZ	Proactive Medicare (Hangzhou) Company Limited	Hong Kong	Serves as a vehicle for signing the service agreement of the VIP birthing center in Hangzhou, the PRC

No.	Company Code	Company Name	Place of Incorporation	Nature of Business
9	PME-WX	Proactive Medicare (Wuxi) Company Limited	Hong Kong	Serves as vehicle for signing the service agreement of the VIP birthing center in Wuxi, the PRC
10	UPMG- SHA	United Premier Medical Group (Shanghai) Limited	Hong Kong	A dormant company at the moment
11	PMS-HK	Proactive Medicare Services (Hong Kong) Limited	Hong Kong	Serves as a vehicle for signing the service agreement of the VIP birthing center in Foshan, the PRC
12	PME-BJ	Proactive Medicare (Beijing) Company Limited	Hong Kong	A dormant company at the moment
13	UPMG-HK	UPMG (Hong Kong) Limited	British Virgin Islands	A dormant company at the moment
14	UPMG-US	UPMG (US) Limited	British Virgin Islands	Serves as a vehicle for signing the management service agreement of University Hospital at Macau University of Science & Technology in Macau, the PRC
15	HB-GZ	Guangzhou Inno- Proactive Medicare Consultancy Limited	PRC	Holding some of our general, administrative and finance operations in the PRC
16	BK-SH	Shanghai Proactive Medicare Health Education Center Limited	PRC	Previously served for holding the operation of the VIP birthing center at International Peace Maternity & Child Health Hospital in Shanghai, the PRC but has been dormant for 2 years
17	UBK-SZ	UPMG (Shenzhen) Limited	PRC	Holding some of our general, administrative and finance operations in the PRC
18	UPMG-MU	UPMG (Macau) Company Limited	Macau	Holding the operation of providing management services to the University Hospital at Macau University of Science & Technology in Macau, the PRC
19	PHL	Pro-Innovative Holdings Limited	British Virgin Islands	Serve as an investment holding company. Dormant at the moment
20	PML	Pro-Innovative Medical Limited	Hong Kong	A dormant company at the moment
21	Ideamart	Ideamart Holdings Limited	British Virgin Islands	A dormant company at the moment
22	UPMGIG	UPMG International (Guangdong) Limited	British Virgin Islands	Serve as an investment holding company Dormant at the moment
23	UPMGGC	UPMG (Guangdong) Company Limited	Hong Kong	A dormant company at the moment

The Market *

The healthcare industry in China has been growing rapidly since its economy took off in 1980s. National healthcare expenditures was found to increase robustly at 15% in compound annual growth rate (“CAGR”) from approximately RMB 215 billion in 1995 to RMB 866 billion in 2005. Per capita healthcare expenditure, in overall, increased by 2.72 times from RMB177.9 in 1995 to RMB662.3 in 2005, while the per capita growth in urban areas was 1.8 times during the same period.

Per Capita Healthcare Expenditure (RMB)	1995	2000	2003	2004	2005
Overall	177.9	361.88	509.5	583.9	662.3
Urban	401.3	828.6	1108.9	1261.9	1122.8
Rural	112.9	209.4	274.7	301.6	318.5

Source: 2007 National Health Economics Institute – Report on Health Expenditure in China

The chart below shows the national healthcare expenditures of China from 1980 to 2005:

Source: 2007 Health Statistics – Ministry of Health, P.R. China

Under the past centralized planning system, virtually all hospitals and healthcare facilities in China were invested, owned and run by government or state-owned business entities. As of year 2000, there were 16,318 hospitals in the PRC, of which most were built during 1950s and 1990s with common defects in design and engineering. Major defects are characterized by incomplete functional layout, little consideration of hospital safety systems, lack of environmental friendly concept, deficiency in patient-first philosophy as well as poor installation and use of medical equipment and hospital management system. Such shortcomings are far too outdated to effectively help combating emergency medical crisis and safeguard human life.

Hospital construction market has demonstrated itself a fast growing sector in China. During 1950 and 2000, China built an average of 270 hospitals per year and about 488 hospitals per year from 2000 to 2006. SARS directly caused an economic loss of RMB300 billion in China, which was partially attributed to the poor and outdated design and planning of existing healthcare facilities, and is believed to be an important contributor to the improved market growth. Over the past 10 years, the number of hospitals was found to increase at a CAGR of 2%, from 15,833 hospitals in 1996 to 19,246 hospitals in 2006, of which specialized hospitals increased at a CAGR of 10% from 2,271 in 2003 to 3,022 in 2006. Obstetric & Gynecologic (“OB/GYN”) hospitals represented a high growth sub-sector, increasing by 29.5% in CAGR from 81 in 2003 to 176 in 2006 due to the general rise in birth rate and growing health awareness of women in China.

Type / Year	1950	1980	1990	1996	2000	2003	2004	2005	2006
General Hospitals	2,692	7,859	10,424	11,696	11,872	12,599	12,900	12,982	13,120
Traditional Chinese Medicine Hospitals	4	678	2,080	2,405	2,591	2,518	2,611	2,620	2,665
Specialized Hospitals	85	694	1,362	1,473	1,543	2,271	2,492	2,682	3,022
Hospitals in Total	2,803	9,902	14,377	15,833	16,318	17,764	18,393	18,703	19,246
Medical Institutions in Total	8,915	180,553	208,734	322,566	324,771	291,323	297,540	298,997	308,969
Obstetric & Gynecologic Hospitals	na	na	na	na	na	81	103	127	176

Source: Center for Health Statistics and Information, Ministry of Health, P.R. China – Report on the National Health Services Survey of China, 2006

The medical service market in China is still primitive in the sense that public medical institutions lack competent manpower, financial resources, material resources, and generally lag behind in medical technologies. The situation seems improved a lot as the industry gradually open to the world after China’s accession to World Trade Organization (WTO). In 2005, the industry revenue was estimated at RMB 480 billion with annual growth of over 10%, making it a lucrative market that has tempted investments from different parts of the world. Consequently, massive inflow of capital has in turn triggered new changes in the medical system of the country.

The niche market for high quality, patient-oriented medical services in China, though remains small at the moment, is found to have encouraging growth over the past years. It is estimated, so far, about 1% to 2% of the Chinese population can afford top-end Western medical care. As the standard of living gradually improves, more people are willing to spend for quality medical services. According to a survey by China Association of Branding Strategy (CABS), about 175 million or 13.5% of Chinese consumers can afford a variety of luxury brands. China, being the world’s largest consumer of high-end luxury goods, accounted for about 12% of global luxury sales in 2005, already a dominant contributor of global luxury market when compared with developed countries like Japan (41%), the United States (17%) and the European countries (16%). Large hospitals in China are on the move to deliver high quality medical services so as to meet the increasing demand from affluent middle to upper classes. Star-class hospital environment, warm and personalized care services, patient safety and privacy, quality management as well as other indicators of quality services become the keys to out-compete in this niche market.

Shanghai – the most important economic and financial center in China, has already incubated a huge population of affluent class. The Changjiang delta that houses Shanghai, Nanjing, Wuxi, Suzhou, Changzhou, Zhenjiang, Nantong, Taizhou, Hangzhou and Ningbo, represents one of the most affluent and populous regions in China, generating great demand for premium medical services given its high living standard and strong consumption power.

A summary of the medical environment in the Changjiang delta region is shown as follow:

City	Population (Million)	No. of Medical & Healthcare Institutions	No. of Public Hospitals	No. of Beds	No. of beds per 1000 people
Shanghai	17.42	na	500	na	na
Nanjing	6.4	1,335	10	23,059	3.60
Wuxi	5.5	1,051	21	na	na
Suzhou	3.7	1,354	71	19,000	5.14
Changzhou	2.08	769	15	11,393	5.48
Zhenjiang	2.9	790	32	7,889	2.72
Nantong	7.8	na	281	na	na
Taizhou	5.04	965	27	11,592	2.30
Hangzhou	6.29	1,492	419	na	na
Ningbo	5.69	1,263	48	14,653	2.58
TOTAL	62.82

Source: China Statistical Yearbook 2007 – National Bureau of Statistics of P.R.China

* The Tenth Five-Year Plan of the Medicine Industry and Its Development – by BizChina, the business arm of ChinaDaily.com.cn

Government Regulation

We have witnessed favorable government policies toward the healthcare industry in China and several positive measures were implemented to reform the industry. Pursuant to the “Guidance of Healthcare System Reform in Towns and Cities” promulgated in 2000, commercial or privately owned hospitals are now operating under more ‘business-friendly’ guidelines. While government entities (including certain state-owned enterprises) continue to operate public non-profit making hospitals, providing healthcare services to the general public, commercial hospitals are given greater flexibility in pricing their services and higher autonomy in operation and administration. To further encourage the development of the private hospital industry, private hospitals enjoy both reductions and exemptions to various taxes during the first three years of operation. The Guidance also encourages hospitals to adopt measures to improve their operational efficiencies and technical capabilities.

As per China’s WTO commitments, “Foreign service suppliers are permitted to establish joint venture hospitals or clinics with local Chinese partners with quantitative limitations in line with China’s needs. Foreign majority ownership is permitted.” In accordance with the “Interim Regulations on Administration of Sino-Foreign Joint Venture and Cooperative Medical Institutions” jointly issued by the Ministry of Health (“MOH”) and the Ministry of Foreign Trade and Economic Cooperation (“MOFTEC”, now called Ministry of Commerce – “MOFCOM”) in 2000, the Chinese party of Sino-foreign joint ventures and cooperative medical institutions shall hold no less than 30% of shares and legal rights or interest, which also mean foreign investors are allowed to hold a maximum stake of 70%. Such regulations also specify that the establishment of Sino-foreign joint venture and cooperative medical institutions should be approved respectively by MOH and MOFCOM. In other words, foreigners are allowed to run hospitals or clinics in the form of equity or co-operative joint ventures with an equity interest up to 70% and duration for co-operation up to 20 years. A private joint-venture healthcare facility in China therefore has the critical advantages of being a private hospital overseas, including clear ownership, flexibility and independence to implement new management practices, and the ability to change prices and services rapidly in response to market demand.

Competition

Despite the emergence of commercial (for-profit) healthcare services, they remain an insignificant portion in terms of total hospitals in China whilst public hospitals continue to account for most of the healthcare services in China. However, it is a different scenario in the OB/GYN sector where private hospitals are playing a more dominant role. In 2006, there were a total of 176 OB/GYN hospitals in China, of which about 30% or 52 hospitals are state-owned whereas the private-owned accounted for about 40% of total or 70 hospitals. United Family Hospitals is one of our close competitors. It is one of the internationally funded and managed facilities in mainland China having small hospitals each of about 50 beds located in Beijing and Shanghai. Besides, there are international clinics in every major urban center of Beijing, Shanghai and Guangzhou. Another competitor, International SOS, has the clinics principally catering the expatriate communities of these cities. Other competitors include Parkway Health Hospital & Clinics, which has a major presence in Shanghai, and Shanghai East International Medical Center which is a joint venture hospital located on the campus of the local Shanghai East Hospital. Joint-venture hospitals in China are mainly high-end players serving foreign employees and their dependents from Europe, Japan, South Korea, Taiwan and Hong Kong.

Sales and Marketing

So far, most hospitals in China still rely heavily on referrals and repeat customers. Having established our “UPMG” brand awareness in China, we have the marketing strategy mainly based on the “Words of Mouth” from our patients, medical professionals and industry expert in terms of three major directions.

1)	Reaching the Right Targets

We focus on the more affluent peers like high-end community groups, residential clubhouses, chambers of commerce and corporate clients and emphasize value added services like Patient Safety, Customer Service, Help Desk and Healthcare Education.

2)	Membership System

Membership-based hospitals are very popular among the high-income community in affluent PRC cities like Shanghai. This system helps linking up our prenatal care program, postnatal care program, well women program and well baby program. We offer membership to first-time patients who are then entitled to certain benefits like annual medical checkup and 24-hour house call. Other value-added services include computerized health records, which are accessible on the Internet, hence making them possible to conduct long-distance joint consultation with experts in other parts of the world.

3)	Recruitment of Healthcare Professionals Through Wu Ji Ping Foundation

The Wu Ji Ping Foundation has an extensive hospital network and great connections with the PRC government officials, which are of great help to recruit high quality medical professionals – an effective means to retain our customers.

Employees

United Premier Medical Group Limited currently has three officers. Siew Man Pang is the chief executive officer, Edwin Chan is the chief financial officer and Dr. Kenneth Lee is the chief operating officer. UPMG also employs a total of 12 employees and consultant in Hong Kong and the PRC, including one deputy project director, three managers, four assistants, three general staff and one consultant. United Premier Medical Group Limited is not a party to any collective bargaining agreement. We believe our relations with the United Premier Medical Group Limited employees are satisfactory.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion should be read in conjunction with the United Premier Medical Group Limited financial statements and the related notes included herein. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The United Premier Medical Group Limited financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

We were incorporated in the State of Wyoming on February 11, 2005. Since our incorporation, we had been in the business of the exploration and development of a mineral property approximately 1,320 acres in size in north-eastern Ontario. Because we were not successful in implementing our business plan, we considered various alternatives to ensure the viability and solvency of our company.

On January 20, 2008, we entered into a share exchange agreement with United Premier Medical Group Limited, a Cayman corporation, and the shareholders of United Premier Medical Group Limited, a company engaged in the provision of premium medical services in the People’s Republic of China. The share exchange agreement contemplated our company acquiring all of the issued and outstanding common shares in the capital of United Premier Medical Group Limited in exchange for the issuance by our company of 42,658,000 shares of our common stock.

As of the closing date of the share exchange agreement on July 24, 2008, we have contracts to provide consultancy services to a total of five VIP Birthing Centers in the PRC and to manage a private hospital in Macau. These centers are located in Wuxi (“the Wuxi Center”), Xiamen (“the Xiamen Center”), Changsha (“the Changsha Center”), Foshan (“the Foshan Center”) and Hangzhou (“the Hangzhou Center”). For the Wuxi Center, Xiamen Center and the hospital in Macau, they are operated under our service contracts and regularly paying us a monthly service fee. For the Changsha Center, it is still under our service contracts but the host hospital of this center has stopped paying us since June 2007 but still using the JHI brand name. We have engaged a law firm in the PRC to negotiate with the host hospital for a settlement for the sake of not taking any legal action. For the Foshan Center, it is still operated under our service contract but the host hospital has stopped paying us since October 2006 and no longer using the JHI brand name. We engaged a law firm in the PRC to negotiate with the host hospital for a settlement for the sake of not taking any legal action. For the Hangzhou Center, though our service contract is still valid, we have not been paid since the commencement of its operation. We are identifying a law firm in the PRC to negotiate with its host hospital for a possible settlement. The center in Guangzhou (“the Guangzhou Center”) ceased its operation in March 2007 and our invested assets were sold back to its host hospital. The net receipt of this asset sale amounted to $968,000. For the center in Shanghai (“the Shanghai Center”), we have not been paid since January 2006 and we have taken legal action against the host hospital for breach of contract. The case was accepted by and filed in the Shanghai No.1 Intermediate People’s Court in the PRC on April 10, 2007. Our proposed claim is about $2,900,000 (equivalent to RMB22,600,000). These hospitals stopped paying for our services mainly due to 1) the newly appointed hospital directors who do not honor their predecessors’ contractual commitment with the Company as the case of the Changsha Center and the Shanghai Center; 2) poor sense of contractual commitment of existing hospital management as in the case of the Foshan Center that the host hospital intends to keep all the profits once the knowledge transfer on how to run a successful unit has been essentially completed. We believe these events may negatively impact our net income, but only limited to those non-paid VIP Birthing Centers. However, we seek to minimize this risk for our remaining centers by implementing additional safeguard on intellectual property right while maintaining a strong political and personal relationship with relevant stakeholders. We are currently in dispute with JHI mainly on the fee structure, outstanding fee owing to JHI and use of the “JHI” name in future, and we are actively negotiating with JHI for a possible settlement.

We have devised a five-year business development plan in order to capture substantial market share in China within a short period. This plan follows a proactive pace of acquiring or establishing at least 15 specialty hospitals and 45 satellite health centers in major PRC cities. Our targets include those medium size hospitals each with 30 to 40 patient rooms. The first target region in China will be the more affluent Changjiang Delta Region. The first acquisition will be our model hospital that aims to provide a proven success for future expansion.

Over the next twelve months, we plan to acquire 4 hospitals / health centers. Letters of Intent have been negotiated with a total of 4 acquisitions / management contract across Greater China. These potential targets are currently unrelated to us. We expect to go through at least several rounds of negotiation and the comprehensive due diligent process before closing these deals, which are scheduled to complete within 6 months from now. The due diligent process is considered a necessary process before negotiation the details of acquisition agreements. These acquisitions are typically in the more affluent cities like Beijing, Shanghai, Nanjing and Macau. Such acquisitions will include fully licensed small specialty hospitals each with about 30 to 40 beds as well as established satellite clinics. Additional merger & acquisition targets have been identified for the pipeline and negotiations are ongoing. We intend to finance these acquisitions through private placement to institutional investors. As a result, our future business will typically consist of three major revenue drivers, namely, VIP Birthing Center, Satellite Health Center and Specialty Hospital.

VIP Birthing Center is typically a hotel-style integrated healthcare center consisting of 11 to 30 bedrooms. These centers are specialized in providing premium obstetric and gynecologic services to high-income locals and expatriates in the PRC. We emphasize home-feel facilities and environment, professional clinical services, sophisticated clinical indicators and reviews, high-end customer services, effective pain management and infection control - all of them have attained the stringent U.S. quality standards. More importantly, our customized and personalized services provide much flexibility and allow our patients to choose their own specialty medical services and surgery experts. To ensure service quality, safety and patient privacy, our one-stop services is a continuous flow ranging from ultrasound diagnosis, laboratory analysis to dispensary.

Satellite Health Center provides full scope of premium outpatient services. Strategically, it is better than the VIP Birthing Centers in the sense that we own the operating license of the clinic and hence has full control of revenue received. Such business model can substantially increase the flexibility in utilizing our resources in outpatient services. Besides, it will play an important role in the overall network development of our specialty hospitals by referring patients to specialty hospitals. At the initial stage, we will target a ratio of 1 specialty hospital associated with 3 satellite health centers.

Specialty Hospital Chain refers to a chain of medium size hospitals in the PRC providing specialty healthcare services primarily for women and children. For the coming years, we target to acquire about 15 hospitals, each having 30 to 40 bedrooms in size, and convert them into specialty hospitals with outpatient services, inpatient services and minor surgery services principally in the categories of Obstetrics, Gynecology, Pediatrics, Urology and Infertility.

Services provided by our VIP Birthing Centers, Specialty Hospitals and Satellite Health Centers are summarized as follow:

Services of VIP Birthing Center:

OBSTETRIC SERVICES	GYNECOLOGIC SERVICES
Outpatient: Pre-delivery check-up & consultation Prenatal genetics consultation Inpatient and / or Minor Surgery: Vaginal Birth Caesarean section Prenatal Education	Outpatient: Gynecologic check up Pre-marriage body checkup Inpatient and / or Minor Surgery: Gynecologic minor operation Minor operation for planned childbirth

Services of Specialty Hospital:

OUTPATIENT	INPATIENT	MINOR SURGERY
Obstetric services Gynecologic services Pediatric services Urology services Medical check-up Women wellness Rehabilitation Services	Obstetric services Gynecologic services Pediatric services Rehabilitation Services Nursing Home Services	Obstetric services Gynecologic services Pediatric services Urology services Infertility services

Services of Satellite Health Center:

OB/GYN	PEDIATRICS	INTERNAL MEDICINE
Obstetric services Gynecologic services Uro-gynecologic services Medical Cosmetic Service Women wellness check-up Infertility Services	Health Maintenance Services Anticipatory Guidance Immunization programs Rehabilitation Services Developmental Screening School Health Programs	Adult Health Maintenance Adult Vaccination Program Chronic Disease Management Urology services Rehabilitation Services Integrated TCM Services

Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of United Premier Medical Group Limited (“UPMG) and its consolidated subsidiaries. UPMG wholly owns UPMGI, which in turn directly holds 12 wholly-own subsidiaries and indirectly holds 4 subsidiaries including HB-GZ (100% in equity interest), BK-SH (90% in equity interest), UBK-SZ (100% in equity interest) and UPMG-MU (50% in equity interest). Besides, UPMG holds 51% in equity interest of PHL, which in turn, wholly owns two direct subsidiaries and holds 62% in equity interest of UPMGIG, which in turn wholly owns UPMGGC. All of the UPMG subsidiaries are included in the consolidated financial statements. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.

Revenue Recognition

UPMG’s revenue is principally based on the provision of consultancy service under the service contracts with the hospitals on a profit-sharing basis. The shared profit of UPMG normally ranges from 70% to 80% of net profit of the VIP Birthing Centers. These service contracts normally have a term of 5 to 10 years with subsequent renewal options and generally may be terminated by either party with prior notice. Revenues and related receivables for consultancy services are recognized in the period that services are rendered. Values of the consulting services are stated in the monthly statements provided by the VIP Birthing Centers.

Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,
•	Delivery of goods has occurred or services have been rendered,
•	The charge by the service provider to the customer is fixed or determinable, and
•	Collectibility is reasonably assured.

Cost of Revenue

Cost of revenue refers to the direct cost of providing consulting services in the VIP Birthing Centers. The cost of revenue was recognized in the period in which it was provided. There is no direct healthcare expense like compensation of physicians, nurses and other healthcare professionals.

Please note that new accounting policy on cost of revenue was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

Selling and Marketing Expenses

Selling and marketing expenses are charged to expense as incurred.

Please note that new accounting policy on selling expenses was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

Comprehensive Income

UPMG has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income (loss) includes net income (loss), gain (loss) in currency translation and net of tax.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of UPMG is Hong Kong dollars (“HK$”). Capital accounts of the consolidated financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

Exchange Rate	Sep 30, 2007	Sep 30, 2006	Mar 31, 2008	Mar 31, 2007
Year-end HK$-US$	7.7665	7.7875	7.7827	7.8140
Average Yearly HK$-US$	7.8024	7.7618	7.7861	7.7948

Share-based Compensation / Share Option Expenses

Given that UPMG is a private company, UPMG estimates fair value of its common shares based on the number of shares granted and the subscription price of UPMG's common shares to its investors on the date of grant after the adjustments for factors such as lack of marketability and lack of control. The fair value of share options is estimated based on the fair value of UPMG’s share. Share compensation expense recognized is based on awards expected to vest, and there were no estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Income Taxes

UPMG accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before UPMG is able to realize their benefits, or that future realization is uncertain. Since UPMG recorded losses in previous years and such losses were carried forward to 2006 and 2007, we have not made any provision for deferred tax of UPMG as of September 30, 2007 and 2006.

Segment Reporting

UPMG currently operates in one operating segment in accordance with the provisions of SFAS 131. The only operating segment of UPMG refers to the provision of consultancy services to the VIP Birthing Centers in the PRC.

Cash and Cash Equivalents

UPMG considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. UPMG has not experienced any losses on cash and cash equivalents during the reporting years.

Accounts Receivable

Accounts receivable is recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable.

Fair Value of Financial Instruments

UPMG's financial instruments include cash and cash equivalents, accounts receivable, prepayments, deposits, other receivables, due from directors, short-term loan, accrued expenses, accounts payables, other payables and due to directors. Management has estimated that the carrying amount approximates their fair value due to their short-term nature or long-term debt interest rates approximate the current market rates.

Equipment

Equipment is stated at cost less accumulated depreciation and any impairment write-downs related to assets held and used. Additions and improvements to equipment are capitalized at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of equipment is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the equipment are as follows:

Software	5 years
Center equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvement	5 - 10 years
Machinery	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

Goodwill

Goodwill is accounted for in accordance with the provisions of SFAS 142, "Goodwill and Other Intangible Assets" (“SFAS 142”). Under SFAS 142, goodwill, including any goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values.

Impairment of Long-Lived Assets

In evaluating long-lived assets for recoverability, including finite-lived intangibles and equipment, UPMG uses the best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with SFAS 144 “Accounting for Impairment or Disposal of Long-Lived Assets”. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

In accordance with Statement of SFAS 144, UPMG evaluates the long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment, indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized.

Earnings per Share

Earning (Loss) per share is calculated in accordance with SFAS 128, “Earnings per Share”. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that UPMG will continue as a going concern. UPMG has a net loss attributable to common shareholders of $971,723 and a negative cash flow from operations of $2,432,252 for the year ended September 30, 2007 and a working capital deficiency of $1,839,895 and a shareholders’ deficit of $2,819,672 at September 30, 2007. These matters raise substantial doubt about UPMG’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need to obtain additional financing to fund our cash needs and continue our operations beyond September 2008. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing shareholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing shareholders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either medium or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cut back our operations.

Economic and Political Risks

UPMG's operations are conducted in the PRC. Accordingly, UPMG's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. UPMG's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. UPMG's results may be adversely affected by changes in the political, economic and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standard Board ("FASB") issued SFAS 157, "Fair Value Measurements" (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. UPMG is currently in the process of evaluating the effect, if any, the adoption of SFAS 157 will have on its consolidated results of operations, financial position, or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. The provisions of SFAS 159 are effective for fiscal years beginning after November 15, 2007. The adoption of the provisions of SFAS 159 is not expected to have a material effect on UPMG's consolidated financial statements.

In December 2007, the FASB issued SFAS 141R, "Business Combinations" ("SFAS 141R"). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired, and any non-controlling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements -- an amendment of ARB 51" ("SFAS 160"). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. We have evaluated the provisions of SFAS 160 and the guidance will not have an impact on UPMG's financial condition or results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standard 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement 133" ("SFAS 161"). SFAS 161 amends and expands the disclosure requirements of FASB Statement 133 with the intent to provide users of financial statement with an enhanced understanding of (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and the related hedged items are accounted for under FASB Statement 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect and entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for years and interim periods beginning after November 15, 2008. The effect of adopting SFAS 161 is not expected to have a significant effect on our reported financial position or results of operations.

Results of Operations

For the Fiscal Year Ended September 30, 2007 as compared to the Fiscal Year Ended September 30, 2006 (Un-Audited).

	2007	2006
	(unaudited)	(unaudited)	Amount	Percentage		2007		2006
	$	$	$	(%)		(%)		(%)

Revenue	651,218	244,756	406,462	166.07%		100.00%		100.00%

Gross profit	482,574	138,695	343,929	248.06%		74.10%		56.65%

Other income / (expenses)	(9,909)	(21,699)	(11,790)	54.33%		(1.52%	)	(8.87%	)

Operating expenses	(1,726,504)	(5,841,905)	4,115,401	(70.45%	)	(265.12%	)	(2,386.83%	)

Depreciation	(377,602)	(659,893)	282,291	(42.78%	)	(57.98%	)	(269.61%	)

Dividend for convertible preference shares	(913,700)	(832,483)	(81,217)	9.76%		(140.31%	)	(340.13%	)

Provision for income tax	(20,516)	-	(20,516)	-		(3.15%	)	-

Minority interests in net income
(loss) of subsidiaries	(24,629)	34,820	(59,449)	(170.73%	)	(3.78%	)	14.23%

Net loss attributable to common
shareholders	(971,723)	(6,522,622)	5,550,899	(85.10%	)	(149.22%	)	(2,664.95%	)

Revenue

UPMG’s revenue is principally based on the provision of consultancy service under the service contracts with the hospitals on a profit-sharing basis. The shared profit of UPMG normally ranges from 70% to 80% of net profit of the VIP Birthing Centers. These service contracts normally have a term of 5 to 10 years with subsequent renewal options and generally may be terminated by either party with prior notice. Revenue for the year ended September 30, 2007 was $651,218. Revenue for the year ended September 30, 2006 was $244,756. The increase in revenue of $406,462 for the year ended September 30, 2007 was primarily due to the increase in income attributable to improved performance in terms of the number of inpatient and outpatient visits of the VIP Birthing Center in Wuxi and Xiamen, the PRC. The performance of inpatient revenue is usually indicated by the bed use rate. Bed use rate is defined as the number of bed days occupied by inpatients in a year divided by the total number bed days available in that year. For the VIP Birthing Center in Xiamen, the bed use rate increased steadily over the past months from 44% in November 2006 to 72% in September 2007.For the VIP Birthing Center in Wuxi, the bed use rate increased steadily from 52% in November 2006 to 80% in September 2007.

Cost of Revenue

Cost of revenue refers to the direct cost of providing consulting services in the VIP Birthing Centers. The cost of revenue was recognized in the period in which it was provided. There is no direct healthcare expense like compensation of physicians, nurses and other healthcare professionals. Since we generate revenue by charging consultancy service fee, technically, no cost of revenue due to the operation was incurred. Some costs in 2007 were classified as cost of revenue. These involved the cost of trading baby beds and the minimum guarantee amount incurred in our VIP Birthing Center in Wuxi, the PRC. Cost of revenue for the year ended September 30, 2007 was $168,444 whilst there was $106,111 of revenue for the year ended September 30, 2006.

Please note that new accounting policy on cost of revenue was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

Operating Expenses

UPMG operating expenses mainly represent administrative expenses, selling and marketing expenses, consultancy fees, impairment loss on intangible assets, written off of equipment as well as written-off of bad debts. Operating expenses for the year ended September 30, 2007 was $1,726,504. Operating expenses for the year ended September 30, 2006 was $5,841,905. The decrease in operating expenses of $4,115,401 for the year ended September 30, 2007 as compared to 2006 was primarily due to the significant decrease in selling and marketing expenses and consultancy fee as well as absence of impairment loss in intangible assets, written-off of equipment and written-off of bad debts in 2007.

Administrative expenses mainly include staff salaries and allowances as well as professional fees. Administrative expenses for the year ended September 30, 2007 was $993,230. Administrative expenses for the year ended September 30, 2006 was $2,565,617. The decrease in administrative expenses of $1,572,387 for the year ended September 30, 2007 as compared to 2006 was primarily due to the decrease in staff salaries and allowance and consultancy fee in 2007.

Selling and marketing expenses for the year ended September 30, 2007 was $154,581. Selling and marketing expenses for the year ended September 30, 2006 was $911,484. The decrease in selling and marketing expenses of $756,903 for the year ended September 30, 2007 as compared to 2006 was primarily due to absence of license fees and service fees as well as the decrease in traveling expense.

Please note that new accounting policy on operating expenses was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

The written-off of equipment refers to the written-off of leasehold improvement and center equipment of the VIP Birthing Centers in Shanghai (UPMGI), Changsha (PME-CS), Hangzhou (PME-HZ), Foshan (PMS-HK) and Guangzhou (UPMGGC). For the years ended September 30, 2007 and 2006, the amount of fixed assets written off were $401,102 and $1,803,165 respectively. As we believe these equipment do not generate revenue to us now and there is uncertainty for them to generate revenue to us in future, we have decided to write off these assets in full amount.

Location	2007	2006
UPMGI	$160,149	$519,567
PME-CS	127,982	214,954
PME-HZ	-	19,325
PMS-HK	64,816	889,423
UPMGGC	48,155	159,896
	$401,102	$1,803,165

Depreciation

Depreciation mainly represents the depreciation of center medical equipment, office equipment, furniture and fixture, leasehold improvement and software. Depreciation expenses for the years ended September 30, 2007 and 2006 were $377,602 and $659,893 respectively. The decrease in depreciation by $282,291 or 42.8% for the year ended September 30, 2007 was primarily due to the written off of equipment in some VIP Birthing Centers.

Dividend for Convertible Preference Shares

During the period from June 30, 2005 to March 10, 2007, UPMG issued a total of 4,605 Convertible Preference Shares (“CPS”) at a subscription price of $2,500 per share to a number of investors. The CPS bear an annual coupon rate of 8%, semi-annually in terms of either cash or the common shares of UPMG, with a maturity period of 3 years, allowing for an extension of 1 year. The CPS bear no voting right and each CPS will be converted to one common share of UPMG upon its public listing. Subject to the public listing of UPMG, the conversion is mandatory and must be completed 14 days before the public listing of UPMG. The redemption price will be the subscription price plus a 2% premium. We incurred dividend for convertible preference shares of $913,700 and $832,483 for the years ended September 30, 2007 and 2006. The increase in dividend for convertible shares of $81,217 for the year ended September 30, 2007 was primarily due to the new issuance of CPS.

On December 4, 2007, the Board of Directors of UPMG resolved that the CPS holders would be notified for the conversion of their CPS and all CPS would be automatically converted into fully paid ordinary shares at $2,500 (the “Conversion”). No payment shall be made by the CPS holders of UPMG in connection with the Conversion. The conversion ratio is one CPS share to one ordinary share. Some CPS holders are paid dividends in form of CPS at a share price of $2,500. During April to July, 2008, a total of 1,214 CPS were converted to ordinary shares. Only one CPS holder did not convert his 600 CPS to ordinary shares. UPMG has no obligation to pay any dividend after the Conversion.

Income Tax

Corporation Income Tax (“CIT”)

In accordance with the relevant tax laws and regulations of Hong Kong, the CIT rate applicable to the subsidiaries of UPMG in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (“the “New CIT Law”), effective from January 1, 2008. Under the New CIT Law, the corporate income tax rate applicable to the subsidiaries of UPMG in the PRC starting from January 1, 2008 is 25%, replacing the currently applicable tax rate of 33%. The New CIT Law has an impact on the deferred tax assets and liabilities of UPMG. Effects arising from the enforcement of New CIT law have been reflected into the accounts by using new tax rate.

Business Tax (“BT”)

Enterprises or individuals who provide services in the PRC are subject to a service tax in accordance with the PRC laws. The standard rate of BT is 5% of the gross revenue. The BT was included in cost of service in the accompanying consolidated statements of operations and income.

Minority Interest

BK-SH is a subsidiary directly held 90% in common shareholding by PME-HK. The financials of BK-SH have been consolidated under the financial statements of UPMG whereas the 10% common shareholding held by a third party is classified as a minority interest of UPMG. UPMG-MU is a subsidiary directly held 50% in common shareholding by UPMG-HK. The financials of UPMG-MU have been consolidated under the financial statements of UPMG whereas the 50% common shareholding held by a third party is classified as a minority interest of UPMG. PHL is a subsidiary directly held 51% in common shareholding by UPMG. The financials of PHL have been consolidated under the financial statements of UPMG whereas the 49% common shareholding held by a third party is classified as a minority interest of UPMG. UPMGIG is a subsidiary directly held 62% in common shareholding by PHL. The financials of UPMGIG have been consolidated under the financial statements of UPMG whereas the 38% common shareholding held by a third party is classified as a minority interest of UPMG. Minority interest for the year ended September 30, 2007 recorded a loss of $24,629 whereas minority interest for the year ended September 30, 2006 recorded a gain of $34,820. The loss in minority interest was primarily due to the shared loss of a VIP Birthing Center.

Net Loss Attributable to Common Shareholders

For the year ended September 30, 2007, UPMG incurred a net loss attributable to common shareholders of $971,723. The loss was primarily due to the dividends paid to the convertible preference share holders. For the year ended September 30, 2006, UPMG incurred a loss of $6,522,622. The loss was primarily due to the substantial operating expenses in administration, selling and marketing as well as the increase in dividends paid to the convertible preference share holders.

Results of Operations for the Three-Month Periods Ended March 31, 2008 as compared to the Three-Month Periods Ended March 31, 2007.

	Three months ended 31 March,		Increase (Decrease)
	2008	2007	Amount	Percentage
	( $ )	( $ )	( $ )	( % )
	(Unaudited)	(Unaudited)

Revenue	$84,030	$154,904	$(70,874)	(45.75%	)

Gross profit	30,694	94,036	(63,072)	(67.07%	)

Other income (expenses)	(16,604)	(44,180)	27,576	(62.42%	)

Operating expenses	(1,736,183)	(256,950)	(1,479,233)	575.69%

Depreciation	(33,462)	(104,353)	70,891	(67.93%	)

Dividend for convertible preference shares	-	(225,014)	225,014	na

Provision for income tax	(17,802)	(1,874)	15,928	849.95%

Minority interests in net loss of subsidiaries	9,853	3,574	6,279	175.69%

Net loss attributable to common shareholders	$(1,763,504)	$(534,761)	$1,228,743	229.77%

Revenue

UPMG revenue is principally based on the provision of consultancy service under the service contracts with the hospitals on a profit-sharing basis. The shared profit of UPMG normally ranges from 70% to 80% of net profit of the VIP Birthing Centers. These service contracts normally have a term of 5 to 10 years with subsequent renewal options and generally may be terminated by either party with prior notice.

Revenue for the three-month period ended March 31, 2008 was $84,030. Revenue for the three-month period ended March 31, 2007 was $154,904. The decrease in revenue of $70,874 for the three-month period ended March 31, 2008 was primarily due to the (i) absence of revenue contribution from the Changsha Center, (ii) revised management fee of the Macau Center, and (iii) absence of a non-recurrent income from trading of baby beds as incurred in 2007. The Changsha Center had ceased paying us service fee since June 2007 and we agreed to revise the monthly service fee of the Macau Center from about $12,820 (equivalent to HK$100,000) to about $5,128 (equivalent to HK$40,000) effective from June 2007.

Cost of Revenue

Cost of revenue refers to the direct cost of providing consulting services in the VIP Birthing Centers. The cost of revenue was recognized in the period in which it was provided. There is no direct healthcare expense like compensation of physicians, nurses and other healthcare professionals. Since we generate revenue by charging consultancy service fee, technically, no cost of revenue due to the operation was incurred. Some costs in 2007 were classified as cost of revenue. These involved the cost of trading baby beds and the minimum guarantee amount incurred in our VIP Birthing Center in Wuxi, the PRC. Cost of revenue for the three-month period ended March 31, 2008 was $53,336 whilst cost of revenue for the three-month period ended March 31, 2007 was $60,868. Please note that new accounting policy on cost of revenue was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

Please note that new accounting policy on operating expenses was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

Operating Expenses

UPMG operating expenses mainly represent administrative expenses, selling and marketing expenses, consultancy fees, staff option expenses and bad debt written-off. Operating expenses for the three-month period ended March 31, 2008 was $1,736,183. Operating expenses for the three-month period ended March 31, 2007 was $256,950. The increase in operating expenses of $1,408,343 for the three-month period ended March 31, 2008 as compared to 2007 was primarily due to the increase in administrative expenses, consultancy fee and staff option expenses as well as the presence of bad debt written-off for the three-month period ended March 31, 2008.

Administrative expenses mainly include consultancy fee, staff salaries and allowances. Administrative expenses for the three-month period ended March 31, 2008 was $1,713,068. Administrative expenses for the three-month period ended March 31, 2007 was $194,400. The increase in administrative expenses of $1,518,668 for the three-month period ended March 31, 2008 as compared to 2007 was primarily due to the increase in consultancy fee paid to senior management.

Selling and marketing expenses for the three-month period ended March 31, 2008 was $23,115. Selling and marketing expenses for the three-month period ended March 31, 2007 was $62,550. Selling and marketing expenses for the three-month period ended March 31, 2008 was rather steady as compared to 2007. Please note that new accounting policy on operating expenses was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

For the three-month period ended March 31, 2008, the amount of bad debt written off was $297,227. The bad debt was related to the receivable from the sale of the Guangzhou center.

Depreciation

	3-month Periods Ended March 31,		Increase / (Decrease)
	2008	2007	Amount	Percentage (%)

Depreciation	$70,131	$140,119	$(69,988)	(49.95%	)

Total	$70,131	$140,119	$(69,988)	(49.95%	)

Depreciation mainly represents the depreciation of center medical equipment, office equipment, furniture and fixture, and leasehold improvement. Depreciation for the three-month period ended March 31, 2008 was $70,131. Depreciation expenses for the three-month period ended March 31, 2007 was $140,119. The decrease in depreciation expense of $69,988 for the three-month ended March 31, 2008 as compared to 2007 was primarily due to the written off of equipment in some VIP Birthing Centers.

Dividend for Convertible Preference Shares

During the period from June 30, 2005 to March 10, 2007, we issued a total of 4,605 Convertible Preference Shares (“CPS”) at a subscription price of $2,500 per share to a number of investors. The CPS bear an annual coupon rate of 8%, semi-annually in terms of either cash or the common shares of UPMG, with a maturity period of 3 years, allowing for an extension of 1 year. The CPS bear no voting right and each CPS will be converted to one common share of UPMG upon its public listing. Subject to the public listing of UPMG, the conversion is mandatory and must be completed 14 days before the public listing of UPMG. The redemption price will be the subscription price plus a 2% premium. We incurred dividend expense of $225,014 for the three-month period ended March 31, 2007. We did not incur any dividend expenses for the three-month period ended March 31, 2008. The decrease in dividend expense of $225,014 for the three-month period ended March 31, 2008 was primarily due to the conversion of some CPS to ordinary shares.

Income Tax

In accordance with the relevant tax laws and regulations of Hong Kong, the Corporate Income Tax (“CIT”) rate applicable to our subsidiaries in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “new CIT Law”), effective from January 1, 2008. Under the new CIT Law, the corporate income tax rate applicable to our subsidiaries in the PRC starting from January 1, 2008 will be 25%, replacing the currently applicable tax rate of 33%. We recorded income tax expense amounted to $17,802 and $1,874 for the three-month periods ended March 31, 2008 and 2007 respectively. The increase in income tax expense of $15,928 for the three-month period ended March 31, 2008 was primarily due to the increase in business tax.

Minority Interest

Minority interest for the three-month period ended March 31, 2008 recorded a loss of $9,853 whereas minority interest for the three-month period ended March 31, 2007 recorded a loss of $3,574. The increase loss in minority interest of $6,279 for the three-month period ended March 31, 2008 was primarily due tothe increase in shared loss of the Guangzhou Center .

Net Loss Attributable to Common Shareholders

For the three-month period ended March 31, 2008, UPMG incurred a net loss attributable to common shareholders of $1,763,504. The loss was primarily due to the decrease in revenue. For the three-month period ended March 31, 2007, UPMG incurred a loss of $534,761. The loss was primarily due to the dividends paid to the convertible preference shareholders.

Results of Operations for the Six-Month Periods Ended March 31, 2008 as compared to the Six-Month Periods Ended March 31, 2007.

	Six months ended 31 March,		Increase (Decrease)
	2008	2007	Amount	Percentage
	( $ )	( $ )	( $ )	( % )
	(Unaudited)	(Unaudited)

Revenue	$231,477	$343,838	$(112,361)	(32.68%	)

Gross profit	140,532	245,565	(105,033)	(42.77%	)

Other income (expenses)	(23,170)	(44,147)	20,977	(47.52%	)

Operating expenses	(2,044,023)	(273,,298)	(1,770,725)	647.91%

Depreciation	(66,924)	(208,681)	(141,757)	(67.93%	)

Dividend for convertible preference shares	(148,324)	(455,732)	307,408	(67.45%	)

Provision for income tax	(19,042)	(1,874)	(17,168)	916.12%

Minority interests in net income (loss) of subsidiaries	8,021	4,565	3,456	75.71%

Loss from discontinued operations	-	(203,784)	(203,784)	(100.00%	)

Net loss attributable to common shareholders	$(2,154,930)	$(937,386)	$(1,217,544)	129.89%

Revenue

UPMG revenue is principally based on the provision of consultancy service under the service contracts with the hospitals on a profit-sharing basis. The shared profit of UPMG normally ranges from 70% to 80% of net profit of the VIP Birthing Centers. These service contracts normally have a term of 5 to 10 years with subsequent renewal options and generally may be terminated by either party with prior notice.

Revenue for the six-month period ended March 31, 2008 was $231,477. Revenue for the six-month period ended March 31, 2007 was $343,838. The decrease in revenue of $112,361 for the six-month period ended March 31, 2008 was primarily due to the (i) absence of revenue contribution from the Changsha Center, (ii) revised management fee of the Macau Center, and (iii) absence of a non-recurrent income from trading of baby beds as incurred in 2007. The Changsha Center had ceased paying us service fee since June 2007 and we agreed to revise the monthly service fee of the Macau Center from about $12,820 (equivalent to HK$100,000) to about $5,128 (equivalent to HK$40,000) effective from June 2007.

Cost of Revenue

Cost of revenue refers to the direct cost of providing consulting services in the VIP Birthing Centers. The cost of revenue was recognized in the period in which it was provided. There is no direct healthcare expense like compensation of physicians, nurses and other healthcare professionals. Since we generate revenue by charging consultancy service fee, technically, no cost of revenue due to the operation was incurred. Some costs in 2007 were classified as cost of revenue. These involved the cost of trading baby beds and the minimum guarantee amount incurred in our VIP Birthing Center in Wuxi, the PRC. Cost of revenue for the six-month period ended March 31, 2008 was $90,945 whilst cost of revenue for the six-month period ended March 31, 2007 was $98,273.

Please note that new accounting policy on operating expenses was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

Operating Expenses

UPMG operating expenses mainly represent administrative expenses, selling and marketing expenses, consultancy fees, staff option expenses and bad debt written-off. Operating expenses for the six-month period ended March 31, 2008 was $2,044,023. Operating expenses for the six-month period ended March 31, 2007 was $273,298. The increase in operating expenses of $1,770,725 for the six-month period ended March 31, 2008 as compared to 2007 was primarily due to the increase in administrative expenses, consultancy fee and staff option expenses as well as the presence of bad debt written-off for the six-month period ended March 31, 2008.

Administrative expenses mainly include consultancy fee, staff salaries and allowances. Administrative expenses for the six-month period ended March 31, 2008 was $1,961,904. Administrative expenses for the six-month period ended March 31, 2007 was $178,871. The increase in administrative expenses of $1,782,033 for the six-month period ended March 31, 2008 as compared to 2007 was primarily due to the increase in consultancy fee paid to senior management.

Selling and marketing expenses for the six-month period ended March 31, 2008 was $82,119. Selling and marketing expenses for the six-month period ended March 31, 2007 was $93,427. Selling and marketing expenses for the six-month period ended March 31, 2008 was rather steady as compared to 2007. Please note that new accounting policy on operating expenses was incorporated in the review financial statements for the three-month and nine-month periods ended June 30, 2008 and 2007.

For the six-month period ended March 31, 2008, the amount of bad debt written off was $297,227. The bad debt was related to the receivable from the sale of the Guangzhou center.

Depreciation

	Six-month Periods Ended March 31,		Increase / (Decrease)
	2008	2007	Amount	Percentage (%)

Depreciation	$140,262	$280,213	$(139,951)	(49.94%	)

Total	$140,262	$280,213	$(139,951)	(49.94%	)

Depreciation mainly represents the depreciation of center medical equipment, office equipment, furniture and fixture, and leasehold improvement. Depreciation for the six-month period ended March 31, 2008 was $140,262. Depreciation expenses for the six-month period ended March 31, 2007 was $280,213. The decrease in depreciation expense of $139,951 for the six-month ended March 31, 2008 as compared to 2007 was primarily due to the written off of equipment in some VIP Birthing Centers.

Dividend for Convertible Preference Shares

During the period from June 30, 2005 to March 10, 2007, we issued a total of 4,605 Convertible Preference Shares (“CPS”) at a subscription price of $2,500 per share to a number of investors. The CPS bear an annual coupon rate of 8%, semi-annually in terms of either cash or the common shares of UPMG, with a maturity period of 3 years, allowing for an extension of 1 year. The CPS bear no voting right and each CPS will be converted to one common share of UPMG upon its public listing. Subject to the public listing of UPMG, the conversion is mandatory and must be completed 14 days before the public listing of UPMG. The redemption price will be the subscription price plus a 2% premium. We incurred dividend expenses of $148,324 and $455,732 for the six-month periods ended March 31, 2008 and 2007. The decrease in dividend expense of $307,408 for the six-month period ended March 31, 2008 was primarily due to the conversion of some CPS in ordinary shares.

Income Tax

In accordance with the relevant tax laws and regulations of Hong Kong, the Corporate Income Tax (“CIT”) rate applicable to our subsidiaries in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “new CIT Law”), effective from January 1, 2008. Under the new CIT Law, the corporate income tax rate applicable to our subsidiaries in the PRC starting from January 1, 2008 will be 25%, replacing the currently applicable tax rate of 33%. We recorded income tax expense amounted to $19,042 and $1,874 for the six-month periods ended March 31, 2008 and 2007 respectively. The increase in income tax expense of $17,168 for the six-month period ended March 31, 2008 was primarily due to the increase in business tax.

Minority Interest

Minority interest for the six-month period ended March 31, 2008 recorded a loss of $8,021 whereas minority interest for the six-month period ended March 31, 2007 recorded a loss of $4,565. The increase in minority interest of $3,456 for the six-month period ended March 31, 2008 was primarily due to the increase in shared loss of the Guangzhou Center.

Net Loss Attributable to Common Shareholders

For the six-month period ended March 31, 2008, UPMG incurred a net loss attributable to common shareholders of $2,154,930. The loss was primarily due to the decrease in revenue. For the six-month period ended March 31, 2007, UPMG incurred a loss of $937,386. The loss was primarily due to the dividends paid to the convertible preference shareholders.

Results of Operations for the Three-Month Periods Ended June 30, 2008 as compared to the Three-Month Periods Ended June 30, 2007.

	Three months ended June 30,		Increase (Decrease)
	2008	2007	Amount	Percentage
	( $ )	( $ )	( $ )	( % )
	(Unaudited)	(Unaudited)

Revenue	$127,482	$198,526	$(71,044)	(35.79%	)

Gross profit	79,901	161,937	(76,712)	(50.66%	)

Other income (expenses)	(51,889)	84,683	(136,572)	(161.27%	)

Operating expenses	(123,558)	(356,637)	233,079	65.35%

Dividend for convertible preference shares	-	(332,078)	332,078	na

Provision for income tax	(7,402)	1,699	(9,101)	(535.67%	)

Minority interests in net income (loss) of subsidiaries	7,796	(27,163)	34,959	(128.70%	)

Gain from discontinued operations	-	331,182	na	na

Net loss attributable to common shareholders	$(95,152)	$(135,747)	$40,595	(29.90%	)

Revenue

The Company’s revenues are derived from its share of operating profit from VIP Birthing Centers at hospitals where it has invested in capital equipment, leasehold improvements, and human capital in the form of technical training for hospital staff. The Company’s share of operating profit from the VIP Birthing Centers depends upon the contractual terms with each hospital. The typical share of operating profit ranges between 70% and 80% of the total operating profit of the VIP Birthing Center. Financial statements are provided by the hospitals each month to the Company for review, verification, and approval. When the financial statements of the VIP Birthing Centers have been approved, the Company recognizes revenue by recording its portion of the total operating profit to its financial statements. Revenues that have been both recognized in accordance to their respective contracts and financial statements provided by the hospitals can be reasonably expected to be collectible.

Revenue for the three-month period ended June 30, 2008 was $127,482. Revenue for the three-month period ended June 30, 2007 was $198,526. The decrease in revenue of $71,044 for the three-month period ended June 30, 2008 was primarily due to the (i) absence of revenue contribution from the Changsha Center, (ii) revised management fee of the Macau Center, and (iii) absence of a non-recurrent income from trading of baby beds as incurred in 2007. The Changsha Center had ceased paying us service fee since June 2007 and we agreed to revise the monthly service fee of the Macau Center from about $12,820 (equivalent to HK$100,000) to about $5,128 (equivalent to HK$40,000) effective from June 2007.

Cost of Revenue

Cost of revenue is primarily comprised of depreciation, wages, and licensing fees that must be paid to JHI for facilities with continuing operation. The Company believes that the depreciation of property and equipment matches the substantial initial investment equipment and leasehold improvements with revenues that are earned overtime. The Company charges wages paid to doctors and medical personnel who provide the initial training and hospital management expertise to the hospital when the VIP Birthing centers are initially setup and on a non-fixed on-going basis. Cost of revenue for the three-month period ended June 30, 2008 was $47,581 whilst cost of revenue for the three-month period ended June 30, 2007 was $36,589.

Selling Expenses

Selling expenses are comprised of client entertainment, commissions and salaries for sales personnel, marketing, and travel and lodging expenses. Selling and marketing expenses for the three-month period ended June 30, 2008 was $25,005. Selling and marketing expenses for the three-month period ended June 30, 2007 was $34,288. The decrease in selling expenses of $9,283 for the three-month period ended June 30, 2008 as compared to 2007 was primarily due tothe decrease in travel expenses related to business development

General and Administrative Expenses

General and administrative expenses include outside consulting services, research & development, executive compensation, quality control, and general overhead such as finance and administrative staff, and depreciation expense. General and administrative expenses for the three-month period ended June 30, 2008 was $98,553. Administrative expenses for the three-month period ended June 30, 2007 was $322,349. The decrease in administrative expenses of $223,796 for the three-month period ended June 30, 2008 as compared to 2007 was primarily due to the decrease in consultancy fees and professional fees.

Depreciation

	3-month Periods Ended June 30		Increase / (Decrease)
	2008	2007	Amount	Percentage (%)

Depreciation	$70,082	$111,904	$(41,822)	(37.37%	)

Total	$70,082	$111,904	$(41,822)	(37.37%	)

Depreciation mainly represents the depreciation of center medical equipment, office equipment, furniture and fixture, and leasehold improvement. Depreciation for the three-month period ended June 30, 2008 was $70,082. Depreciation expenses for the three-month period ended June 30, 2007 was $111,904. The decrease in depreciation expense of $41,822 for the three-month ended June 30, 2008 as compared to 2007 was primarily due to the written off of equipment in some VIP Birthing Centers.

Dividend for Convertible Preference Shares

During the period from June 30, 2005 to March 10, 2007, we issued a total of 4,605 Convertible Preference Shares (“CPS”) at a subscription price of $2,500 per share to a number of investors. The CPS bear an annual coupon rate of 8%, semi-annually in terms of either cash or the common shares of UPMG, with a maturity period of 3 years, allowing for an extension of 1 year. The CPS bear no voting right and each CPS will be converted to one common share of UPMG upon its public listing. Subject to the public listing of UPMG, the conversion is mandatory and must be completed 14 days before the public listing of UPMG. The redemption price will be the subscription price plus a 2% premium. We incurred dividend expense of $332,078 for the three-month period ended June 30, 2007. We did not incur any dividend expenses for the three-month period ended June 30, 2008. The decrease in dividend expense of $332,078 for the three-month period ended June 30, 2008 was primarily due to cessation of declaring CPS dividends since December 2007.

Income Tax

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either, expire before the Company is able to realize their benefits, or future realization is uncertain. In accordance with the relevant tax laws and regulations of Hong Kong, the Corporate Income Tax (“CIT”) rate applicable to our subsidiaries in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of

China (the “new CIT Law”), effective from January 1, 2008. Under the new CIT Law, the corporate income tax rate applicable to our subsidiaries in the PRC starting from January 1, 2008 will be 25%, replacing the currently applicable tax rate of 33%. We recorded income tax expense amounted to $7,402 for the three-month period ended June 30, 2008 and and income tax gain $1,699 for the three-month period ended June 30, 2007. The increase in income tax of $9,101 for the three-month period ended June 30, 2008 was primarily due to the over provision in 2007..

Minority Interest

Minority interest for the three-month period ended June 30, 2008 recorded an income of $7,796 whereas minority interest for the three-month period ended June 30, 2007 recorded a loss of $27,163. The increase in minority interest of $34,959 for the three-month period ended June 30, 2008 was primarily due to the absence of shared loss in the Guangzhou Center.

Net Loss Attributable to Common Shareholders

For the three-month period ended June 30, 2008, the Company incurred a net loss attributable to common shareholders of $95,152. The loss was primarily due to the decrease in revenue. For the three-month period ended June 30, 2007, the Company incurred net loss of $135,747. The loss was primarily due to the dividends to convertible preferred share holders.

Results of Operations for the Nine-Month Periods Ended June30, 2008 as compared to the Nine-Month Periods Ended June 30, 2007.

	Nine months ended June 30,		Increase (Decrease)
	2008	2007	Amount	Percentage
	( $ )	( $ )	( $ )	( % )
	(Unaudited)	(Unaudited)

Revenue	$358,959	$542,364	$(183,405)	(33.82%	)

Gross profit	220,433	407,502	(187,069)	(45.91%	)

Other income (expenses)	(75,059)	926,665	(1,001,724)	(108.10%	)

Operating expenses	(2,133,951)	(554,186)	(1,579,765)	285.06%

Depreciation	(100,554)	(284,430)	183,876	(64.65%	)

Dividend for convertible preference shares	(148,324)	(787,810)	639,486	(81.17%	)

Provision for income tax	(26,444)	(175)	(26,269)	(15010.86%	)

Minority interests in net income (loss) of subsidiaries	15,817	(22,598)	38,415	(169.99%	)

Gain from discontinued operations	-	128,028	na	na

Net loss attributable to common shareholders	$(2,248,082)	$(1,073,133)	$(1,174,949)	(109.49%	).

Revenue

The Company’s revenues are derived from its share of operating profit from VIP Birthing Centers at hospitals where it has invested in capital equipment, leasehold improvements, and human capital in the form of technical training for hospital staff. The Company’s share of operating profit from the VIP Birthing Centers depends upon the contractual terms with each hospital. The typical share of operating profit ranges between 70% and 80% of the total operating profit of the VIP Birthing Center. Financial statements are provided by the hospitals each month to the Company for review, verification, and approval. When the financial statements of the VIP Birthing Centers have been approved, the Company recognizes revenue by recording its portion of the total operating profit to its financial statements. Revenues that have been both recognized in accordance to their respective contracts and financial statements provided by the hospitals can be reasonably expected to be collectible.

Revenue for the nine-month period ended June 30, 2008 was $358,959. Revenue for the nine-month period ended

June 30, 2007 was $542,364. The decrease in revenue of $183,405 for the nine-month period ended June 30, 2008 was primarily due to the (i) absence of revenue contribution from the Changsha Center, (ii) revised management fee of the Macau Center, and (iii) absence of a non-recurrent income from trading of baby beds as incurred in 2007. The Changsha Center had ceased paying us service fee since June 2007 and we agreed to revise the monthly service fee of the Macau Center from about $12,820 (equivalent to HK$100,000) to about $5,128 (equivalent to HK$40,000) effective from June 2007.

Cost of Revenue

Cost of revenue is primarily comprised of depreciation, wages, and licensing fees that must be paid to JHI for facilities with continuing operation. The Company believes that the depreciation of property and equipment matches the substantial initial investment equipment and leasehold improvements with revenues that are earned overtime. The Company charges wages paid to doctors and medical personnel who provide the initial training and hospital management expertise to the hospital when the VIP Birthing centers are initially setup and on a non-fixed on-going basis. Cost of revenue for the nine-month period ended June 30, 2008 was $138,526 whilst cost of revenue for the nine-month period ended June 30, 2007 was $134,862.

Selling Expenses

Selling expenses are comprised of client entertainment, commissions and salaries for sales personnel, marketing, and travel and lodging expenses. Selling and marketing expenses for the three-month period ended June 30, 2008 was $107,124. Selling and marketing expenses for the nine-month period ended June 30, 2007 was $127,715. The decrease in selling expenses of $20,591 for the nine-month period ended June 30, 2008 as compared to 2007 was primarily due to the decrease in travel expenses related to business development

General and Administrative Expenses

General and administrative expenses include outside consulting services, research & development, executive compensation, quality control, and general overhead such as finance and administrative staff, and depreciation expense. General and administrative expenses for the nine-month period ended June 30, 2008 was $2,026,827. Administrative expenses for the nine-month period ended June 30, 2007 was $426,471. The increase in administrative expenses of $1,600,356 for the nine-month period ended June 30, 2008 as compared to 2007 was primarily due to the increase in consultancy fees and professional fees.

Depreciation

	9-month Periods Ended June 30		Increase / (Decrease)
	2008	2007	Amount	Percentage (%)

Depreciation	$210,344	$392,117	$(181,773)	(46.36%	)

Total	$210,344	$392,117	$(181,773)	(46.36%	)

Depreciation mainly represents the depreciation of center medical equipment, office equipment, furniture and fixture, and leasehold improvement. Depreciation for the nine-month period ended June 30, 2008 was $210,344. Depreciation expenses for the nine-month period ended June 30, 2007 was $392,117. The decrease in depreciation expense of $181,773 for the nine-month ended June 30, 2008 as compared to 2007 was primarily due to the written off of equipment in some VIP Birthing Centers.

Dividend for Convertible Preference Shares

During the period from June 30, 2005 to March 10, 2007, we issued a total of 4,605 Convertible Preference Shares (“CPS”) at a subscription price of $2,500 per share to a number of investors. The CPS bear an annual coupon rate of 8%, semi-annually in terms of either cash or the common shares of UPMG, with a maturity period of 3 years, allowing for an extension of 1 year. The CPS bear no voting right and each CPS will be converted to one common share of UPMG upon its public listing. Subject to the public listing of UPMG, the conversion is mandatory and must be completed 14 days before the public listing of UPMG. The redemption price will be the subscription price plus a

2% premium. We incurred dividend expense of $148,324 and $787,810 for the nine-month period ended June 30, 2008 and 2007 respectively. The decrease in dividend expense of $639,486 for the nine-month period ended March 31, 2008 was primarily due to the conversion of some CPS to ordinary shares.

Income Tax

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either, expire before the Company is able to realize their benefits, or future realization is uncertain. In accordance with the relevant tax laws and regulations of Hong Kong, the Corporate Income Tax (“CIT”) rate applicable to our subsidiaries in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “new CIT Law”), effective from January 1, 2008. Under the new CIT Law, the corporate income tax rate applicable to our subsidiaries in the PRC starting from January 1, 2008 will be 25%, replacing the currently applicable tax rate of 33%. We recorded income tax expense amounted to $26,444 and $175 for the nine-month periods ended June 30, 2008 and 2007 respectively. The increase in income tax expense of $26,269 for the nine-month period ended June 30, 2008 was primarily due to the increase in business tax in 2008 and over provision in 2007.

Minority Interest

Minority interest for the nine-month period ended June 30, 2008 recorded an income of $15,817 whereas minority interest for the nine-month period ended June 30, 2007 recorded a loss of $22,598. The increase in minority interest of $38,415 for the nine-month period ended June 30, 2008 was primarily due to the absence of shared loss in the Guangzhou Center

Net Loss Attributable to Common Shareholders

For the nine-month period ended June 30, 2008, the Company incurred a net loss attributable to common shareholders of $2,248,082. The loss was primarily due to the decrease in revenue and the increase in general and administrative expenses. For the nine-month period ended June 30, 2007, the Company incurred a loss of $1,073,133. The loss was primarily due to the dividends paid to the convertible preference shareholders.

Liquidity and Capital Resources

For the year ended September 30, 2007, the Company funded its operations mainly through two aspects 1) cash generated from its operations, and 2) cash proceeds from issuance of securities such as preferred stock. Cash from operations is only enough to fund its onsite personnel. The sale of preferred stock has providing the funding for the Company’s investment in capital expenditures, and the cost of medical and management expertise that are heavily involved in the early stages of building out the VIP Birthing Centers and training of the personnel that staff those VIP Birthing Centers. For the year ended September 30, 2006, the Company financed its mainly through issuance of securities such as preferred stock.

The Company expects that with the expansion into new markets and development of its business model, it can gain economies scale on its heavy investment medical and hospital management experts. Related parties and directors have also provided the working capital during the most recent operating periods in order to maintain the business a going concern. The Company is actively seeking external financing to strengthen its financial position.

As of the date of this report, the Company has not experienced any difficulty in equity financing, and we have not experienced any liquidity problems in settling our payables in the normal course of business and paying dividends to our convertible preference shareholders when they fall due.

The following table sets forth the summary of the Company’s cash flows for the periods indicated:

	Year Ended Sep 30,		Six Months Ended Mar 31,
	2007	2006	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net cash used in operating activities	$(2,432,252)	$(4,704,253)	$(838,296)	$(397,405)

Net cash provided by (used in) investing activities	1,170,663	(994,094)	(10,443)	(22,843)

Net cash provided by financing activities	1,680,737	5,228,748	490,990	286,305

Net increase (decrease) in cash and cash equivalents	419,148	(469,599)	(357,749)	(133,943)

Cash and cash equivalents, beginning of year	32,672	25,176	406,396	32,672

Effect of exchange rate changes on cash and cash equivalents	(45,424)	477,095	(33,319)	105,359

Cash and cash equivalents, at end of year	$406,396	$32,672	$15,328	$4,088

As at March 31, 2008, UPMG had $15,328 in cash and cash equivalents and a working capital deficiency of $1,883,092, compared to $4,088 in cash and cash equivalents and a working capital deficiency of $3,771,707 as of March 31, 2007.

	Year Ended Sep 30,		Nine Months Ended Jun 30,
	2007	2006	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net cash used in operating activities	$(2,432,252)	$(4,704,253)	(761,422)	(811,018)

Net cash provided by (used in) investing activities	1,170,663	(994,094)	(11,835)	932,034

Net cash provided by financing activities	1,680,737	5,228,748	413,334	346,418

Net increase (decrease) in cash and cash equivalents	419,148	(469,599)	(359,923)	467,434

Cash and cash equivalents, beginning of year	32,672	25,176	406,396	32,672

Effect of exchange rate changes on cash and cash equivalents	(45,424)	477,095	(37,069)	56,595

Cash and cash equivalents, at end of year	$406,396	$32,672	9,404	556,701

As at June 30, 2008, UPMG had $9,404 in cash and cash equivalents and a working capital deficiency of $5,824,423 compared to $556,701 in cash and cash equivalents and a working capital deficiency of $2,178,344 as of September 30, 2007.

Cash Flows from Operating Activities

For the year ended September 30, 2007 the Company’s operating activities used cash of $2,432,252. For the year ended September 30, 2006, the Company’s operating activities used cash of $4,704,253. The decrease in cash used in operating activities of $2,272,001 for the year ended September 30, 2007 was primarily due to the decrease in net loss, the decrease in impairment of assets and the increase in accrued expenses.

For the six months ended March 31, 2008 the Company’s operating activities used cash of $838,296. For the six months ended March 31, 2007, UPMG operating activities generated cash of $397,405. The increase in cash used in operating activities of $440,891 for the six months ended March 31, 2008 was primarily due to the increase in net loss , the increase in accounts receivable and the decrease in accounts payable and other payables.

For the nine months ended June 30, 2008 the Company’s operating activities used cash of $761,422. For the nine months ended June 30, 2007, the Company’s operating activities used cash of $811,018. The decrease in cash used in operating activities of $49,596 for the nine months ended June 30, 2008 was primarily due to the improvement in collection of overall accounts receivable that resulted in a decrease in accounts receivable.

Cash Flows from Investing Activities

For the year ended September 30, 2007 investing activities generated cash of $1,170,663. For the year ended September 30, 2006 investing activities used cash of $994,094. The increase in cash generated in investing activities of $2,164,757 for the year ended September 30, 2007, was primarily due to the decrease in purchase of equipment, the proceeds from the disposals of equipment and the proceeds from disposal of discontinued operation..

For the six months ended March 31, 2008 the Company’s investing activities used cash of $10,443. For the six months ended March 31, 2007, the Company’s investing activities used cash of $22,843. The decrease in cash used in investing activities of $12,400 for the six months ended March 31, 2008 was primarily due to the decrease in purchase of equipment.

For the nine months ended June 30, 2008 the Company’s investing activities used cash of $11,835. For the nine months ended June 30, 2007, the Company’s investing activities generated cash of $932,034. The decrease in cash used in investing activities of $943,869 for the nine months ended June 30, 2008 was primarily due to the absence of proceeds from disposals of assets.

Cash Flows from Financing Activities

For the year ended September 30, 2007, financing activities generated cash of $1,680,737. For the year ended September 30, 2006 financing activities generated cash of $5,228,748. The decrease in cash generated in financing activities of $3,548,011 for the year ended September 30, 2007, was primarily due to absence of proceeds from issuance of preference shares, sales of common shares and subscriptions of common shares.

For the six months ended March 31, 2008, the Company’s financing activities generated cash of $490,990. For the six months ended March 31, 2007, the Company’s financing activities used cash of $286,305. The increase in cash generated in financing activities of $204,685 for the six months ended March 31, 2008 was primarily due to the proceeds from short-term loans. Innotech (a shareholder of UPMG) loaned $384,615 (equivalent to HK$3,000,000) and $512,820 (equivalent to HK$4,000,000) to UPMG on January 10, 2008 and January 25, 2008 respectively as the working capital of UPMG.

For the nine months ended June 30, 2008, the Company’s financing activities generated cash of $413,334. For the nine months ended June 30, 2007, the Company’s financing activities used cash of $346,418. The increase in cash generated in financing activities of $66,916 for the nine months ended June 30, 2008 was primarily due to the decrease in dividends paid to convertible preferred share (CPS) holders., The Company does not expect any more cash payment or accrued payment for dividends in near term as the majority of the CPS has been converted.

Working Capital

During the period from June 20, 2007, to January 25, 2008, Innotech loaned a total of $1,670,000 (equivalent to HK$13,000,000) to UPMG for use as working capital and the original repayment date was June 22, 2008. Pursuant to an agreement dated April 29, 2008 signed between Innotech and UPMG for the extension of loan repayment, it is agreed that repayment of full amount of the above-mentioned loans is extended as scheduled below, and hence we believe there is no repayment pressure in the short run.

Date of Loan Agreement	Loan Amount ($)	Original Repayment Date	New Repayment Date
June 20, 2007	$772,777 (HK$6,000,000)	June 22, 2008	December 22, 2008
January 10, 2008	$384,615 (HK$3,000,000)	January 9, 2009	July 9, 2009
January 25, 2008	$512,820 (HK$4,000,000)	January 24, 2009	July 24, 2009

UPMG’s working capital deficiency decreased by $1,746,830 to $1,839,895 at September 30, 2007, as compared to $3,586,725 at September 30, 2006, primarily due to (i) the increase in cash and cash equivalents $373,724, and net accounts receivable $345,409; and (ii) the decrease in other payables $775,099. The increase in cash and cash equivalents and accounts receivable was due to the increase in revenue resulted from the improved performance of our VIP Birthing Centers in the PRC. The decrease in other payables was primarily due to the shortening of UPMG’s payment cycle.

Capital Expenditures

For the year ended September 30, 2006, UPMG incurred capital expenditures of $994,094. The capital expenditure principally consisted of medical equipment and facilities, office equipment and leasehold improvement. For the year ended September 30, 2007, UPMG incurred capital expenditures of $1,533,633, mainly for purchase of equipment. Depending the availability of equity financing, over the next twelve months, we expect to spend about $5,500,000 on capital expenditures, mainly for purchase of medical equipment, facilities and operating licenses and center renovation in the future acquisition of specialty hospitals, health centers and VIP birthing centers in the PRC.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

UPMG exposure to interest rate risk for changes in interest rates relates primarily to the interest expense incurred by the related-party loans and the interest income generated by the loans to our related parties or bank deposits. We have not used any derivative financial instruments in our investment portfolio or for cash management purposes. Interest-earning instruments carry a degree of interest rate risk. UPMG has not been exposed nor do we anticipate being exposed to material risks due to changes in interest rates. However, our future interest expense or interest income may increase of expectations due to changes in interest rates in the PRC.

Foreign Exchange Risk

UPMG does not hold any derivative instruments and do not engage in any hedging activities. Since most of our purchases and sales are made in Renminbi (“RMB”), any exchange rate change affecting the value of the RMB relative to the United States dollar (“U.S. dollar”) could have an effect on our financial results as reported in the U.S. dollars. Were the RMB to depreciate against the U.S. dollar, amounts reported in U.S. dollars would be correspondingly increased.

Off-Balance Sheet Arrangements

UPMG has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to shareholders.

DESCRIPTION OF PROPERTY

Our principal office is located at T Plaza Center, Suite 400, 15950 North Dallas Parkway, Dallas. Our telephone number is (972) 361-8033. Our principal office is held under a one year lease to expire on August 2009. We rent this office space at a cost of $95 per month plus administrative expenses. We believe that the condition of our principal office is satisfactory, suitable and adequate for our current needs.

We also maintain our office in Hong Kong at Room 904, Tung Wai Commercial Building, 109 – 111 Gloucester Road, Wan Chai, Hong Kong. Our telephone number is (852) 2511-8008. Our Hong Kong office is held under a lease with a term from August 1, 2008 to June 15, 2009 with rent of HK$30,000 per month.

UPMG also holds the following property interests:

Location	Tenant	Term of Lease	Rent
Room 1505, Block A, Hui Ya Garden 251 Tian He Bie Road, Tian He District, Guangzhou, PRC	Guangzhou Inno-Proactive Medicare Consultancy Limited	July 1, 2004 – June 30, 2006	RMB5,300 per month
Flat 5M-5O, Block A, Cai Fu Square 7060 Shen Nam Da Road, Fu Tian District Zhenzhen, PRC	UPMG (US) Limited	July 20, 2005 – July 20, 2007	RMB2,500 per month
Room 3C2, Dian Wu Zhoung He Lou Jian Yi Zhi Street, Tian Shou Road Tian He District, Guangzhou, PRC	Guangzhou Inno-Proactive Medicare Consultancy Limited	June 16, 2007 – June 15, 2008	RMB1,980 per month
Building 16, 302, Ding Xiang Apartment 800 Hua Shan Road Shanghai, PRC	Guangzhou Inno-Proactive Medicare Consultancy Limited	June 16, 2007 – June 15, 2008	RMB7,500 per month
Room 1204, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, HK	Proactive Medicare Enterprise (Hong Kong) Limited	January 1, 2008 – December 31, 2008	$2,275 per month

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table sets forth, as of July 24, 2008, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Andrew B. Kramer 622 Third Avenue 32nd Floor New York, NY 10017	Common Share	262,000	0.52%
Wong Yuen Yee Flat E, 12/F, Monticello, 48 Kennedy Road, Wanchai, Hong Kong	Common Share	1,287,587	2.57%
Wong Yao Wing Flat 27D, Blk 4, Tolo Place, Ma On Shan, Shatin, N.T. Hong Kong	Common Share	1,231,175	2.46%
Directors and Executive Officers as a Group	Common Share	2,780,762	5.55%

Autoscale Resource Ltd. Rm 903, Tung Wai Commercial Building 109 – 111 Gloucester Road Wan Chai, Hong Kong	Common Share	12,000,000	23.9%
Gerald W. Williams 5728 – 125A Street Surrey, BC V3X 3G8	Common Share	4,000,000	7.8%

*	Less than one percent of issued and outstanding common shares.

(1)

Based on 50,148,000 shares of common stock issued and outstanding as of July 24, 2008. Except as otherwise indicated, we believe that the beneficial owners of the common shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company effective on closing of the acquisition of UPMG. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Siew Man Pang	Chief Executive Officer	58	October 1, 2008
Edwin Chan	Chief Financial Officer	43	July 24, 2008
Kenneth Lee	Chief Operating Officer	46	July 24, 2008
Wong Yuen Yee	Director	46	July 24, 2008
Wong Yao Wing	Director	50	July 24, 2008
Andrew B. Kramer	Director	46	July 24, 2008

Effective October 1, 2008, Mr. Henry J. Macfarland resigned as our Chief Executive Officer. As a result of Mr. Macfarland’s resignation on October 1, 2008, we appointed Mr. Siew Man Pang as our Chief Executive Officer.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Siew Man Pang, MHA – Chief Executive Officer

Mr. Pang has over 30 years of senior management experience in the healthcare industries of Hong Kong, China, Australia, Singapore and Malaysia. Mr. Pang was most recently the Group Executive Director of Health Management International Limited, a Singapore-listed regional healthcare service and education provider. Mr Pang was the Executive Director and Senior Vice President of United Premier Medical Group (UPMG). Before that, he was the Director of Medical Services of ChinaCare Investments Holdings Ltd, a company specializing in innovative investments in the China’s healthcare market. Prior to ChinaCare, Mr. Pang was the Executive Director of Quality HealthCare Asia Ltd (QHA), the first public-listed healthcare services company in the main board of the Hong Kong Stock Exchange (Stock No. 593), and Chairman and Chief Executive of its Managed Care division, Quality HealthCare Medical Services Ltd. From 1990 to 1998, Mr. Pang was the Chief Development Officer and Deputy Director of the Hong Kong Hospital Authority. He was recruited from Australia by the then newly formed Authority to help integrate and reform the 45 Government and Government-subvented hospitals to better serve the changing healthcare needs of the people of Hong Kong.

Mr. Pang obtained his B.SC, Master of Health Administration and Business Computing degrees from Australia and senior management training at Stanford University. Currently he is a trained surveyor on healthcare facilities accreditation of the Australian Council on Healthcare Standards, a national accreditation body of Australia.

Kenneth Lee, M.D., Chief Operating Officer

Dr. Kenneth Lee has over 17 years of experience working in various sectors of the healthcare industry in the United States, mainland China and Macao. Prior to his current position, he was the Chief Operating Officer of the University Hospital of Macau University of Science and Technology Foundation. Before joining United Premier Medical Group, he was the founder and Chief Executive Officer of American-Sino Human Resources Internationalization and Consulting, Ltd, a PRC wholly foreign-owned enterprise. He also served as Medical Director of Huashan Hospital American-Sino OB/GYN Services (ASOG) in Shanghai and Senior Management Consultant for ASOG in Beijing. Prior to moving to China, he was the Regional Care Management Medical Director for United Health Group, the largest health insurance company in the United States. He has also served on the Board of Managers for the Northern Ohio Alliance for Health, Ltd., an 11-hospital coalition, providing managed care leadership. Dr. Lee has also served as the Director of the Resurrection Healthcare Family Medicine Residency program in Chicago. In the early 1990’s, Dr. Lee was also the founder and Managing Director of a single specialty group practice in Ohio, USA.

Dr. Lee obtained his doctor of medicine (M.D.) degree from the Medical University of Ohio and graduate degrees in Master of Business Administration (MBA) and Master of Public Health (MPH) from the University of South Florida. In addition, he is board certified in family medicine (FAAFP), managed care medicine (CMCM) and as certified physician executive (CPE) by the American College of Physician Executive.

Edwin Chan, Chief Financial Officer

Mr. Edwin Chan was a director of Biopack Environmental Solutions Inc. (a publicly listed OTC Bulletin Board company) from March 2007 to March 2008 and was the chief financial officer of the company for the third quarter of 2007, where he was responsible for financial reporting, corporate finance and investment analysis of the company. From 2004 to 2006, Mr. Chan was a Senior Manager at China Everbright Securities (HK) Limited, a PRC-based investment banking firm, where he was responsible for sales and brokerage of securities to institutional investors in the Greater China Region. From 2002 to 2004, he was the Senior Manager (Business Valuation) of Vigers Appraisal & Consulting Limited. From 2000 to 2002, Mr. Chan was the Research Manager for Asia Financial Securities Limited.

Mr. Chan was awarded an MBA degree in 1999 from the Schulich School of Business, York University, Canada, with a specialization in Corporate Finance, Investment and Financial Management. He has also obtained an LL.B. degree from Tsinghua University in the Peoples Republic of China, a Bachelor of Science degree from the Chinese University of Hong Kong and a postgraduate certificate in Education from the University of Hong Kong.

Wong Yuen Yee, Director

Ms. Y. Y. Wong has over fifteen years of practical business experience in the PRC. She is responsible for the overall strategic planning and development of UPMG. In addition to the position held at UPMG, Ms. Wong founded Inno-tech Holdings Ltd. (8202.HK), which was successfully listed in the Hong Kong Growth Enterprise Market (“GEM”) market in 2002. Ms. Wong is the Chairman of Inno-Tech Holdings Ltd. - a listed company on the Share Exchange of Hong Kong focusing on sales and marketing of innovative smart home products in the PRC and also the acquisition, development and management of budget hotels in the PRC. Ms. Wong graduated from the University of Hong Kong with a Bachelor of Social Science degree and a Masters degree in Business Administration. She is enthusiastic about the welfare of China’s women and children. Ms. Wong is a Director of the Shanghai Soong Ching Ling Foundation. The foundation is dedicated to developing the welfare of Chinese women and children.

Wong Yao Wing, Director

Mr. Robert Wong is a typical entrepreneur who founded his first IT business in Hong Kong 15 years ago. His IT business was proven a great success and was soon acquired by Legend Holdings Limited. Subsequently, Mr. Wong joined HealthAnswers Inc. - a U.S. based comprehensive and integrated health communications company providing health information and service to patients through the continuum of healthcare, and set up the Asia Division of HealthAnswers. Mr. Wong’s tenure at HealthAnswers granted him good exposure of the healthcare industry in the region. After then, Mr. Wong founded Inno-tech Holdings Ltd. (8202.HK), which was successfully listed in the Hong Kong GEM market in 2002. Mr. Wong is now the Deputy Chairman of the company. Mr. Wong graduated from the University of Hong Kong with a Bachelor of Science Honor degree, a Certification of Education and a Masters degree in Business Administration. Mr. Wong received the Chief Executive’s Commendation for Community Service in July 2005.

Andrew B. Kramer, Director

Mr. Andrew Kramer is a Registered Investment Advisor. He is President and Portfolio Manager at Kramer Capital Management an investment firm managing over 100 million dollars. Mr. Kramer has been an investment professional for over twenty years the last 15 he has been associated with Third Avenue Management, the value investment firm founded by the legendary value investor Martin J. Whitman. In addition to Kramer’s duties at Kramer Capital he chairs The Board of Trustees of a 12 million dollar annual budget non profit organization and is a board member of various private companies. He was a graduate of Colgat University 1984 with a double major in English and History.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;

3.

being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Executive Compensation

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended September 30, 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended September 30, 2007, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensat- ion ($)	Nonqualifid Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Gerald W. Williams Former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director (1)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Henry J. Macfarland Former Chief Executive Officer(2) (5)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Siew Man Pang Chief Executive Officer(5)	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Edwin Chan Chief Financial Officer(3)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Dr. Kenneth Lee Chief Operating Officer(4)	2007 2006	113,905 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Wong Yuen Yee	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Wong Yao Wing	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Andrew B. Kramer	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)

Mr. Williams resigned as our president, chief executive officer, secretary and treasurer on July 24, 2008 when Henry J. Macfarland was appointed as chief executive officer of our company following the closing of the share exchange agreement.

(2)

On October 26, 2006, United Premier Medical Group (Hong Kong) Limited and American-Sino Human Resources Consulting & Management (Shanghai) Ltd. entered into a management service agreement concerning the appointment of Dr. Kenneth K. Lee as the Chief Operating Officer of United Premier Medical Group Limited and its subsidiaries and provision of related consulting services. A combined management and clinical service fee of about $10,355 will be paid per month as the sole compensation for these consulting services. There is no arrangement or plan in which pension, retirement or similar benefits under this agreement. On June 1, 2007, United Premier Medical Group International Limited and American-Sino Internationalization Consulting & Management Limited entered into a management agreement for the renewal of the agreement dated October 26, 2006 for the appointment of Dr. Kenneth Lee as the Chief Operating Officer of United Premier Medical Group Limited and its subsidiaries and provision of related consulting services. A combined management and clinical service fee of about $10,355 is paid per month as the sole compensation for these consulting services. There is no arrangement or plan in which pension, retirement or similar benefits under this agreement.

(3)

On October 15, 2007, United Premier Medical Group Limited and Stonebridge Healthcare Consulting, LLC entered into a consulting agreement concerning the engagement of Mr. Henry J. Macfarland as the Chief Executive Officer of United Premier Medical Group Limited and its subsidiaries and provision of related consulting services. An hourly fee of $150 but not to exceed a maximum of $1,200 per day is paid as the sole compensation for these consulting services. There is no arrangement or plan in which pension, retirement or similar benefits under this agreement.

(4)

On November 1, 2007, UPMG (International) Limited and Asset Spring Investments Ltd. entered into a consulting agreement concerning the engagement of Mr. Chan Kam-fai, Edwin as the Chief Financial Officer of United Premier Medical Group Limited and its subsidiaries and provision of related consulting services. A monthly consulting fee of about $4,493 is paid as the sole compensation for these consulting services. There is no arrangement or plan in which pension, retirement or similar benefits under this agreement.

(5)

On October 1, 2008, Mr. Macfarland resigned as our Chief Executive Officer. As a result of Mr. Macfarland’s resignation we appointed Mr. Siew Man Pang. On October 1, 2008, the Company entered into an employment agreement with Mr. Siew Man Pang as the Chief Executive Officer of the Company and its subsidiaries with a monthly compensation of $15,384 plus two months salary as the bonus. Mr. Pang is also entitled to a total of 500,000 share options of the Company exercisable at $0.70 after the first anniversary of his employment with the Company. There is no arrangement or plan in which pension, retirement or similar benefits under this agreement.

We have not entered into any employment agreement or consulting agreements with our directors. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Share Option Plan

On October 23, 2006, the UPMG Board of Directors adopted a share option scheme (“The Scheme”). The Scheme provides for the grant of options to directors and consultants. The Scheme is administered directly by our board of directors. Subject to the provisions of the Scheme, our board of directors determines who receives share options, the number of shares of common stock that may be covered by the option grants, the time and manner of the exercise of the options and exercise prices, as well as any other pertinent terms of the options. There are two tranches of options that are fully vested at grant date. The first tranche consists of 900 units and is exercisable within 10 years at an exercise price of $1,428 per share. The second tranche consists of 1,000 units and is exercisable within 3 years at an exercise price of $1,428 per share. As of September 30, 2007, total share options outstanding are 1,900 units. As of December 4, 2007, the Scheme was formally terminated with all unexercised options being cancelled. We had notified all Option holders about the termination of this option scheme. Currently, we do not have any option scheme.

Mr. Siew Man Pang, the Chief Executive Officer of the Company is entitled to a total of 500,000 share options of the Company exercisable at $0.70 after the first anniversary of his employment with the Company, i.e. October 1,

2009. We do not have any other stock option plan in favor of our directors, other officers, consultants or employees of our company.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our fiscal year ended September 30, 2007 by any officer or director of our company.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive share options to purchase shares of common stock as awarded by our board of directors.

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

Our board of directors has determined that we do not have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Other than set out below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

Loan from Companies Associated with United Premier Medical Group Limited

On June 20, 2007, Inno-Tech Holdings Limited (“Innotech”), a shareholder of UPMG, loaned $772,777 (equivalent to HK$6,000,000) to UPMG for use as working capital and the repayment date is June 22, 2008. Pursuant to an agreement dated April 29, 2008 signed between Innotech and UPMG for the extension of loan repayment, it is agreed that repayment of full amount of the above-mentioned loans is extended as scheduled below:

Date of Loan Agreement	Loan Amount ($)	Original Repayment Date	New Repayment Date
June 20, 2007	$772,777 (HK$ 6,000,000)	June 22, 2008	December 22, 2008

On January 10, 2008, Innotech loaned $384,615 (equivalent to HK$3,000,000) to UPMG with the repayment date on January 9, 2009. On January 25, 2008, Innotech loaned another $512,820 (equivalent to HK$4,000,000) to UPMG with the repayment date on January 24, 2009. Pursuant to an agreement dated April 29, 2008 signed between Innotech and UPMG for the extension of loan repayment, it is agreed that repayment of full amount of the above-mentioned loans is extended as scheduled below:

Date of Loan Agreement	Loan Amount ($)	Original Repayment Date	New Repayment Date
January 10, 2008	$384,615 (HK$3,000,000)	January 9, 2009	July 9, 2009
January 25, 2008	$512,820 (HK$4,000,000)	January 24, 2009	July 24, 2009

Corporate Governance

We currently act with three (3) directors: Wong Yuen Yee, Wong Yao Wing and Andrew B. Kramer.

Committees of the Board

All proceedings of the board of directors for the year ended September 30, 2007 were conducted by resolutions consented to in writing by the board of directors and filed with the minutes of the proceedings of our board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

DESCRIPTION OF SECURITIES

Our authorized capital share consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common shares:

  have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common shares upon liquidation, dissolution or winding up of our affairs;

  do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

Our common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares.

Holders of shares of our common shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

LEGAL PROCEEDINGS AND CONTINGENCIES

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

Proactive Medicare Enterprise (HK) Limited, a subsidiary of UPMG, is a plaintiff of a legal proceeding regarding a civil claim against a hospital in the PRC namely, International Peace Maternity & Child Health Hospital of the China Welfare Institute (“IPMCHH” or the “defendant”) who refused to pay consultancy fees to PME-HK since April 2005.

On April 10, 2007, Proactive Medicare Enterprise (HK) Limited (“PME-HK”) brought a civil action to the Shanghai No. 1 Intermediate People’s Court (the “Shanghai Court”) in the PRC against IPMCCH for breach of contract. A statement claim from PME-HK was sent to the Shanghai Court for acceptance of review. The proposed claims regarding this civil action included: (i) To order IPMCHH to honor the co-operative agreement signed between PME-HK and IPMCHH on February 2, 2004; (ii) To order IPMCHH to pay the consultant fee amounted $2,890,000 (equivalent to RMB22,677,123) in arrears owed to PME-HK, and (iii) IPMCHH shall bear the cost of this action.

On April 12, 2007, the statement of claim was legally accepted and filed by the Shanghai Court (Notification of Acceptance: (2007) Hu Yi Zhong Min Wu (Shang) Chu Zi No. 93). On May 29, 2007, the first instance of the case was held to establish the case. On January 23, 2008, the second instance of the case was held to further negotiate a mutually accepted settlement plan. Through the mediation of the Shanghai Court, PME-HK and IPMCHH, so far, have gone through several rounds of negotiation for a mutually agreed settlement amount in recent months but a final settlement amount has yet to be confirmed

We have also engaged a law firm in the PRC to negotiate with another two hospitals in the PRC which are under contracts to pay us for the consultancy services provided to their affiliated VIP Birthing Centers in Foshan and

Changsha in the PRC. The proposed claim in each case is about one million US dollars. We have gone through several rounds of negotiation for an agreed settlement amount in recent months and a final settlement amount has yet to be confirmed. For the Hangzhou Center, we are identifying a suitable PRC lawyer to negotiate with the host hospital for a mutually accepted settlement plan.

The results of these negotiations / claim cannot be predicted, and it is possible that the ultimate resolution of these matters, individually or in the aggregate, may have a material adverse effect on our business (either in the near-term or in the long-term), financial position, results of operations, or cash flows. Although our management believes a portion of our investment in these affiliated VIP Birthing Centers may be recovered, we have reasonably estimated the uncertain portion and have eliminated their revenue contribution in 2007.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our shares of common stock began trading on the OTC Bulletin Board on March 22, 2008 under the symbol “CVLG”. Prior to this date, there was no public market for our common shares. Our common shares became listed on the OTC Bulletin Board on March 22, 2007, under the symbol “CVLG”. Prior to this date, there was no public market for our common shares. On May 13, 2008, we effected a change of name of our company from The Cavalier Group to China Health Care Corporation. The name change became effective with the OTC Bulletin Board at the opening for trading on May 16, 2008 under the new stock symbol “CNHL”.

As of July 24, 2008, trading in our common shares has not commenced on a consistent basis.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Wyoming Business Corporation Act permits a corporation to limit or eliminate the personal monetary liability of directors or officers to a corporation or its shareholders by reason of their conduct as directors or officers, except for (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim periods, including the interim period up through the date the relationship ended.

ITEM 3.01 – UNREGISTERED SALES OF EQUITY SECURITIES

On July 24, 2008, we issued 42,658,000 shares of our common stock to the former shareholders of United Premier Medical Group Limited in consideration for the acquisition of all of the issued and outstanding common shares in the capital of United Premier Medical Group Limited. We issued the securities to non-U.S. persons, as that term is defined in Regulation S of the Securities Act of 1933, as amended, relying on Regulation S and/or Section 4(2) of the Securities Act and to U.S. accredited investors pursuant to the exemption from registration provided under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Upon closing of the transactions contemplated by the share exchange agreement on July 24, 2008, we issued 42,658,000 shares of our common stock to the former shareholders of United Premier Medical Group in consideration for the acquisition of all of the issued and outstanding common shares in the capital of United Premier Medical Group.

As of the closing date, the former shareholders of United Premier Medical Group held approximately 85.1% of the issued and outstanding common shares of our company.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 24, 2008, in connection with the closing of the share exchange agreement, new directors were appointed to our board of directors. At the same time, Gerald Williams and Roy West resigned as directors. The new directors are Wong Yuen Yee, Wong Yao Wing and Andrew B. Kramer.

Descriptions of business experience over the past five years and compensatory arrangements of the new directors and officers can be found in the sections entitled “Directors, Executive Officers, Promoters and Control Persons” and “Executive Compensation”.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements for United Premier Medical Group Limited

(b)	Exhibits

Exhibit No.	Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.1

Share Exchange Agreement dated January 20, 2008, among our company, United Premier Medical Group and the selling shareholders of United Premier Medical Group as set forth in the share exchange agreement (incorporated by reference from our Current Report on Form 8-K filed on January 28, 2008)

(3)	Articles of Incorporation and By-laws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB- 2 filed on July 29, 2005)

Exhibit No.	Description
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on July 29, 2005)
(10)	Material Contracts
10.1

Option To Purchase And Royalty Agreement between The Cavalier Group and Larry Gervais of Timmins, Ontario, dated April 25, 2005 to acquire a 100% interest in the Casa Claim Block, Porcupine Mining Division, Ontario.( incorporated by reference from our Registration Statement on Form SB-2 filed on July 29, 2005)

10.2	Code Of Business Conduct & Ethics and Compliance Program (incorporated by reference from our Annual Report on Form 10-KSB filed on August 28, 2008)
10.3*	Educational and Consulting Services Agreement between JHI and PMEHK dated June 15, 2002.
10.4*	Licensing Agreement between JHI and PMEHK dated June 15, 2002.
10.5*	Novation and Assignment Agreement for Education and Consulting Services Agreement between PMEHK, PMEUS and JHI.
10.6*	Novation and Assignment for Licensing Agreement between PMEHK, PMEUS and JHI dated April 11, 2003.
10.7*	Amendment to Licensing Agreement between JHI and PMEUS dated August 8, 2003.
10.8*	Second Amendment to Licensing Agreement between JHI and PME dated June 10, 2004.
10.9*	First Amendment to Educational And Consulting Services Agreement between JHI and PME dated June 10, 2004.
10.10*	Description of Co-operative Agreement between IPMCHH and UPMG (U.S.) Limited dated March 31, 2005.
10.11*	Description of Co-operative Agreement between IPMCHH and PMEHK dated February 2, 2004.
10.12*	Description of Co-operative Agreement between IPMCHH and PMEHK dated March 21, 2003.
10.13*	Description of Technical Exchange and Cooperative Agreement between Xiamen Maternity and Child Health Care Hospital and Proactive Medicare (Xiamen) Company Limited dated March 6, 2005.
10.14*	Description of Co-operative Agreement between Jinan Maternity and China Care Hospital and Proactive Medicare Enterprise (Jinan) Limited dated February 5, 2004.
10.15*	Description of Co-operative Agreement between Beijing Obstetrics & Gynecology Hospital and Proactive Medicare (Beijing) Company Limited dated April 25, 2004.
10.16*	Co-operative Agreement between Foshan Maternal and Children’s Hospital and Proactive Medicare Services (Hong Kong) Limited dated February 27, 2004
10.17*	Description of Supplemental Agreement to the Co-operative Agreement between Foshan Maternal and Children’s Hospital and Proactive Medicare Services (Hong Kong) Limited dated February 27, 2004
10.18*	Description of Co-operative Agreement betweenThe Second Affiliated Hospital of Guangzhou Medical College and UPMG (Guangdong) Company Limited dated November 18, 2003.
10.19*	Description of Co-operative Agreement between Changsha Maternity and Child Hospital and Proactive Medicare (Changsha) Company Limited dated July 7, 2004.

Exhibit No.	Description
10.20*	Supplemental Agreement to the Co-operative Agreement between Changsha Maternity and Child Hospital and Proactive Medicare (Changsha) Company Limited dated July 7, 2004.
10.21*	Description of Co-operative Agreement between Wuxi Maternity and Children Hospital and Proactive Medicare (Wuxi) Company Limited dated April 19, 2004.
10.22*	Description of Supplemental Agreement to the Co-operative Agreement between Wuxi Maternity and Children Hospital and Proactive Medicare (Wuxi) Company Limited dated April 19, 2004.
10.23*	Technical Exchange and Co-operative Agreement between Hangzhou Tin Mu Shan Hospital Limited and Proactive Medicare (Hangzhou) Company Limited dated August 20, 2005.
10.24*

Description of Technical Exchange and Co-operative Agreement between Proactive Medicare (Jiangsu) Company Limited and Jiangsu Province Women and Children Hygiene and Health Center/the Auxiliary Ward of the Jiangsu Province People’s Hospital dated September 29, 2005.

10.25*	Agreement between Data Pacific Medical Group Limited and UPMG (Hong Kong) Limited dated June 28, 2006.
10.26*

Hospital Management, Hospital Services Development and Related Consulting Services Agreement between The University Hospital of Macau University of Science and Technology Foundation and UPMG (Macau) Limited dated October 1, 2006.

10.27*

Amendment Agreement to the Hospital Management, Hospital Services Development and Related Consulting Services Agreement between The University Hospital of Macau University of Science and Technology Foundation and UPMG (Macau) Limited dated June 27, 2007.

10.28*	Management Services Agreement between UPMG (Hong Kong) Limited and American-Sino Human Resources Consulting and Management (Shanghai) Ltd. Dated October 26, 2006.
10.29*	Services Agreement PMEHK and PMEUS dated March 28, 2004.
10.30*	Project Consultancy Agreement between PMEHK and PMEUS dated March 28, 2004.
(21)	Subsidiaries of the Small Business Issuer
UPMG International Limited
Proactive Medicare Enterprise (Hong Kong) Limited
Proactive Medicare (Shenzhen) Company Limited
Proactive Medicare (Changsha) Company Limited
Proactive Medicare (Xiamen) Company Limited
Proactive Medicare (Nanjing) Company Limited
Proactive Medicare (Hangzhou) Company Limited
Proactive Medicare (Wuxi) Company Limited
United Premier Medical Group (Shanghai) Limited
Proactive Medicare Services (Hong Kong) Limited
Proactive Medicare (Beijing) Company Limited
UPMG (Hong Kong) Limited
UPMG (US) Limited
Guangzhou Inno-Proactive Medicare Consultancy Limited
Shanghai Proactive Medicare Health Education Center Limited

Exhibit No.	Description
UPMG (Shenzhen) Limited
Broad Prosper Limited
UPMG (Macau) Company Limited

* (incorporated by reference from our Current Report on Form 8-K filed on July 31, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH CARE CORPORATION

/s/ Siew Man Pang
Siew Man Pang
Chief Executive Officer

Dated: November 21, 2008

CHINA HEALTH CARE CORPORATION

/s/ Edwin Chan
Edwin Chan
Chief Financial Officer

Dated: November 21, 2008

UNITED PREMIER MEDICAL GROUP LIMITED
AND SUBSIDIARIES
(Incorporated in the Cayman Islands with Limited Liability)

September 30, 2007 and 2006

(Unaudited)

F1

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$406,396	$32,672
Accounts receivable	396,899	51,490
Prepaid services and other current assets	237,981	85,126
Due from directors	32,214	77,951
Due from a shareholder	36,213	-
Total current assets	1,109,703	247,239

Equipment, net	1,123,317	2,134,037
Goodwill	154,881	154,463
Total assets	$2,387,901	$2,535,739

Liabilities and Shareholders' Deficit
Current liabilities
Accounts payable	$822,739	$906,384
Accrued liabilities	550,000	550,000
Other payables	1,031,157	1,806,256
Accrued expenses	75,325	163,216
Bank overdraft	-	5,875
Due to directors	470,377	402,233
Total current liabilities	2,949,598	3,833,964

Dividend payable	1,385,573	823,950
Loan from related party	772,777	-
	2,158,350	823,950

Total liabilities	5,107,948	4,657,914

Minority interest	99,625	76,288

Commitments and contingencies

Shareholders’ deficit
Convertible preference shares,
10,000 shares authorized;
4,605 and 4,545 shares issued and outstanding at
September 30, 2007 and 2006, respectively	10,225,269	10,075,320
Common shares, $0.00128 par value;
38,990,000 shares authorized;
15,912 and 15,683 issued and outstanding at
September 30, 2007 and 2006, respectively	20	20
Additional paid-in capital	10,455,565	10,211,206
Accumulated other comprehensive loss	(152,670)	(108,876)
Accumulated deficit	(23,347,856)	(22,376,133)
Total shareholders’ deficit	(2,819,672)	(2,198,463)

Total liabilities and shareholders’ deficit	$2,387,901	$2,535,739

The accompanying notes are an integral part of these consolidated financial statements.

F3

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Years Ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)

Revenue	$651,218	$244,756

Cost of revenue	168,644	106,111

Gross profit	482,574	138,645

Operating expenses:
Impairment of equipment	401,102	1,803,165
Selling, general and administrative expenses	1,325,402	4,038,740

Total operating expenses	1,726,504	5,841,905

Other income (expenses):
Other income	10,633	4,707
Interest expense, net	(20,542)	(26,406)

Total other income (expenses)	(9,909)	(21,699)

Loss from continuing operations before income taxes and minority
interest	(1,253,839)	(5,724,959)

Provision for income taxes	(20,516)	-
Loss from continuing operations before minority interest	(1,274,355)	(5,724,959)

Minority interest in net (loss) income of subsidiaries	(24,629)	34,820

Loss from continuing operations	(1,298,984)	(5,690,139)

Discontinued operation:
Gain on disposal of discontinued operation	1,240,961	-

Net loss	(58,023)	(5,690,139)

Dividend for convertible preference shares	(913,700)	(832,483)

Loss to common shareholders	(971,723)	(6,522,622)

Other – Comprehensive income (loss):
Gain (loss) on foreign currency translation	(43,794)	459,266

Comprehensive loss	$(1,015,517)	$(6,063,356)

Weighted average shares outstanding – basic and diluted	15,884	15,441

Loss per common share from continuing operations – basic and
diluted	$(81.78)	$(368.51)

Income per common share from gain on disposal of discontinued
operation – basic and diluted	$78.12	$0.00

Net loss per share – basic and diluted	$(3.66)	$(368.51)

The accompanying notes are an integral part of these consolidated financial statements.

F4

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(Unaudited)

					Accumulated
		Common Share		Additional	other
	Preference			Paid-in	Comprehensive	Accumulated
	Shares	Share	Amount	Capital	Loss	Deficit	Total
Balance at
October 1, 2005	$6,754,205	15,143	$19.00	$9,300,073	$(568,142)	$(15,853,511)	$(367,356)
Issue 129 shares at
$1,428 per share	-	129	0.17	184,954	-	-	184,954
Issue 186 shares at
$2,000 per share	-	186	0.25	373,821	-	-	373,821
Issuance of 195
common shares as	-	195	0.26	309,264	-	-	309,265
compensation
Issuance of 30 common
shares as compensation	-	30	0.04	43,094	-	-	43,094
Proceeds from issuance
of preference shares	3,321,115	-	-	-	-	-	3,321,115
Foreign currency
translation gain	-	-	-	-	459,266	-	459,266
Dividend for
preference shares	-	-	-	-	-	(832,483)	(832,483)
Net loss	-	-	-	-	-	(5,690,139)	(5,690,139)
Balance at
September 30, 2006	10,075,320	15,683	20.00	10,211,206	(108,876)	(22,376,133)	(2,198,463)
Issue of 209 shares at
$1,428 per share	-	209	0.28	300,789	-	-	300,789
Issuance of 20 common
shares as compensation	-	20	0.03	28,619	-	-	28,619
Cost associated with
issuance of common	-	-	-	(85,049)	-	-	(85,049)
shares
Proceeds from issuance
of preference shares	149,949	-	-	-	-	-	149,949
Foreign currency
translation loss	-	-	-	-	(43,794)	-	(43,794)
Dividend for
preference shares	-	-	-	-	-	(913,700)	(913,700)
Net loss	-	-	-	-	-	(58,023)	(58,023)
Balance at
September 30, 2007	$10,225,269	15,912	$20.00	$10,455,565	$(152,670)	$(23,347,856)	$(2,819,672)

The accompanying notes are an integral part of these consolidated financial statements.

F5

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(971,723)	$(6,522,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Minority interest	23,337	(33,216)
Non-cash compensation	28,551	352,197
Depreciation	377,602	659,893
Gain on disposal of equipment	(55,983)	-
Gain on disposal of discontinued operation	(1,240,961)	-
Impairment of assets	401,102	1,803,165
Written off of due to related parties	-	92,256
Share issuance costs	-	(160,738)
Discontinued operation	-	100,550
Changes in operating assets and liabilities:
Accounts receivable	(345,409)	(66,289)
Prepaid services and other current assets	(152,855)	1,147
Accounts payables	(83,645)	(767,450)
Accrued liabilities	-	550,000
Other payable	(775,099)	572,234
Accrued expenses	362,831	(1,285,380)
Net cash used in operating activities	(2,432,252)	(4,704,253)

Cash flows from investing activities:
Purchases of equipment	(30,897)	(994,094)
Proceeds from disposal of equipment	241,035	-
Proceeds from disposal of discontinued operation	960,525	-
Net cash provided by (used in) investing activities	1,170,663	(994,094)

Cash flows from financing activities:
Due from a shareholder	(36,213)	-
Bank overdraft	(5,875)	(6,848)
Cost of issuance of common shares	(83,624)	-
Sale of common shares for cash	-	558,950
Proceeds from subscriptions of shares	-	450,722
Proceeds from issuance of preference shares	-	3,479,539
Advance from related party	113,881	288,259
Dividends payable	913,700	832,483
Dividends paid	(356,879)	(146,807)
Repayment of short term loan	-	(612,783)
Proceeds from loan from related party	772,777	-
Discontinued operation	362,970	385,233
Net cash provided by financing activities	1,680,737	5,228,748

Net increase (decrease) in cash and cash equivalents	419,148	(469,599)

Effect of exchange rate changes on cash and cash equivalents	(45,424)	477,095
Cash and cash equivalents at beginning of year	32,672	25,176
Cash and cash equivalents at end of year	$406,396	$32,672

F6

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$21,465	$27,451
Taxes	$923	$931

Non cash financing activities:
Issuance of shares of common shares, previously accrued	$300,773	$-

Issuance of shares of preference shares, previously accrued	$149,949	$-

The accompanying notes are an integral part of these consolidated financial statements.

F7

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION

Unaudited
The unaudited consolidated financial statements of United Premier Medical Group Limited (“UPMG”) for the years ended September 30, 2007 and 2006 have been prepared in accordance with generally accepted accounting principles.

Business and Organizational Structure
United Premier Medical Group Limited (“UPMG”) is a medical consultancy service provider in the People’s Republic of China (“PRC”) providing services in the areas of hospital management and specialty medical consultancy. UPMG’s primary focus is the health care needs of women and children. UPMG and its subsidiaries are collectively referred to herein as the "Company," the “Group”, "we", "us", "our" and "ourselves," unless the context indicates otherwise.

The business was founded in 2001, with UPMG as the ultimate holding company. UPMG was organized under the laws of Cayman Island on March 28, 2003, whereas UPMG International Limited (“UPMGI”) was incorporated in the British Virgin Islands on September 15, 2003. Our intention is to build the Company with a holding company structure, with a top-level entity owing interests in operating entities. Separate operating entities are established in each geographic region. At times, we own less than 100% of an operating entity because this allows us to make use of the resources and the expertise of our local partners.

There were a number of restructuring events which occurred over the past several years. These include:

•

On July 19, 2001, UPMGI acquired 50% of the operating entity Proactive Medicare Enterprise (Hong Kong) Limited (“PME-HK”). At the same time, PME-HK held 90% in equity interest of the operating entity Shanghai Proactive Medicare Health Education Center Limited (“BK-SH”).

•	On May 5, 2003, UPMG acquired 100% of UPMGI and hence UPMGI became a wholly- own subsidiary of UPMG.

•	On March 17, 2004, UPMGI increased its ownership of the operating entity PME-HK from 50% to 100% and hence PME-HK became a wholly-own subsidiary of UPMGI.

•	Pro-Innovative Holdings Limited (“PHL”) was incorporated on January 22, 2004 with 51% in equity interest held by UPMG. It is an investment holding company.

•	On February 17, 2004, UPMG transferred all common shareholding in Ideamart Holdings Limited (“Ideamart”) to PHL. Ideamart which incorporated on May 28, 2003, is a dormant company.

•	On March 19, 2004, UPMG International (Guangdong) Limited (“UPMGIG”) increased its ownership of UPMG (Guangdong) Company Limited (“UPMGGC”) from 99% to 100%.

•

On May 7, 2004, PHL transferred 100% of its ownership in UPMG (Hong Kong) Limited (“UPMG-HK”) and UPMG (US) Limited (“UPMG-US”) to UPMGI and hence UPMG-HK and UPMG-US became the wholly-own subsidiaries of UPMGI.

•	In April 2007, UPMG-HK disposed of its 100% interest in Broad Prosper Limited.

F8

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION (CONTINUED)

The Company’s subsidiaries as of September 30, 2007 are as follows:

No	Company Code	Company Name	Place of Incorporation	Date of Incorporation	Remark
1	UPMG	United Premier Medical Group Limited	Cayman Islands	March 28, 2003	Ultimate Holding Company
2	UPMGI	UPMG International Limited	British Virgin Islands	September 15, 2003	Subsidiary of UPMG
3	PME-HK	Proactive Medicare Enterprise (Hong Kong) Limited	Hong Kong	March 17, 2000	Wholly-own subsidiary of UPMGI
4	PME-SZ	Proactive Medicare (Shenzhen) Company Limited	Hong Kong	September 24, 2004	Wholly-own subsidiary of UPMGI
5	PME-CS	Proactive Medicare (Changsha) Company Limited	Hong Kong	July 2, 2004	Wholly-own subsidiary of UPMGI
6	PME-XIA	Proactive Medicare (Xiamen) Company Limited	Hong Kong	December 22, 2004	Wholly-own subsidiary of UPMGI
7	PME-NAN	Proactive Medicare (Nanjing) Company Limited	Hong Kong	September 24, 2005	Wholly-own subsidiary of UPMGI
8	PME-HZ	Proactive Medicare (Hangzhou) Company Limited	Hong Kong	August 25, 2005	Wholly-own subsidiary of UPMGI
9	PME-WX	Proactive Medicare (Wuxi) Company Limited	Hong Kong	April 19, 2004	Wholly-own subsidiary of UPMGI
10	UPMG-SHA	United Premier Medical Group (Shanghai) Limited	Hong Kong	February 25, 2004	Wholly-own subsidiary of UPMGI
11	PMS-HK	Proactive Medicare Services (Hong Kong) Limited	Hong Kong	January 30, 2004	Wholly-own subsidiary of UPMGI
12	PME-BJ	Proactive Medicare (Beijing) Company Limited	Hong Kong	March 27, 2000	Wholly-own subsidiary of UPMGI
13	UPMG-HK	UPMG (Hong Kong) Limited	British Virgin Islands	August 8, 2003	Wholly-own subsidiary of UPMGI
14	UPMG-US	UPMG (US) Limited	British Virgin Islands	November 23, 1993	Wholly-own subsidiary of UPMGI
15	HB-GZ	Guangzhou Inno-Proactive Medicare Consultancy Ltd.	PRC	October 26, 2004	Wholly-own subsidiary of PMEHK
16	BK-SH	Shanghai Proactive Medicare Health Education Center Limited	PRC	February 5, 2002	90% of common shareholding held by PMEHK
17	UBK-SZ	UPMG (Shenzhen) Limited	PRC	January 5, 2006	Wholly-own subsidiary of UPMG-US
18	UPMG-MU	UPMG (Macau) Company Limited	Macau	September 29, 2006	50% of common shareholding held by UPMG-HK
19	PHL	Pro-Innovative Holdings Limited	British Virgin Islands	January 22, 2004	51% of common shareholding held by UPMG
20	PML	Pro-Innovative Medical Limited	Hong Kong	December 8, 2003	Wholly-own subsidiary of PHL
21	Ideamart	Ideamart Holdings Limited	British Virgin Islands	May 28, 2003	Wholly-own subsidiary of PHL
22	UPMGIG	UPMG International (Guangdong) Limited	British Virgin Islands	August 29, 2003	62% of common shareholding held by PHL
23	UPMGGC	UPMG (Guangdong) Company Limited	Hong Kong	August 14, 2002	Wholly-own subsidiary of UPMGIG

F9

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION (CONTINUED)

The Company provides consultancy services to the VIP Maternity & Gynecological Centers (the “VIP Birthing Centers”) in the PRC. These services are provided in conjunction with Johns Hopkins International, LLC, a U.S. based healthcare provider, and based upon a Consultancy Agreement with JHI. (The Company and JHI are currently disputing certain material terms of the consultancy agreement – see below, and note 14). The first VIP Birthing Center commenced operations in October 2002 at the International Peace Maternity & Child Health Hospital in Shanghai. Over the past six years, we have signed co-operative agreements with a number of hospitals in Obstetrics / Gynecology (“OB/GYN”) across the PRC in cities including Beijing, Shanghai, Guangzhou, Foshan, Wuxi, Xiamen, Changsha and Hangzhou. In 2006, we signed a management agreement with the University Hospital at Macau University of Science and Technology (“UH-MUST”) whereby we provide general hospital management consultancy service.

We are currently under contracts to provide consultancy services to a total of five VIP Birthing Centers in the PRC and to manage a private hospital in Macau. These centers are located in Wuxi (“the Wuxi Center”), Xiamen (“the Xiamen Center”), Changsha (“the Changsha Center”), Foshan (“the Foshan Center”) and Hangzhou (“the Hangzhou Center”). The Wuxi Center, the Xiamen Center and the hospital in Macau are operated under our service contracts, and we receive a monthly fee for our services. We have had difficult enforcing these contracts, and three of the VIP Birthing Centers have ceased complying with our payment terms (the Changsha Center, the Foshan Center, and the Hangzhou Center). We engaged lawyers to negotiate with the host hospitals for settlement. We also had a VIP Birthing Center in Shanghai (“the Shanghai Center”). We have not been paid by the Shanghai Center since January 2006 and we have taken legal action against the host hospital for breach of contract.

We had an additional VIP Birthing Center in Guangzhou (“the Guangzhou Center”) which ceased its operation in March 2007. Our invested assets were sold back to its host hospital. Our net receipt on this asset sale amounted to $1,296,944 (See note 11). For the abovementioned centers that we have difficult enforcing our contracts, we have not accrued any revenue for the years ended September 30, 2007 and 2006.

F10

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 2 - BASIS OF PRESENTATION

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of UPMG and its consolidated subsidiaries. UPMG wholly owns UPMGI, which in turn directly holds 12 wholly-own subsidiaries and indirectly holds 4 subsidiaries including HB-GZ (100% in equity interest), BK-SH (90% in equity interest), UBK-SZ (100% in equity interest) and UPMG-MU (50% in equity interest). Besides, UPMG holds 51% in equity interest of PHL, which in turn, wholly owns two direct subsidiaries and holds 62% in equity interest of UPMGIG, which in turn wholly owns UPMGGC. All of the Company's subsidiaries are included in the consolidated financial statements. All inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss attributable to common shareholders of $971,723 and a negative cash flow from operations of $2,432,252 for the year ended September 30, 2007 and a working capital deficiency of $1,839,895 and a shareholders’ deficit of $2,819,672 at September 30, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company will need to obtain additional financing to fund our cash needs and continue our operations beyond September 2008. Additional funding, weather through public or private equity or debt financing, arrangements with shareholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing shareholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common shares. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either medium or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cut back our operations.

F11

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company’s revenue is principally based on the provision of consultancy service under the service contracts with the hospitals on a profit-sharing basis. The shared profit of the Company normally ranges from 70% to 80% of net profit of the VIP Birthing Centers. These service contracts normally have a term of 5 to 10 years with subsequent renewal options and generally may be terminated by either party with prior notice. Revenues and related receivables for consultancy services are recognized in the period that services are rendered. Values of the consulting services are stated in the monthly statements provided by the VIP Birthing Centers.

Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,
•	Delivery of goods has occurred or services have been rendered,
•	The charge by the service provider to the customer is fixed or determinable, and
•	Collectibility is reasonably assured.

COST OF REVENUE

Cost of revenue refers to the direct cost of providing consulting services in the VIP Birthing Centers. The cost of revenue was recognized in the period in which it was provided. There is no direct healthcare expense like compensation of physicians, nurses and other healthcare professionals.

COMPREHENSIVE INCOME (LOSS)

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income (loss) includes net income (loss) and gain (loss) in currency translation.

F12

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Company is Hong Kong dollars (“HK$”). Capital accounts of the consolidated financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

	September 30, 2007	September 30, 2006

Year-end HK$-US$ Exchange Rate	7.7665	7.7875

Average Yearly HK$-US$ Exchange Rate	7.8024	7.7618

SHARE-BASED COMPENSATION / SHARE OPTION EXPENSES

Given that the Company is a private company, the Company estimates fair value of its common share based on the number of shares granted and the subscription price of the Company's common share to its investors on the date of grant after adjustment for factors such as lack of marketability and lack of control. The fair value of share options is estimated based on the fair value of the Company’s share. Share compensation expense recognized is based on awards expected to vest, and there were no estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates. The fair values of the share based compensation expense for years ended September 30, 2007 and 2006 were $28,551 and $352,197 respectively.

F13

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain. Since the Company recorded losses in previous years and such losses were carried forward to 2006 and 2007, we have not made any provision for deferred tax of the Company as of September 30, 2007 and 2006.

SEGMENT REPORTING

The Company currently operates in one operating segment in accordance with the provisions of SFAS 131. The only operating segment of the Company refers to the provision of consultancy services to the VIP Birthing Centers in the PRC.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, accounts receivable, prepayments services and other current assets due from directors, due from a shareholder, accounts payables, accrued liabilities, other payables, accrued expenses, due to directors, dividends payable and loan from related party. Management has estimated that the carrying amount approximates their fair value due to their short-term nature or long-term debt interest rates approximate the current market rates.

F14

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT

Equipment is stated at cost less accumulated depreciation and any impairment write-downs related to assets held and used. Depreciation of equipment is provided over their estimated useful lives, using the straight-line method. Leasehold improvements are amortized over the life of the asset or the term of the lease, whichever is shorter. Estimated useful lives of the equipment are as follows:

Software	5 years
Center equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvement	5 - 10 years
Machinery	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

IMPAIRMENT OF LONG-TERM ASSETS

In evaluating long-lived assets for recoverability, including equipment, the Company uses the best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with SFAS 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). To the extent that estimated future undiscounted cash inflows attributable to the asset, less estimated future undiscounted cash outflows are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

In accordance with Statement of SFAS 144, the Company evaluates the long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment, indicators of impairment exist and if the value of the assets is impaired, an impairment loss on the assets would be recognized.

F15

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company will need to obtain additional financing to fund their cash needs and continue their operations beyond September 2008. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to the Company. The Company’s ability to maintain a sufficient liquidity is dependent on their ability to raise additional capital. If the Company issues additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of the Company’s common stock. Debt incurred by the Company would be senior to equity in the ability of debt holders to make claims on the Company’s assets. The terms of any debt issued could impose restrictions on the Company’s operations. If adequate funds are not available to satisfy either medium or long-term capital requirements, the Company’s operations and liquidity could be materially adversely affected and they could be forced to cut back their operations.

ECONOMIC AND POLITICAL RISKS

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political, economic and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standard Board ("FASB") issued SFAS 157, "Fair Value Measurements" (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS 157 will have on its consolidated results of operations, financial position, or cash flows.

F16

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities -- including an amendment of FASB Statement 115" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. The provisions of SFAS 159 are effective for fiscal years beginning after November 15, 2007. The adoption of the provisions of SFAS 159 is not expected to have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS 141R, "Business Combinations" ("SFAS 141R"). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired, and any non-controlling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements -- an amendment of ARB 51" ("SFAS 160"). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. We have evaluated the provisions of SFAS 160 and the guidance will not have an impact on the Company's financial condition or results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standard 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement 133" ("SFAS 161"). SFAS 161 amends and expands the disclosure requirements of FASB Statement 133 with the intent to provide users of financial statement with an enhanced understanding of (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and the related hedged items are accounted for under FASB Statement 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect and entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for years and interim periods beginning after November 15, 2008. The effect of adopting SFAS 161 is not expected to have a significant effect on our reported financial position or results of operations.

F17

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 4 - EARNINGS (LOSS) PER SHARE

Earning (Loss) per share is calculated in accordance with SFAS 128, “Earnings per Share”. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive securities of 6,505 and 4,545 shares are not included in loss per share in 2007 and 2006 respectively as their effect would be anti-dilutive.

NOTE 5 - EQUIPMENT

Equipment consists of the following as of September 30, 2007 and 2006:

At Cost	2007	2006
Software	$42,490	$42,376
Center equipment	-	460,387
Office equipment	505,172	566,604
Furniture and fixtures	59,011	237,189
Leasehold improvement	260,634	259,931
Machinery	848,606	1,543,030
	1,715,913	3,109,517
Less: Accumulated depreciation
Software	10,266	5,926
Center equipment	-	135,550
Office equipment	181,270	152,595
Furniture and fixtures	10,853	73,620
Leasehold improvement	74,215	48,369
Machinery	315,992	559,420
	592,596	975,480

Equipment, net	$1,123,317	$2,134,037

Depreciation expenses for the years ended September 30, 2007 and 2006 were $377,602 and $659,893 respectively.

F18

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 5 – EQUIPMENT (CONTINUED)

During the year ended September 30, 2007 and 2006, the Company determined that certain of its assets would not generate sufficient cash flow to justify their current valuation. The Company recorded a charge for the impairment of leasehold improvements and equipment at the VIP Birthing Centers in Shanghai (UPMGI), Changsha (PME-CS), Hangzhou (PME-HZ), Foshan (PMS-HK) and Guangzhou (UPMGGC). The amounts of the impairment charges for the years ended September 30, 2007 and 2006 are indicated in the following table:

Location	2007	2006
UPMGI	$160,149	$519,567
PME-CS	127,982	214,954
PME-HZ	-	19,325
PMS-HK	64,816	889,423
UPMGGC	48,155	159,896
	$401,102	$1,803,165

NOTE 6 – GOODWILL

Goodwill amounting to $154,881 and $154,463 as of September 30, 2007 and 2006 is related to the acquisition of the minority interest of PME-WX, for which the company’s subsidiary, UMPGI, purchased the remaining 20% of interest from the shareholder in 2004.

NOTE 7 – ACCRUED LIABILITIES

PMEI was once in negotiations with JHI concerning the amount owed to JHI for services and the use of the JHI trademarks for the period June 2005 through March 2006. JHI has invoiced a total of $550,000 for these services. As PMEI was dissolved in November 2007, the amount owed to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 during the year ended September 30, 2006. This amount appears as Accrued Liabilities on the Company’s balance sheet at September 30, 2007 and 2006. (See note 13).

F19

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 8 – DUE FROM / (TO) DIRECTORS

At September 30, 2007, the Company was due a total of $32,214 from two directors. At September 30, 2006, the Company was due a total of $77,951 from five directors. These balances were unsecured, interest-free and repayable on demand.

At September 30, 2007, the Company owed a total of $470,377 to one director. At September 30, 2006, the Company owed a total of $402,233 to two directors. The balances were unsecured, interest-free and payable on demand.

NOTE 9 – DIVIDEND PAYABLE

Dividend payable refers to the convertible preference share dividend accrued to the holders of Convertible Preference Shares (“CPS”). The CPS holders are entitled to receive either cash dividend or share dividend. As mutually agreed by UPMG and the CPS holders, UPMG will not pay such dividend after UPMG becomes a listed company (“PUBCO”) and has no obligation to pay such dividend after its public listing. Unpaid dividend will be firstly converted to ordinary shares of UPMG, which will then be converted to common shares of the PUBCO. As of September 30, 2007 and 2006, the dividends paid in form of cash were $356,879 and $146,807 respectively. (Also see note 10)

F20

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 10 - SHAREHOLDERS' DEFICIT

Convertible Preference Shares

During the period from June 30, 2005 to March 10, 2007, the Company issued a total of 4,605 Convertible Preference Shares at a subscription price of $2,500 per share to a number of investors. The Convertible Preference Shares bear an annual coupon rate of 8%, semi-annually in terms of either cash or the common shares of the Company. The Convertible Preference Shares have no voting rights. Each of the Convertible Preference Shares will be automatically converted to one share of common share of the Company upon the Company’s listing of its shares in a public market. Should no public listing occur within three years (subject to extension under certain conditions), the Convertible Preference Shares will be redeemed at a price of $2,500 per share plus a premium of 2%.

As of September 30, 2007 and 2006, 10,000 preference shares were authorized, and 4,605 and 4,545 shares were issued and outstanding respectively. At September 30, 2007 and 2006, the Company had dividends payable in the amount of $1,385,573 and $823,950, respectively.

Common Shares

Year ended September 30, 2007:

The Company issued 20 common shares with a fair value of $28,619 for consulting services;

The Company issued 209 common shares for subscriptions of shares in the amount of $300,789.

Year ended September 30, 2006:

The Company issued 225 common shares with a fair value of $352,359 for consulting services;

The Company sold 315 common shares for cash in the amount of $558,775.

F21

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 10 - SHAREHOLDERS' DEFICIT (CONTINUED)

Share options

For the year ended September 30, 2006, the Company granted a total of 30 share options to a consultant at an exercise price of $0.1282 (equivalent to HK$1.0), which were exercised on November 22, 2005. On October 6, 2006, the Company granted a total of 20 share options to an employee at an exercise price of $0.1282 (equivalent to HK$1.0), which were exercised on October 23, 2006. On October 23, 2006, the Company's Board of Directors adopted a share option plan (“The 2006 Share Option Plan”). The 2006 Share Option Plan provides for the grant of options to directors and consultants. The 2006 Share Option Plan is administered directly by the Company's board of directors. Subject to the provisions of the 2006 Share Option Plan, the Company's board of directors determines who receives share options, the number of shares of common share that may be covered by the option grants, the time and manner of the exercise of the options and exercise prices, as well as any other pertinent terms of the options.

There are two tranches of options that are fully vested at grant date during 2007. The first tranche consists of 900 units and is exercisable within 10 years at an exercise price of $1,428 per share. The second tranche consists of 1,000 units and is exercisable within 3 years at an exercise price of $1,428 per share. As of September 30, 2007, total share options outstanding are 1,900 units.

The following table summarizes the share options activity:

		Weighted Average
	No. of options	Exercise Price
Balance as of September 30, 2005	-	$-
Granted	30	0.1282
Exercised	30	0.1282
Forfeited or cancelled	-	-
Balance as of September 30, 2006	-	-
Granted	1,920	1,428
Exercised	20	0.1282
Forfeited or cancelled	-	-

Balance as of September 30, 2007	1,900	$1,428

F22

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 10 - SHAREHOLDERS' DEFICIT (CONTINUED)

The following table summarizes information about share options outstanding as of September 30, 2007:

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise	Weighted Average Remaining Contractual Life (in Years)	Number of Shares	Weighted Average Exercise Price
$1,428	900	$1,428	9.1	900	$1,428
$1,428	1,000	$1,428	2.1	1,000	$1,428

NOTE 11 – GAIN ON DISPOSAL OF DISCONTINUED OPERATION

During the year ended September 30, 2007, the Company sold its VIP Birthing Center in Guangzhou back to its host hospital. The sale of the VIP Birthing Center has been accounted for discontinued operation in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This resulted in a gain of $1,240,961.

F23

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 12 - INCOME TAX

a. Corporation Income Tax ("CIT")

In accordance with the relevant tax laws and regulations of Hong Kong, the CIT rate applicable to the subsidiaries of the Company in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), effective from January 1, 2008. Under the New CIT Law, the corporate income tax rate applicable to the subsidiaries of the Company in the PRC starting from January 1, 2008 is 25%, replacing the currently applicable tax rate of 33%. The New CIT Law has an impact on the deferred tax assets and liabilities of the Company. Effects arising from the enforcement of New CIT law have been reflected into the accounts by using the new tax rate. Income tax expense for the years ended September 30, 2007 and 2006 are summarized as follows:

	2007	2006
Computed “expected” benefit	$(219,422)	$(1,001,868)
Permanent differences	239,938	1,001,868
Income tax expense	$20,516	$-

F24

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 12 - INCOME TAX (CONTINUED)

a. Corporation Income Tax ("CIT") (Continued)

The tax effects if temporary differences that give rise to the Company’s net deferred tax assets as of September 30, 2007 and 2006 are as follow:

	2007	2006
Deferred tax assets
Foreign operating and capital loss carried	$456,091	$418,160
forward
Equipment, principally due to
differences in depreciation	589	-

Gross deferred tax assets	456,680	418,160

Deferred tax liabilities
Equipment, principally due to
differences in depreciation	(86,772)	(106,356)

Gross deferred tax liabilities	(86,772)	(106,356)

Valuation allowance	(369,908)	(311,804)

Net deferred tax asset	$-	$-

b. Business Tax ("BT")

Enterprises or individuals who provide services in the PRC are subject to a service tax in accordance with the PRC laws. The standard rate of BT is 5% of the gross revenue. The BT paid was $34,892 and $7,743 for the years ended September 30, 2007 and 2006 respectively and was included in the cost of revenue in the accompanying consolidated statements of operations and comprehensive loss.

F25

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 13 – RELATED PARTY TRANSACTIONS

On June 20, 2007, Inno-Tech Holdings Limited (“Innotech”), a shareholder of United Premier Medical Group Limited (“UPMG”), loaned $772,777 (equivalent to HK$6,000,000) to UPMG for use as working capital. The loan bears interest at a rate of 5 % per annum and a maturity date of June 22, 2008. During the year ended September 30, 2007, the Company incurred interest expense of $10,460. Subsequently on January 10, 2008, this loan was extended by the related party with a new maturity date of December 22, 2008 (See note 15).

On April 11, 2003, PME-HK, JHI and Proactive Medicare Enterprise, Inc. (“PMEI”) entered into a novation and assignment agreement for education and consulting services agreement. PMEI is a related company of the Group being held by Herbert Wong (deceased) who is a brother of Wong Yao Wing, Robert. As per the agreement, PME-HK assigned to PMEI all the rights and benefits of PME-HK under the educational and consulting services agreement dated June 15, 2002. On April 11, 2003, PME-HK and PMEI entered into a service agreement (the “Service Agreement”) to re-establish the terms between the parties regarding the consultation services from PMEI to PME-HK in International Peace Maternity & Child Health Hospital. On March 28, 2004, PME-HK and PMEI entered into a project consultancy agreement to re-establish the terms between the parties regarding the consultation services from PMEI to PME-HK and superseded the Service Agreement. For the year ended September 30, 2006, the Company paid PMEI a total of $898,876 as consulting fee and the Company did not pay PMEI for such consulting fee for the year ended September 30, 2007. PMEI is currently in negotiations with JHI concerning the amount owed to JHI for services and the use of the JHI trademarks for the period June 2005 through March 2006. JHI has invoiced a total of $550,000 for these services. The amount to be paid to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 during the year ended September 30, 2006. This amount appears as Accrued Liabilities on the Company’s balance sheet at September 30, 2007 and 2006.

Proactive Medical Enterprise, Inc. (“PMEI”) was wholly-owned by Herbert Wong (deceased) who is the brother of the Company’s Chairman and president, Wong Yao Wing. PMEI provided medical education and consulting service to the Company during 2003 to 2006. As of September 30, 2006, the Company had $92,256 due from PMEI. In 2007, PMEI went into an owner’s estate after Herbert Wong deceased and the PMEI was subsequently dissolved in November 2007. The amount due from the related party, amounting $92,256, was written off for the year ended September 30, 2006.

F26

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 13 – RELATED PARTY TRANSACTIONS (CONTINUED)

On October 17, 2006, the Company issued 140 common shares at a price of $1,428 (equivalent to a total of $201,028) to Burt Ahrens, a director of the Company, for the provision of consultancy services.

On March 13, 2006, the Company issued 31 common shares at a price of $2,000 (equivalent to a total of $62,304) to Burt Ahrens, a director of the Company, for the provision of consultancy services.

On November 23, 2006, the Company issued 20 common shares at a price of $1,428 (equivalent to a total of $28,619) to Wong Yuen Man, a related person to a director of the Company, for the provision of consultancy services.

For the years ended September 30, 2007 and 2006, the Company paid Shanghai First Dragon Limited (“SFD”) consultancy fees of $190,696 and $125,253 respectively. SFD is a related company of the Company as one of the management of SFD is a director of BK-SH, a subsidiary of the Company.

Four units of Biofield medical equipment with a net book value of $184,794 was sold by UPMGI to Wong Yuen Yee, a director of the Company at $60,259 (equivalent to HK$468,000) per unit. A total of $241,035 (equivalent to HK$1,872,000) was booked at cost in “due from director” as of September 30, 2007. The Company recognized a gain of $55,983 for this sales of equipment.

F27

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 14 – COMMITMENTS AND CONTINGENCIES

a. Legal proceeding against IPMCHH

Proactive Medicare Enterprise (HK) Limited, a subsidiary of UPMG, is a plaintiff of a legal proceeding regarding a civil claim against a hospital in the PRC namely, International Peace Maternity & Child Health Hospital of the China Welfare Institute (“IPMCHH” or the “defendant”) who refused to pay consultancy fees to PME-HK since April 2005.

On April 10, 2007, Proactive Medicare Enterprise (HK) Limited (“PME-HK”) brought a civil action to the Shanghai No. 1 Intermediate People’s Court (the “Shanghai Court”) in the PRC against IPMCCH for breach of contract. A statement of claim from PME-HK was sent to the Shanghai Court for acceptance of review. The proposed claims regarding this civil action included: (i) To order IPMCHH to honor the co-operative agreement signed between PME-HK and IPMCHH on February 2, 2004; (ii) To order IPMCHH to pay the consultant fee amounted $2,890,000 (equivalent to RMB22,677,123) in arrears owed to PME-HK, and (iii) IPMCHH shall bear the cost of this action.

On April 12, 2007, the statement of claim was legally accepted and filed by the Shanghai Court (Notification of Acceptance: (2007) Hu Yi Zhong Min Wu (Shang) Chu Zi No. 93). On May 29, 2007, the first instance of the case was held to establish the case. On January 23, 2008, the second instance of the case was held to further negotiate a mutually accepted settlement plan. Through the mediation of the Shanghai Court, PME-HK and IPMCHH, so far, have gone through several rounds of negotiation for a mutually agreed settlement amount in recent months but a final settlement amount has yet to be confirmed.

The result of this claim cannot be predicted, and it is possible that the ultimate resolution of the matters, individually or in the aggregate, may have a material adverse effect on the Company’s business (either in the near-term or in the long-term), financial position, results of operations, or cash flows. Though the management of the Company believes a portion of this claim may be recovered, the Company has reasonably estimated the uncertain portion and has eliminated their revenue contribution in 2007.

F28

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

b. Contingent claims against other three hospitals in the PRC

The Company has also engaged a law firm in the PRC to negotiate with another two hospitals in the PRC which are under contract to pay the Company for the consultancy services provided to their affiliated VIP Birthing Centers in Foshan and Changsha in the PRC. The proposed claim in each case is about one million US dollars. The Company has gone through several rounds of negotiation for an agreed settlement amount in recent months and a final settlement amount has yet to be confirmed.

For the Hangzhou Center, the Company is identifying a suitable PRC lawyer to negotiate with its host hospital for a mutually accepted settlement plan.

c. Contingent relationship with JHI

The Company is currently in dispute with JHI mainly on the fee structure, outstanding fee owing to JHI and use of “JHI” brand in future, and we are actively negotiating with JHI for settlement. As indicated in the email from JHI dated April 22, 2008, the Company believes that JHI is willing to provide limited support depending on JHI’s receiving advance payment for any services requested. The Company also believes that JHI is willing to proceed with settlement negotiations with the Company as long as the Company commits to pay a lump sum of $300,000 as the settlement of consulting services provided before. Given the positive attitude of JHI, the Company believes the negotiation outcome would be positive and constructive. The amount paid to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 during the year ended September 30, 2006. This amount appears as Accrued Liabilities on the Company’s balance sheet at September 30, 2007 and 2006.

d. Lease commitment

As of September 30, 2007, the Company has outstanding commitments with respect to non-cancelable operating leases for real estate, which fall due as follows:

2007
Within one year	$30,908

F29

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 15 – SUBSEQUENT EVENTS

On December 4, 2007, the Board of Directors of the Company resolved that the CPS holders would be notified for the conversion of their CPS and all CPS would be automatically converted into fully paid ordinary shares at $2,500 (the “Conversion”). No payment shall be made by the CPS holders of the Company in connection with the Conversion. The conversion ratio is one CPS to one ordinary share. Some CPS holders are paid dividends in form of CPS at a share price of $2,500. During the period from February 2008 to April 2008, thirty-nine CPS holders agreed to convert a total of 4,005 CPS together with 459 shares (converted from CPS dividend) to 4,464 ordinary shares. Only one CPS holder did not convert his 600 CPS to ordinary shares. The Company has no obligation to pay any dividend after the Conversion.

On December 4, 2007, the Board of Directors of the Company resolved that the Share Option Scheme of the Company adopted on August 9, 2004 was terminated effective from December 17, 2007. It was further resolved that all outstanding and unexpired options to subscribe for shares in the Company granted pursuant to the Share Option Scheme were cancelled effective from December 17, 2007. No option was granted by the Company after the termination of the Share Option Scheme. On December 4, 2007, the Board of Directors of the Company resolved that the Share Option Scheme of the Company adopted on August 9, 2004 was terminated effective from December 17, 2007. It was further resolved that all outstanding and unexpired options to subscribe for shares in the Company granted pursuant to the Share Option Scheme were cancelled effective from December 17, 2007. The Company had notified all Option holders about the termination of this option scheme. No option was granted by the Company after the termination of the Share Option Scheme.

F30

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007 AND 2006

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

On January 10, 2008, Innotech loaned $384,615 (HK$3,000,000) to UPMG with the original repayment date on January 9, 2009. On January 25, 2008, Innotech loaned another $512,820 (HK$4,000,000) to UPMG with the original repayment date on January 24, 2009. Pursuant to an agreement dated April 29, 2008 signed between Innotech and UPMG for the extension of loan repayment, it is agreed that repayment of full amount of the above-mentioned loans is extended as scheduled below:

Date of Loan Agreement	Loan Amount $	Original Repayment Date	New Repayment Date
June 20, 2007	$772,777 (HK$6,000,000)	June 22, 2008	December 22, 2008
January 10, 2008	$384,615 (HK$3,000,000)	January 9, 2009	July 9, 2009
January 25, 2008	$512,820 (HK$4,000,000)	January 24, 2009	July 24, 2009

On January 20, 2008, United Premier Medical Group Limited (“UPMG”) and its shareholders entered into a share exchange agreement with The Cavalier Group (“Cavalier”), a corporation incorporated in the state of Wyoming of the United States. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common share in the capital of UPMG occurred on July 24, 2008. In accordance with the closing of the share exchange agreement, Cavalier issued 42,658,000 shares of its common share to the former shareholders of UPMG in exchange for the acquisition, by Cavalier, of all of the 21,329 issued and outstanding shares of UPMG on the basis of 2,000 common shares of Cavalier for every one common share of UPMG.

In March 2008, Pro-Innovative Medical Limited (“PML”), a dormant subsidiary of the Company, was deregistered pursuant to Section 291AA(9) of the Companies Ordinance in Hong Kong upon the date of the publication of the Gazette Notice of Hong Kong on March 14, 2008. PML was accordingly dissolved on deregistration.

F31

UNITED PREMIER MEDICAL GROUP LIMITED
AND SUBSIDIARIES
(Incorporated in the Cayman Islands with Limited Liability)

(UNAUDITED)

March 31, 2008 and 2007

F32

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
	2008	2007
	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$15,328	$406,396
Accounts receivable	17,057	396,899
Prepaid services and other current assets	153,892	237,981
Due from related company	3,212	-
Due from directors	185,868	32,214
Due from shareholder	36,749	36,213
Total current assets	412,106	1,109,703

Equipment, net	989,924	1,123,317
Goodwill	154,559	154,881
Total assets	$1,556,589	$2,387,901

Liabilities and Shareholders' Deficit
Current liabilities
Accounts payable	$838,194	$822,739
Due to related party	95,317	-
Accrued liabilities	550,000	550,000
Other payables	391,973	1,031,157
Accrued expenses	57,256	75,325
Bank overdraft	16,460	-
Due to directors	345,998	470,377
Total current liabilities	2,295,198	2,949,598

Dividend payable	91,169	1,385,573
Loan from related party	1,613,980	772,777
	1,705,149	2,158,350

Total liabilities	4,000,347	5,107,948

Minority interest	91,603	99,625

Commitments and contingencies

Shareholders’ deficit
Convertible preference shares,
10,000 shares authorized;
1,814 and 4,605 shares issued and outstanding at
March 31, 2008 and September 30, 2007 respectively	4,548,148	10,225,269
Common shares, $0.00128 par value;
38,990,000 shares authorized;
20,115 and 15,912 issued and outstanding at
March 31, 2008 and September 30, 2007 respectively	26	20
Additional paid-in capital	18,573,147	10,455,565
Accumulated other comprehensive loss	(153,896)	(152,670)
Accumulated deficit	(25,502,786)	(23,347,856)
Total shareholders’ deficit	(2,535,361)	(2,819,672)

Total liabilities and shareholders’ deficit	$1,556,589	$2,387,901

The accompanying notes are an integral part of these condensed consolidated financial statements.

F33

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Revenue	$84,030	154,903	$231,477	343,838

Cost of revenue	53,336	60,868	90,945	98,273

Gross profit	30,964	94,035	140,532	245,565

Operating expenses:
Selling, general and
administrative expenses	1,769,645	361,302	2,112,947	685,763

Total operating expenses	1,769,645	361,302	2,112,947	685,763

Other income (expenses):
Other income	10	2,325	2,851	2,384
Interest expense, net	(16,614)	(46,505)	(26,021)	(46,531)

Total other income (expenses)	(16,604)	(44,180)	(23,170)	(44,147)

Loss before income taxes and minority
interest	(1,755,555)	(311,447)	(1,995,585)	(484,345)

Provision for income taxes	(17,802)	(1,874)	(19,042)	(1,874)

Loss before minority interest	(1,773,357)	(313,321)	(2,014,627)	(486,219)
Minority interest in net income (loss) of
subsidiaries	9,853	3,574	8,021	4,565

Net loss	(1,763,504)	(309,747)	(2,006,606)	(481,654)

Dividend for convertible preference shares	-	(225,014)	(148,324)	(455,732)

Loss to common shareholders	(1,763,504)	(534,761)	(2,154,930)	(937,386)

Other – Comprehensive income (loss):
Gain (loss) on foreign currency translation	16,153	26,294	(1,226)	99,402

Comprehensive loss	$(1,747,351)	(508,467)	$(2,156,156)	(837,984)

Weighted average shares outstanding –
basic and diluted	17,782	15,912	16,850	15,855

Net loss per share – basic and diluted	$(99.17)	(19.47)	$(119.09)	(30.37)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F34

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(2,154,930)	$(937,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Minority interest	(8,022)	(4,633)
Non-cash compensation	658,053	28,579
Depreciation	140,262	280,213
Consultancy fee	50,069	-
Changes in operating assets and liabilities:
Accounts receivable	379,842	15,471
Prepaid services and other current assets	84,089	54,647
Accounts payables and other payables	12,341	165,704
Net cash used in operating activities	(838,296)	(397,405)

Cash flows from investing activities:
Purchases of Equipment	(10,443)	(22,843)
Net cash used in investing activities	(10,443)	(22,843)

Cash flows from financing activities:
Bank overdraft	16,460	(2,307)
Cost of issuance of common shares	-	(83,570)
Sale of common shares for cash	-	299,350
Proceeds from issuance of preference shares	-	149,949
Repayment to related party	(185,928)	(77,117)
Dividend payable	148,324	-
Dividends paid	(328,909)	-
Repayment of loan from related party	(93,360)	-
Proceeds loan from related party	934,403	-
Net cash provided by financing activities	490,990	286,305

Net decrease in cash and cash equivalents	(357,749)	(133,943)

Effect of exchange rate changes on cash and cash equivalents	(33,319)	105,359
Cash and cash equivalents at beginning of period	406,396	32,672
Cash and cash equivalents at end of period	$15,328	$4,088

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$26,290	$46,599
Taxes	$19,042	$1,874

Non cash financing activities:
Conversion of preference shares to common shares	$6,748,448	$-
Issuance of preference shares dividend	$1,107,530	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F35

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION

United Premier Medical Group Limited (“UPMG”), founded in 2001, is a medical consultancy service provider in the People’s Republic of China (“PRC”) providing services in the areas of hospital management and specialty medical consultancy. UPMG’s primary focus is the health care needs of women and children. UPMG and its subsidiaries are collectively referred to herein as the "Company," the “Group”, "we", "us", "our" and "ourselves," unless the context indicates otherwise.

The Company’s subsidiaries as of March 31, 2008 are as follows:

No	Company Code	Company Name	Place of Incorporation	Date of Incorporation	Remark
1	UPMG	United Premier Medical Group Limited	Cayman Islands	March 28, 2003	Ultimate Holding Company
2	UPMGI	UPMG International Limited	British Virgin Islands	September 15, 2003	Subsidiary of UPMG
3	PME-HK	Proactive Medicare Enterprise (Hong Kong) Limited	Hong Kong	March 17, 2000	Wholly-own subsidiary of UPMGI
4	PME-SZ	Proactive Medicare (Shenzhen) Company Limited	Hong Kong	September 24, 2004	Wholly-own subsidiary of UPMGI
5	PME-CS	Proactive Medicare (Changsha) Company Limited	Hong Kong	July 2, 2004	Wholly-own subsidiary of UPMGI
6	PME-XIA	Proactive Medicare (Xiamen) Company Limited	Hong Kong	December 22, 2004	Wholly-own subsidiary of UPMGI
7	PME-NAN	Proactive Medicare (Nanjing) Company Limited	Hong Kong	September 24, 2005	Wholly-own subsidiary of UPMGI
8	PME-HZ	Proactive Medicare (Hangzhou) Company Limited	Hong Kong	August 25, 2005	Wholly-own subsidiary of UPMGI
9	PME-WX	Proactive Medicare (Wuxi) Company Limited	Hong Kong	April 19, 2004	Wholly-own subsidiary of UPMGI
10	UPMG-SHA	United Premier Medical Group (Shanghai) Limited	Hong Kong	February 25, 2004	Wholly-own subsidiary of UPMGI
11	PMS-HK	Proactive Medicare Services (Hong Kong) Limited	Hong Kong	January 30, 2004	Wholly-own subsidiary of UPMGI
12	PME-BJ	Proactive Medicare (Beijing) Company Limited	Hong Kong	March 27, 2000	Wholly-own subsidiary of UPMGI
13	UPMG-HK	UPMG (Hong Kong) Limited	British Virgin Islands	August 8, 2003	Wholly-own subsidiary of UPMGI
14	UPMG-US	UPMG (US) Limited	British Virgin Islands	November 23, 1993	Wholly-own subsidiary of UPMGI
15	HB-GZ	Guangzhou Inno-Proactive Medicare Consultancy Ltd.	PRC	October 26, 2004	Wholly-own subsidiary of PMEHK

F36

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION (CONTINUED)

The Company’s subsidiaries as of March 31, 2008 are as follows:

No	Company Code	Company Name	Place of Incorporation	Date of Incorporation	Remark
16	BK-SH	Shanghai Proactive Medicare Health Education Center Limited	PRC	February 5, 2002	90% of common shareholding held by PMEHK
17	UBK-SZ	UPMG (Shenzhen) Limited	PRC	January 5, 2006	Wholly-own subsidiary of UPMG-US
18	UPMG-MU	UPMG (Macau) Company	Macau	September 29, 2006	50% of common shareholding
		Limited			held by UPMG-HK
19	PHL	Pro-Innovative Holdings Limited	British Virgin Islands	January 22, 2004	51% of common shareholding held by UPMG
20	PML	Pro-Innovative Medical Limited	Hong Kong	December 8, 2003	Wholly-own subsidiary of PHL
21	Ideamart	Ideamart Holdings Limited	British Virgin Islands	May 28, 2003	Wholly-own subsidiary of PHL
22	UPMGIG	UPMG International (Guangdong) Limited	British Virgin Islands	August 29, 2003	62% of common shareholding held by PHL
23	UPMGGC	UPMG (Guangdong) Company Limited	Hong Kong	August 14, 2002	Wholly-own subsidiary of UPMGIG

The unaudited condensed consolidated financial statements of the Company for the three and six months ended March 31, 2008 and 2007 have been prepared in accordance with generally accepted accounting principles of interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. However, the information included in these interim financial statements reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for the full year. The condensed consolidated balance sheet information at September 30, 2007 was derived from the audited consolidated financial statements included in the Form 8-K.

F37

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of UPMG and its consolidated subsidiaries. UPMG wholly owns UPMGI, which in turn directly holds 12 wholly-own subsidiaries and indirectly holds 4 subsidiaries including HB-GZ (100% in equity interest), BK-SH (90% in equity interest), UBK-SZ (100% in equity interest) and UPMG-MU (50% in equity interest). Besides, UPMG holds 51% in equity interest of PHL, which in turn, wholly owns two direct subsidiaries and holds 62% in equity interest of UPMGIG, which in turn wholly owns UPMGGC. All of the Company's subsidiaries are included in the consolidated financial statements. All inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss attributable to common shareholders of $2,154,930 and a negative cash flow from operations of $838,296 for the period ended March 31, 2008 and a working capital deficiency of $1,883,092 and a shareholders’ deficit of $2,535,361 at March 31, 2008. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F38

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company’s revenue is principally based on the provision of consultancy service under the service contracts with the hospitals on a profit-sharing basis. The shared profit of the Company normally ranges from 70% to 80% of net profit of the VIP Birthing Centers. These service contracts normally have a term of 5 to 10 years with subsequent renewal options and generally may be terminated by either party with prior notice. Revenues and related receivables for consultancy services are recognized in the period that services are rendered. Values of the consulting services are stated in the monthly statements provided by the VIP Birthing Centers.

Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,
•	Delivery of goods has occurred or services have been rendered,
•	The charge by the service provider to the customer is fixed or determinable, and
•	Collectibility is reasonably assured.

COST OF REVENUE

Cost of revenue refers to the direct cost of providing consulting services in the VIP Birthing Centers. The cost of revenue was recognized in the period in which it was provided. There is no direct healthcare expense like compensation of physicians, nurses and other healthcare professionals.

COMPREHENSIVE INCOME (LOSS)

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income (loss) includes net income (loss) and gain (loss) in currency translation.

F39

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Company is Hong Kong dollars (“HK$”). Capital accounts of the consolidated financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

	March 31, 2008	March 31, 2007
Period-end HK$-US$ Exchange Rate	7.7827	7.8140
Average Period HK$-US$ Exchange Rate	7.7861	7.7948

SHARE-BASED COMPENSATION / SHARE OPTION EXPENSES

Given that the Company is a private company, the Company estimates fair value of its common share based on the number of shares granted and the subscription price of the Company's common share to its investors on the date of grant after adjustment for factors such as lack of marketability and lack of control. The fair value of share options is estimated based on the fair value of the Company’s share. Share compensation expense recognized is based on awards expected to vest, and there were no estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates. The fair values of the share based compensation expense for periods ended March 31, 2008 and 2007 were $658,053 and $28,579 respectively.

INCOME TAXES

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain. Since the Company recorded losses in previous years and such losses were carried forward to 2007 and 2008, we have not made any provision for deferred tax of the Company as of March 31, 2008 and 2007.

F40

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, accounts receivable, prepayments, deposits, other receivables, due from directors, short-term loan, accrued expenses, accounts payable, other payables and due to directors. Management has estimated that the carrying amount approximates their fair value due to their short-term nature or long-term debt interest rates approximate the current market rates.

EQUIPMENT

Equipment is stated at cost less accumulated depreciation and any impairment write-downs related to assets held and used. Additions and improvements to equipment are capitalized at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of equipment is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the equipment are as follows:

Software	5 years
Center equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvement	5 - 10 years
Machinery	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

ECONOMIC AND POLITICAL RISKS

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political, economic and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F41

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standard Board ("FASB") issued SFAS 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS 157 will have on its consolidated results of operations, financial position, or cash flows.

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities -- including an amendment of FASB Statement 115" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. The provisions of SFAS 159 are effective for fiscal years beginning after November 15, 2007. The adoption of the provisions of SFAS 159 is not expected to have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS 141R, "Business Combinations" ("SFAS 141R"). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired, and any non-controlling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements -- an amendment of ARB 51" ("SFAS 160"). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. We have evaluated the provisions of SFAS 160 and the guidance will not have an impact on the Company's financial condition or results of operations.

F42

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2008, the FASB issued Statement of Financial Accounting Standard 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement 133" ("SFAS 161"). SFAS 161 amends and expands the disclosure requirements of FASB Statement 133 with the intent to provide users of financial statement with an enhanced understanding of (i)how and why an entity uses derivative instruments, (ii) how derivative instruments and the related hedged items are accounted for under FASB Statement 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect and entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for years and interim periods beginning after November 15, 2008. The effect of adopting SFAS 161 is not expected to have a significant effect on our reported financial position or results of operations.

NOTE 4 - EARNINGS (LOSS) PER SHARE

Earning (Loss) per share is calculated in accordance with SFAS 128,”Earnings per Share”. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive securities of 1,814 shares and 4,605 shares are not included in loss per share for the six months period ended March 31,2008 and 2007 respectively, as their effect would be anti-dilutive.

F43

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 5 - EQUIPMENT

Equipment consists of the following as of March 31, 2008 and September 30, 2007:

At Cost	March 31, 2008	September 30, 2007
Software	$42,402	$42,490
Office equipment	365,067	505,172
Furniture and fixtures	59,480	59,011
Leasehold improvement	451,627	260,634
Machinery	804,208	848,606
	1,722,784	1,715,913
Less: Accumulated depreciation
Software	14,508	10,266
Office equipment	232,707	181,270
Furniture and fixtures	16,780	10,853
Leasehold improvement	172,217	74,215
Machinery	296,648	315,992
	732,860	592,596
Equipment, net	$989,924	$1,123,317

Depreciation expenses for the six months ended March 31, 2008 and 2007 were $140,262 and $280,213 respectively.

NOTE 6 – GOODWILL

Goodwill amounting to $154,559 and $154,881 as of March 31, 2008 and September 30, 2007 is related to the acquisition of the minority interest of PME-WX, for which the company’s subsidiary, UMPGI, purchased the remaining 20% of interest from the shareholder in 2004.

NOTE 7 – ACCRUED LIABILITIES

PMEI was once in negotiations with JHI concerning the amount owed to JHI for services and the use of the JHI trademarks for the period June 2005 through March 2006. JHI has invoiced a total of $550,000 for these services. As PMEI was dissolved in November 2007, the amount to be paid to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 during the period ended March 31,2008 and September 30, 2007. This amount appears as Accrued Liabilities on the Company’s balance sheet at March 31, 2008 and September 30, 2007. (See note 12).

F44

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 8 – DUE FROM / (TO) DIRECTORS

At March 31, 2008, the Company was due a total of $185,868 from three directors. At September 30, 2007, the Company was due a total of $32,214 from two directors. These balances were unsecured, interest-free and repayable on demand.

At March 31, 2008, the Company owed a total of $345,998 to one director. At September 30, 2007, the Company owed a total of $470,377 to one director. These balances were unsecured, interest-free and repayable on demand.

NOTE 9 – DIVIDEND PAYABLE

Dividend payable refers to the convertible preference share dividend accrued to the holders of Convertible Preference Shares (“CPS”). The dividend payable was respectively $91,169 and $1,385,573 as of March 31, 2008 and September 30, 2007. The CPS holders are entitled to receive either cash dividend or share dividend. As mutually agreed by UPMG and the CPS holders, UPMG will not pay such dividend after UPMG becomes a listed company (“PUBCO”) and has no obligation to pay such dividend after its public listing. Unpaid dividend will be firstly converted to ordinary shares of UPMG, which will then be converted to common shares of the PUBCO. For the period ended March 31, 2008 and 2007, the dividends paid in form of cash were $328,909 and $nil respectively. (Also see note 10).

F45

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 10 - SHAREHOLDERS' DEFICIT

Convertible Preference Shares

During the period from June 30, 2005 to March 10, 2007, the Company issued a total of 4,605 Convertible Preference Shares at a subscription price of $2,500 per share to a number of investors. The Convertible Preference Shares bear an annual coupon rate of 8%, semi-annually in terms of either cash or the common shares of the Company. The Convertible Preference Shares have no voting rights. Each of the Convertible Preference Shares will be automatically converted to one share of common share of the Company upon the Company’s listing of its shares in a public market. Should no public listing occur within three years (subject to extension under certain conditions), the Convertible Preference Shares will be redeemed at a price of $2,500 per share plus a premium of 2%.

On December 4, 2007, the Board of Directors of the Company resolved and notified the CPS holders for conversion CPS into fully paid ordinary shares at $2,500 automatically. The conversion ratio is one CPS to one ordinary share. Accrued dividends on CPS are settled by issued of ordinary share at the price of $2,500. In December 2007, 459 convertible preference shares in the amount of $1,107,430 were issued as a dividend.

In February and March, 2008, 3,250 convertible preference shares in the amount of $6,748,448 were converted to 3,250 shares of common share.

At March 31, 2008 and September 30, 2007, the Company had dividends payable in the amount of $91,169 and $1,385,573, respectively.

Common Shares

Period ended March 31, 2008:

The Company issued 38 common shares to two subscribers for subscriptions of shares in the amount of $54,264.

The Company issued 420 common shares to an option grantee, who exercised the option at $1,428 per share, the amount of the option exercised amounting $599,760 were used in satisfaction of the other payable owe to the option grantee.

The Company issued 35 common shares with a fair value of $49,980 for consulting services.

F46

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 10 - SHAREHOLDERS' DEFICIT (CONTINUED)

The Company issued 460 common shares with a fair value of $656,880 for consulting services.

The Company issued 3,250 common shares to CPS shareholders, who converted their CPS into common share at a ratio of one CPS share to one common share, including 459 common shares issued for dividend accrued.

Year ended September 30, 2007:

The Company issued 20 common shares with a fair value of $28,619 for consulting services;

The Company issued 209 common shares in satisfaction of investor advances in the amount of $300,789.

Share options

For the year ended September 30, 2006, the Company granted a total of 30 share options to a consultant at an exercise price of $0.1282 (equivalent to HK$1.0), which were exercised on November 22, 2005. On October 6, 2006, the Company granted a total of 20 share options to an employee at an exercise price of $0.1282 (equivalent to HK$1.0), which were exercised on October 23, 2006. On October 23, 2006, the Company's Board of Directors adopted a share option plan (“The 2006 Share Option Plan”). The 2006 Share Option Plan provides for the grant of options to directors and consultants. The 2006 Share Option Plan is administered directly by the Company's board of directors. Subject to the provisions of the 2006 Share Option Plan, the Company's board of directors determines who receives share options, the number of shares of common share that may be covered by the option grants, the time and manner of the exercise of the options and exercise prices, as well as any other pertinent terms of the options.

There are two tranches of options that are fully vested at grant date. The first tranche consists of 900 units and is exercisable within 10 years at an exercise price of $1,428 per share. The second tranche consists of 1,000 units and is exercisable within 3 years at an exercise price of $1,428 per share. As of September 30, 2007, total share options outstanding are 1,900 units.

F47

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 10 - SHAREHOLDERS' DEFICIT (CONTINUED)

The following table summarizes the share options activity:

	No. of	Weighted Average
	Options	Exercise Price
Balances as at September 30, 2005	-	$-
Issued	30	0.1282
Exercised	(30)	0.1282
Forfeited or cancelled	-	-

Balance as at September 30, 2006	-	-
Issued	1,920	1,428
Exercised	(20)	0.1282
Forfeited or cancelled	-	-
Balance as at September 30, 2007	1,900	1,428

Issued	-	-
Exercised	(420)	1,428
Forfeited or cancelled	(1,480)	1,428

Balance as at March 31, 2008	-	-

During the period ended March 31, 2008, 420 units of share options were exercised and issued for 420 units of the Company’s common share at $1,428 per share. The board of directors cancelled all of the remaining and outstanding share options amounting to 1,480 units on December 17, 2007. As at March 31, 2008, there was no outstanding share option.

F48

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 11 - INCOME TAX

a. Corporation Income Tax ("CIT")

In accordance with the relevant tax laws and regulations of Hong Kong, the CIT rate applicable to the subsidiaries of the Company in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), effective from January 1, 2008. Under the New CIT Law, the corporate income tax rate applicable to the subsidiaries of the Company in the PRC starting from January 1, 2008 is 25%, replacing the currently applicable tax rate of 33%. The New CIT Law has an impact on the deferred tax assets and liabilities of the Company. Effects arising from the enforcement of New CIT law have been reflected into the accounts by applying the new tax rate. Income tax expense for the six months ended March 31, 2008 and 2007 are summarized as follows:

	March 31, 2008	March 31, 2007
Computed “expected” benefit	$(349,227)	$(84,760)
Permanent differences	368,269	86,634
Income tax expense	$19,042	$1,874

The tax effects if temporary differences that give rise to the Company’s net deferred tax assets as of March 31, 2008 is as follow:

March 31, 2008
Deferred tax assets
Foreign operating and capital loss carry
forwards	$521,732

Gross deferred tax assets	521,732

Deferred tax liabilities
Equipment, principally due to
differences in depreciation	(78,827)

Gross deferred tax liabilities	(78,827)

Valuation allowance	(442,905)

Net deferred tax asset	$-

F49

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 11 - INCOME TAX (CONTINUED)

b. Business Tax ("BT")

Enterprises or individuals who provide services in the PRC are subject to a service tax in accordance with the PRC laws. The standard rate of BT is 5% of the gross revenue and was included in the cost of revenue in the accompanying condensed consolidated statement of operations and comprehensive loss.

NOTE 12 – RELATED PARTY TRANSACTIONS

On June 20, 2007, Inno-Tech Holdings Limited (“Innotech”), a shareholder of United Premier Medical Group Limited (“UPMG”), loaned $772,777 (equivalent to HK$6,000,000) to UPMG for use as working capital. The repayment date was originally June 22, 2008; this date was subsequently extended to December 22, 2008 (Also see note 14).

On January 10, 2008, Innotech loaned $384,615 (HK$3,000,000) to UPMG with the original repayment date on January 9, 2009. On January 25, 2008, Innotech loaned another $512,820 (HK$4,000,000) to UPMG with the original repayment date on January 24, 2009. These loans were also extended subsequently (Also see note 14). During the period ended March 31, 2008 and 2007, the Company incurred interest expense of $26,290 and $46,521 respectively.

The following is the summary of the loan from related party:

Loan amount	$1,670,212
Interest payable	36,968
Repayment, net	(93,360)
Translation difference	160

Balance at March 31, 2008	$1,613,980

F50

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 12 – RELATED PARTY TRANSACTIONS (CONTINUED)

On April 11, 2003, PME-HK, JHI and Proactive Medicare Enterprise, Inc. (“PMEI”) entered into a novation and assignment agreement for education and consulting services agreement. PMEI is a related company of the Group being held by Herbert Wong (deceased) who is a brother of Wong Yao Wing, Robert. As per the agreement, PME-HK assigned to PMEI all the rights and benefits of PME-HK under the educational and consulting services agreement dated June 15, 2002. On April 11, 2003, PME-HK and PMEI entered into a service agreement (the “Service Agreement”) to re-establish the terms between the parties regarding the consultation services from PMEI to PME-HK in International Peace Maternity & Child Health Hospital. On March 28, 2004, PME-HK and PMEI entered into a project consultancy agreement to re-establish the terms between the parties regarding the consultation services from PMEI to PME-HK and superseded the Service Agreement. For the year ended September 30, 2006, the Company paid PMEI a total of $898,876 as consulting fee and the Company did not pay PMEI for such consultancy fee for the year ended September 30, 2007. PMEI is currently in negotiations with JHI concerning the amount owed to JHI for services and the use of the JHI trademarks for the period June 2005 through March 2006. JHI has invoiced a total of $550,000 for these services. The amount to be paid to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 during the year ended September 30, 2006. This amount appears as Accrued Liabilities on the Company’s balance sheet at September 30, 2007 and 2006.

On November 23, 2006, the Company issued 20 common shares at a price of $1,428 (equivalent to a total of $28,619) to Wong Yuen Man, a related person to a director of the Company, for the provision of consultancy services.

F51

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 13 – COMMITMENTS AND CONTINGENCIES

a. Legal proceeding against IPMCHH

Proactive Medicare Enterprise (HK) Limited, a subsidiary of UPMG, is a plaintiff of a legal proceeding regarding a civil claim against a hospital in the PRC namely, International Peace Maternity & Child Health Hospital of the China Welfare Institute (“IPMCHH” or the “defendant”) who refused to pay consultancy fees to PME-HK since April 2005.

On April 10, 2007, Proactive Medicare Enterprise (HK) Limited (“PME-HK”) brought a civil action to the Shanghai No. 1 Intermediate People’s Court (the “Shanghai Court”) in the PRC against IPMCCH for breach of contract. A statement of claim from PME-HK was sent to the Shanghai Court for acceptance of review. The proposed claims regarding this civil action included: (i) To order IPMCHH to honor the co-operative agreement signed between PME-HK and IPMCHH on February 2, 2004; (ii) To order IPMCHH to pay the consultant fee amounted $2,890,000 (equivalent to RMB22,677,123) in arrears owed to PME-HK, and (iii) IPMCHH shall bear the cost of this action.

On April 12, 2007, the statement of claim was legally accepted and filed by the Shanghai Court (Notification of Acceptance: (2007) Hu Yi Zhong Min Wu (Shang) Chu Zi No. 93). On May 29, 2007, the first instance of the case was held to establish the case. On January 23, 2008, the second instance of the case was held to further negotiate a mutually accepted settlement plan. Through the mediation of the Shanghai Court, PME-HK and IPMCHH, so far, have gone through several rounds of negotiation for a mutually agreed settlement amount in recent months but a final settlement amount has yet to be confirmed.

The result of this claim cannot be predicted, and it is possible that the ultimate resolution of the matters, individually or in the aggregate, may have a material adverse effect on the Company’s business (either in the near-term or in the long-term), financial position, results of operations, or cash flows. Though the management of the Company believes a portion of this claim may be recovered, the Company has reasonably estimated the uncertain portion and has eliminated their revenue contribution in 2007.

F52

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 13 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

b. Contingent claims against other three hospitals in the PRC

The Company has also engaged a law firm in the PRC to negotiate with another two hospitals in the PRC which are under contract to pay the Company for the consultancy services provided to their affiliated VIP Birthing Centers in Foshan and Changsha in the PRC. The proposed claim in each case is about one million US dollars. The Company has gone through several rounds of negotiation for an agreed settlement amount in recent months and a final settlement amount has yet to be confirmed.

For the Hangzhou Center, the Company is identifying a suitable PRC lawyer to negotiate with its host hospital for a mutually accepted settlement plan.

c. Contingent relationship with JHI

The Company is currently in dispute with JHI mainly on the fee structure, outstanding fee owing to JHI and use of “JHI” brand in future, and we are actively negotiating with JHI for settlement. As indicated in an email from JHI dated April 22, 2008, the Company believes that JHI is willing to provide limited support depending on JHI’s receiving advance payment for any services requested. The Company also believes that JHI is willing to proceed with settlement negotiations with the Company as long as the Company commits to pay a lump sum of $300,000 as the settlement of consulting services provided before. Given the positive attitude of JHI, the Company believes the negotiation outcome would be positive and constructive. The amount to be paid to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 during the year ended September 30, 2006. This amount appears as Accrued Liabilities on the Company’s balance sheet at September 30, 2007 and 2006.

d. Lease commitment

As of March 31, 2008, the Company has outstanding commitments with respect to non-cancelable operating lease for real estate, which fall due as follow:

March 31, 2008
Within one year	$12,601

F53

UNITED PREMIER MEDICAL GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

NOTE 14 – SUBSEQUENT EVENTS

From April to July, 2008, a total of 1,214 CPS were converted to ordinary shares. Only one CPS holder did not convert his 600 CPS to ordinary shares. The Company has no obligation to pay any dividend after the Conversion.

On January 20, 2008, United Premier Medical Group Limited (“UPMG”) and its shareholders entered into a share exchange agreement with The Cavalier Group (“Cavalier”), a corporation incorporated in the state of Wyoming of the United States. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of UPMG occurred on July 24, 2008. In accordance with the closing of the share exchange agreement, Cavalier issued 42,658,000 shares of its common share to the former shareholders of UPMG in exchange for the acquisition, by Cavalier, of all of the 21,329 issued and outstanding shares of UPMG on the basis of 2,000 common shares of Cavalier for every one common share of UPMG.

On April 29, 2008, the loan from related party is extended as below:

Date of Loan Agreement	Loan Amount ( $ )	Original Repayment Date	New Repayment Date
June 20, 2007	$772,777 (HK$6,000,000)	June 22, 2008	December 22, 2008
January 10, 2008	$384,615 (HK$3,000,000)	January 9, 2009	July 9, 2009
January 25, 2008	$512,820 (HK$4,000,000)	January 24, 2009	July 24, 2009
Total	$1,670,212

F54

China Health Care Corp

Unaudited Financial Statements

June 30, 2008 and 2007

(Stated in US Dollars)

F55

China Health Care Corp

F56

Board of Directors and Stockholders
China Health Care Corp

Report of Registered Independent Public Accounting Firm

We have reviewed the accompanying interim consolidated balance sheet of China Health Care Corp (the “Company”) as of June 30, 2008, and the related consolidated statement of operations, changes in stockholders’ equity, and cash flows for the three-month and nine-month periods ended June 30, 2008. These interim consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1, the Company continued to incur losses and working capital deficiencies that raise doubt over its ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the company be unable to continue as a going concern.

South San Francisco, California	Samuel H. Wong & Co., LLP
September 26, 2008	Certified Public Accountants

F57

China Health Care Corp
Consolidated Balance Sheets
At June 30, 2008, and September 30, 2007
(Stated in US Dollars)

		June 30,	September 30,
Assets	Note	2008	2007
		(unaudited)	(unaudited)
Current assets
Cash	2(d)	$9,404	$406,396
Accounts receivable	2(e),3	77,107	54,250
Related party receivables	4	-	68,427
Prepaid expenses	5	90,790	237,981
Total current assets		177,301	767,054

Non-current assets
Property and equipment	2(f),6	916,628	1,123,317
Goodwill	7	154,143	154,881

Discontinued operations
Accounts receivable	15	10,922	45,594

Total assets		$1,258,994	$2,090,846

Liabilities, Minority Interest, and Stockholders’ Deficit

Current liabilities
Accounts payable		1,333,489	1,853,896
Dividends payable		24,777	-
Related party payables	8	2,083,041	470,377
Accrued liabilities	9	663,881	621,125
Convertible preferred stock - $0 par value, 10,000 shares
authorized; 760 and 4,605 shares issued and outstanding at June
30, 2008, and September 30, 2007, respectively	10	1,896,536	-
Total current liabilities		6,001,724	2,945,398

Non-current liabilities
Dividends payable		-	1,385,573
Related party payables - long term	8	-	772,777

Liabilities of discontinued operations
Accrued liabilities	15	4,180	4,200

Total liabilities		$6,005,904	$5,107,948

Minority interest		$83,808	$99,625

See Accompanying Notes to the Financial Statements and Accountant’s Report.

F58

China Health Care Corp
Consolidated Balance Sheets
At June 30, 2008, and September 30, 2007
(Stated in US Dollars)

		June 30,	September 30,
	Note	2008	2007
		(unaudited)	(unaudited)
Stockholders’ deficit
Convertible preferred stock - $0 par value, 10,000 shares
authorized; 760 shares (reclassified to liabilities) and 4,605 shares issued and outstanding at June 30, 2008, and September
30, 2007, respectively
	10	$-	$10,225,269
Common stock - $0.001 par value, 200,000,000 shares
authorized; 49,828,000 and 39,314,000 shares issued and
outstanding at June 30, 2008, and September 30, 2007,
respectively		49,828	39,314
Additional paid in capital		21,163,716	10,416,271
Accumulated deficits		(25,892,993)	(23,644,911)
Accumulated other comprehensive income (loss)		(151,269)	(152,670)
Total stockholders' deficit		$(4,830,718)	(3,116,727)

Total liabilities, minority interest, and stockholders' deficit		$1,258,994	$2,090,846

See Accompanying Notes to the Financial Statements and Accountant’s Report.

F59

China Health Care Corp
Consolidated Statement of Operations
for the three and nine months ended June 30, 2008, and 2007
(Stated in US Dollars)

		3 months	3 months	9 months	9 months
		ended	ended	ended	ended
		June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenue	2(g),16	$127,482	$198,526	$358,959	$542,364
Cost of revenue	2(h)	47,581	36,589	138,526	134,862
Gross profit		79,901	161,937	220,433	407,502

Selling expenses	2(i)	25,005	34,288	107,124	127,715
General and administrative expenses	2(j)	96,553	322,349	2,127,381	896,258
Total operating expenses		121,558	356,637	2,234,505	1,023,973

Other income (expenses)
Other income		5,603	352,480	8,454	354,864
Interest expense		(57,492)	(275,240)	(83,513)	(321,771)
Other expenses		-	7,443	-	7,443
Total other income (expenses)		(51,889)	84,683	(75,059)	40,536
Loss before income tax and minority
interest		(93,546)	(110,017)	(2,089,131)	(575,935)

Provision for income tax	2(k)	(7,402)	1,699	(26,444)	(175)

Loss before minority interest		(100,948)	(108,318)	(2,115,575)	(576,110)

less: Minority interest in net income (loss)		7,796	(27,163)	15,817	(22,598)

Loss from continuing operations		(93,152)	(135,481)	(2,099,758)	(598,708)
Gain (loss) from discontinued operations,
net of taxes	15	-	331,812	-	313,385
Net income (loss)		$(93,152)	$196,331	$(2,099,758)	$(285,323)

Preferred dividends		-	(332,078)	(148,324)	(787,810)

Loss attributable to common stockholders		$(93,152)	$(135,747)	$(2,248,082)	$(1,073,133)

Earnings (loss) per share	2(l),14
Basic and diluted		$(0.0019)	$(0.0035)	$(0.0514)	$(0.0273)
Weighted average shares outstanding
Basic and diluted		48,874,769	39,314,000	43,742,781	39,238,586

See Accompanying Notes to the Financial Statements and Accountant’s Report.

F60

China Health Care Corp
Consolidated Statements of Changes in Stockholders’ Deficit
for the nine months ended June 30, 2008 and year end September 30, 2007
(Stated in US Dollars)

		3 months	3 months	9 months	9 months
		ended	ended	ended	ended
Statement of Comprehensive Income (Loss)		June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net income (loss)		(93,152)	196,331	(2,099,758)	(285,323)
Other comprehensive income (loss)	2(m)
Foreign currency translation adjustment	2(n)	2,627	(48,861)	1,401	50,541
Total comprehensive income		(90,525)	147,470	(2,098,357)	(234,782)

				Additional		Accumulated
Convertible Preferred Stock		Common Stock		Paid		Other
Shares	Par	Shares	Par	in	Accumulated	Comprehensive
Outstanding	Amount	Outstanding	Amount	Capital	Deficit	Income (loss)	Total
Balance, October 1, 2006	4,545	$ 10,075,320	38,856,000	$ 38,856	$ 10,172,370	$ (22,376,133)	$ (108,876)	$ (2,198,463)
Issuance of common stock for cash			418,000	418	215,322			215,740
Issuance of common stock as compensation			40,000	40	28,579			28,619
Issuance of preferred stock for cash	60	149,949						149,949
Net loss						(355,078)		(355,078)
Preferred dividends declared						(913,700)		(913,700)
Foreign currency translation adjustment							(43,794)	(43,794)
Balance, September 30, 2007	4,605	$ 10,225,269	39,314,000	$ 39,314	$ 10,416,271	$ (23,644,911)	$ (152,670)	$ (3,116,727)

Balance, October 1, 2007	4,605	$ 10,225,269	39,314,000	$ 39,314	$ 10,416,271	$ (23,644,911)	$ (152,670)	$ (3,116,727)
Convertible preferred stock issued to settle previously accrued cash dividends	459	1,060,086						1,060,086
Conversion of preferred stock	(4,304)	(9,388,819)	8,608,000	8,608	9,380,211			-
Preferred stock reclassified to liabilities	(760)	(1,896,536)						(1,896,536)
Issuance of common stock			1,906,000	1,906	1,367,234			1,369,140
Net loss						(2,099,758)		(2,099,758)
Preferred dividends declared						(148,324)		(148,324)
Foreign currency translation adjustment							1,401	1,401
Balance, June 30, 2008	-	$ -	49,828,000	$ 49,828	$ 21,163,716	$ (25,892,993)	$ (151,269)	$ (4,830,718)

See Accompanying Notes to the Financial Statements and Accountant’s Report.

F61

China Health Care Corp
Consolidated Statements of Cash Flows
for the three and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

	3 months	3 months	9 months	9 months
	ended	ended	ended	ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Cash Flow from Operating Activities
Net income (loss)	$(93,152)	$196,331	$(2,099,758)	$(285,323)

Adjustments to reconcile net loss to net cash used in
operating activities:
Minority interest	(7,795)	27,231	(15,817)	22,598
Non-cash compensation	-	787,783	708,122	816,362
Amortization and depreciation	70,082	130,884	210,344	411,097
(Gain)/loss on disposal of discontinued operations	-	(331,812)	-	(313,385)
Accounts receivable	(368,027)	(1,278,618)	(22,857)	(1,693,650)
Accounts receivables of discontinued operations	-	-	34,672	(229,013)
Prepaid expenses	63,102	(90,297)	147,191	(35,650)
Accounts and other payables	247,900	(302,107)	276,701	105,563
Accrued liabilities of discontinued operations	(20)	-	(20)	390,383
Cash provided by operating activities	(87,910)	(860,605)	(761,422)	(811,018)

Cash Flows from Investing Activities
Proceeds from disposals of assets	-	960,821	-	960,821
Purchases of equipment	(1,392)	(5,944)	(11,835)	(28,787)
Cash used in investing activities	(1,392)	954,877	(11,835)	932,034

Cash Flows from Financing Activities
Cost of issuance of common stock	-	-	-	(83,570)
Proceeds from issuance of preferred stock	-	-	-	-
Loan proceeds from related parties	153,520	1,298,045	934,403	1,220,928
Repayment of loans to related parties	-	-	(125,768)	-
Dividends paid	(66,392)	(790,940)	(395,301)	(790,940)
Cash Sourced/(Used) in Financing Activities	87,128	507,105	413,334	346,418

Net Increase/(Decrease) in Cash & Cash
Equivalents for the Period	(2,174)	601,377	(359,923)	467,434

Effect of Currency Translation	(3,750)	(48,764)	(37,069)	56,595

Cash & Cash Equivalents at Beginning of Period	15,328	4,088	406,396	32,672

Cash & Cash Equivalents at End of Period	$9,404	$556,701	$9,404	$556,701

See Accompanying Notes to the Financial Statements and Accountant’s Report.

F62

China Health Care Corp
Notes to Consolidated Financial Statements
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

The Comparative figures presented are the unaudited consolidated financial statements of United Premier Medical Group Limited (“UPMG”) for the years ended September 30, 2007 and 2006 have been prepared in accordance with generally accepted accounting principles.

History

China Health Care Corporation (the “Company”) was incorporated in the state of Wyoming on February 11, 2005 under the name of The Cavalier Group. On May 13, 2008, the Secretary of State of Wyoming effected a change of the Company to China Health Care Corporation, as approved by our shareholders. On January 20, 2008, the Company entered into a share exchange agreement with United Premier Medical Group Limited (“UPMG”) and its shareholders to acquire all of the outstanding common shares of UPMG. The transaction closed on July 24, 2008.

The share exchange transaction has been accounted for as a recapitalization of UPMG where the Company (the legal acquirer) is considered the accounting acquiree and UPMG (the legal acquiree) is considered the accounting acquirer. As a result of this transaction, the Company is deemed to be a continuation of the business of UPMG.

Accordingly, the financial data included in the accompanying consolidated financial statements for all periods prior to July 24, 2008 is that of the accounting acquirer (UPMG). The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.

United Premier Medical Group Limited (“UPMG”) is a medical consultancy service provider in the People’s Republic of China (“PRC”) providing services in the areas of hospital management and specialty medical consultancy. UPMG’s primary focus is the health care needs of women and children.

The business was founded in 2001, with UPMG as the ultimate holding company. UPMG was organized under the laws of Cayman Island on March 28, 2003, whereas UPMG International Limited (“UPMGI”) was incorporated in the British Virgin Islands on September 15, 2003. The intention is to build the Company using a holding company structure, with a top-level entity owing interests in operating entities. Separate operating entities are established in each geographic region. At times, the company owns less than 100% of an operating entity because this enables the use of resources and expertise of local partners.

There were a number of restructuring events, which occurred over the past several years. These events would include:

•

On July 19, 2001, UPMGI acquired 50% of the operating entity Proactive Medicare Enterprise (Hong Kong) Limited (“PME-HK”). At the same time, PME-HK held 90% in equity interest of the operating entity Shanghai Proactive Medicare Health Education Center Limited (“BK-SH”).

	•	On May 5, 2003, UPMG acquired 100% of UPMGI and hence UPMGI became a wholly-owned subsidiary of UPMG.

	•	On March 17, 2004, UPMGI increased its ownership of the operating entity PME-HK from 50% to 100% and hence PME-HK became a wholly-owned subsidiary of UPMGI.

	•	Pro-Innovative Holdings Limited (“PHL”), an investment holding company, was incorporated on January 22, 2004 with 51% in equity interest held by UPMG.

	•	On February 17, 2004, UPMG transferred all common shareholding in Ideamart Holdings Limited (“Ideamart”) to PHL. Ideamart, which incorporated on May 28, 2003, is a dormant company.

	•	On March 19, 2004, UPMG International (Guangdong) Limited (“UPMGIG”) increased its ownership of UPMG (Guangdong) Company Limited (“UPMGGC”) from 99% to 100%.

•

On May 7, 2004, PHL transferred 100% of its ownership in UPMG (Hong Kong) Limited (“UPMG-HK”) and UPMG (US) Limited (“UPMG-US”) to UPMGI and hence UPMG-HK and UPMG-US became the wholly-owned subsidiaries of UPMGI.

F63

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

•	In April 2007, UPMG-HK disposed of its 100% interest in Broad Prosper Limited.

Current Structure & Basis of Presentation

The Company owned the following subsidiaries at June 30, 2008:

No.	Company Code	Company Name	Place of Incorporation	Date of Incorporation	Remark
1	UPMG	United Premier Medical Group Limited	Cayman Islands	March 28, 2003	Ultimate Holding Company
2	UPMGI	UPMG International Limited	British Virgin Islands	September 15, 2003	Subsidiary of UPMG
3	PME-HK	Proactive Medicare Enterprise (Hong Kong) Limited	Hong Kong	March 17, 2000	Wholly-owned subsidiary of UPMGI
4	PME-SZ	Proactive Medicare (Shenzhen) Company Limited	Hong Kong	September 24, 2004	Wholly-owned subsidiary of UPMGI
5	PME-CS	Proactive Medicare (Changsha) Company Limited	Hong Kong	July 2, 2004	Wholly-owned subsidiary of UPMGI
6	PME-XIA	Proactive Medicare (Xiamen) Company Limited	Hong Kong	December 22, 2004	Wholly-owned subsidiary of UPMGI
7	PME-NAN	Proactive Medicare (Nanjing) Company Limited	Hong Kong	September 24, 2005	Wholly-owned subsidiary of UPMGI
8	PME-HZ	Proactive Medicare (Hangzhou) Company Limited	Hong Kong	August 25, 2005	Wholly-owned subsidiary of UPMGI
9	PME-WX	Proactive Medicare (Wuxi) Company Limited	Hong Kong	April 19, 2004	Wholly-owned subsidiary of UPMGI
10	UPMG-SHA	United Premier Medical Group (Shanghai) Limited	Hong Kong	February 25, 2004	Wholly-owned subsidiary of UPMGI
11	PMS-HK	Proactive Medicare Services (Hong Kong) Limited	Hong Kong	January 30, 2004	Wholly-owned subsidiary of UPMGI
12	PME-BJ	Proactive Medicare (Beijing) Company Limited	Hong Kong	March 27, 2000	Wholly-owned subsidiary of UPMGI
13	UPMG-HK	UPMG (Hong Kong) Limited	British Virgin Islands	August 8, 2003	Wholly-owned subsidiary of UPMGI
14	UPMG-US	UPMG (US) Limited	British Virgin Islands	November 23, 1993	Wholly-owned subsidiary of UPMGI
15	HB-GZ	Guangzhou Inno-Proactive Medicare Consultancy Ltd.	PRC	October 26, 2004	Wholly-owned subsidiary of PMEHK
16	BK-SH	Shanghai Proactive Medicare Health Education Center Limited	PRC	February 5, 2002	90% of common shareholding held by PMEHK
17	UBK-SZ	UPMG (Shenzhen) Limited	PRC	January 5, 2006	Wholly-owned subsidiary of UPMG-US

F64

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

No.	Company Code	Company Name	Place of Incorporation	Date of Incorporation	Remark
18	UPMG-MU	UPMG (Macau) Company Limited	Macau	September 29, 2006	50% of common shareholding held by UPMG-HK
19	PHL	Pro-Innovative Holdings Limited	British Virgin Islands	January 22, 2004	51% of common shareholding held by UPMG
20	PML	Pro-Innovative Medical Limited	Hong Kong	December 8, 2003	Wholly-owned subsidiary of PHL
21	Ideamart	Ideamart Holdings Limited	British Virgin Islands	May 28, 2003	Wholly-owned subsidiary of PHL
22	UPMGIG	UPMG International (Guangdong) Limited	British Virgin Islands	August 29, 2003	62% of common shareholding held by PHL
23	UPMGGC	UPMG (Guangdong) Company Limited	Hong Kong	August 14, 2002	Wholly-owned subsidiary of UPMGIG

The consolidated financial statements include the accounts of UPMG and its consolidated subsidiaries. UPMG wholly owns UPMGI, which in turn directly holds 12 wholly-owned subsidiaries and indirectly holds 4 subsidiaries including HB-GZ (100% in equity interest), BK-SH (90% in equity interest), UBK-SZ (100% in equity interest) and UPMG-MU (50% in equity interest). Besides, UPMG holds 51% in equity interest of PHL, which in turn, wholly owns two direct subsidiaries and holds 62% in equity interest of UPMGIG, which in turn wholly owns UPMGGC

F65

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

Business

The Company provides consultancy services to the VIP Maternity & Gynecological Centers (the “VIP Birthing Centers”) in the PRC. These services are provided in conjunction with Johns Hopkins International, LLC, a U.S. based healthcare provider, and based upon a Consultancy Agreement with JHI. (The Company and JHI are currently disputing certain material terms of the consultancy agreement – see below, and note 14). The first VIP Birthing Center commenced operations in October 2002 at the International Peace Maternity & Child Health Hospital in Shanghai. Over the past six years, we have signed co-operative agreements with a number of hospitals in Obstetrics / Gynecology (“OB/GYN”) across the PRC in cities including Beijing, Shanghai, Guangzhou, Foshan, Wuxi, Xiamen, Changsha and Hangzhou. In 2006, we signed a management agreement with the University Hospital at Macau University of Science and Technology (“UH-MUST”) whereby we provide general hospital management consultancy service.

We are currently under contracts to provide consultancy services to a total of five VIP Birthing Centers in the PRC and to manage a private hospital in Macau. These centers are located in Wuxi (“the Wuxi Center”), Xiamen (“the Xiamen Center”), Changsha (“the Changsha Center”), Foshan (“the Foshan Center”) and Hangzhou (“the Hangzhou Center”). The Wuxi Center, the Xiamen Center and the hospital in Macau are operated under our service contracts, and we receive a monthly fee for our services. We have had difficulty enforcing these contracts, and three of the VIP Birthing Centers have ceased complying with our payment terms (the Changsha Center, the Foshan Center, and the Hangzhou Center). We engaged lawyers to negotiate with the host hospitals for settlement. We also had a VIP Birthing Center in Shanghai (“the Shanghai Center”). We have not been paid by the Shanghai Center since January 2006 and we have taken legal action against the host hospital for breach of contract.

We had an additional VIP Birthing Center in Guangzhou (“the Guangzhou Center”) which ceased its operation in March 2007. Our invested assets were sold back to its host hospital. Our net receipt on this asset sale amounted to $1,296,944. For the abovementioned centers that we have difficulty enforcing our contracts, we have not accrued any revenue for the years ended September 30, 2007 and 2006.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss of $2,396,813 and a negative cash flow from operations of $761,422 for the period ended June 30, 2008 and a working capital deficiency of $5,817,681, and a shareholders’ deficit of $4,830,718 at June 30, 2008. These matters raise substantial doubt about the Company’s ability to continue as a going concern if the Company does not secure new outside financing. The Company is currently and continues to make efforts to procure outside financing to strengthen its financial position.

F66

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

	(b)	Consolidation

Inter-company transactions, such as due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

	(c)	Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These estimates and assumptions include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation of useful lives of property, plant, and equipment. Actual results could differ from these estimates.

	(d)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

	(e)	Accounts Receivable

Accounts receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. Management regularly reviews the Company’s outstanding receivables balance, and will provide allowance for doubtful accounts based on its assessment. Bad debts are charged against allowances when outstanding receivables have been determined to be uncollectible. See Note 3 – Accounts Receivable.

F67

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

(f)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and any impairment write-downs related to assets held and used. Additions and improvements to equipment are capitalized at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of equipment is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the equipment are as follows:

Software	5 years
Center equipment	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvement	5 - 10 years
Machinery	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized. See Note 6 – Equipment.

(g)	Revenue Recognition

The Company’s revenues are derived from its share of operating profit from VIP Birthing Centers at hospitals where it has invested in capital equipment, leasehold improvements, and human capital in the form of technical training for hospital staff. The Company’s share of operating profit from the VIP Birthing Centers depends upon the contractual terms with each hospital. The typical share of operating profit ranges between 70% and 80% of the total operating profit of the VIP Birthing Center. Financial statements are provided by the hospitals each month to the Company for review, verification, and approval. When the financial statements of the VIP Birthing Centers have been approved, the Company recognizes revenue by recording its portion of the total operating profit to its financial statements. Revenues that have been both recognized in accordance to their respective contracts and financial statements provided by the hospitals can be reasonably expected to be collectible.

(h)	Cost of Revenue

Cost of revenue is primarily comprised of depreciation, wages, and licensing fees that must be paid to JHI for facilities with continuing operation. The Company believes that the depreciation of property and equipment matches the substantial initial investment equipment and leasehold improvements with revenues that are earned overtime. The Company charges wages paid to doctors and medical personnel who provide the initial training and hospital management expertise to the hospital when the VIP Birthing centers are initially setup and on a non-fixed on-going basis.

(i)	Selling Expenses

Selling expenses are comprised of client entertainment, commissions and salaries for sales personnel, marketing, and travel and lodging expenses.

(j)	General & Administrative Expenses

General and administrative expenses include outside consulting services, research & development, executive compensation, quality control, and general overhead such as finance and administrative staff, and depreciation expense.

(k)	Income Taxes

F68

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

The Company uses the accrual method of accounting to determine and report its taxable income for the year. The Company has implemented Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The Company also adopted FIN 48, Accounting for Uncertainty in Tax Positions.

Income tax liabilities computed according to the United States, People’s Republic of China (PRC), Hong Kong SAR and Macau SAR laws are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be taxable or deductible when the assets and liabilities are recovered of settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

(l)	Earnings (Loss) Per Share

The Company computers earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS NO. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

(m)	Other Comprehensive Income (Loss)

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

(n)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

The accompanying consolidated financial statements are presented in United States dollars. The functional currency of the Company is Hong Kong dollars (“HK$”). Equity accounts of the consolidated financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. Translation adjustments are not included in determining net income but are

F69

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

included in foreign currency translation adjustment in other comprehensive income, a component of stockholders’ equity.

	June 30,	June 30,
	2008	2007
Period-end HK$-US$ Exchange Rate	7.8037	7.8172
Average Period HK$-US$ Exchange Rate	7.7906	7.8022

(o)	Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 applies to all derivative instruments and related hedged items accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 161 requires entities to provide greater transparency about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, results of operations and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). Statement 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."

In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.

The Company is currently evaluating the potential impact, if any, of the adoption of the above recent accounting pronouncements on its consolidated results of operations and financial condition.

3.	ACCOUNTS RECEIVABLE

	At June 30,	At September 30,
	2008	2007
Total Accounts Receivable-Trade	$77,107	$54,250
Less: Allowance for Bad Debt	-	-
	$77,107	$54,250

Allowance for Bad Debts
Beginning Balance	$-	$-
Allowance Provided	-	-
Less: Bad Debt Written Off	-	-
Ending Balance	$-	$-

F70

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

4.	RELATED PARTY RECEIVABLE

Amounts due from directors and shareholders were both repaid in their entirety at June 30, 2008. The balances at September 30, 2007, of $32,214, and $36,213, owed by the directors and shareholders, respectively, were set-off against payables owed to related parties via duly endorsed netting agreement. The balances that were previously owed to Company by the Directors and Shareholders did not affect the Company’s result of operations. See Note 8 – Related Party Payables.

5.	PREPAID EXPENSES

The prepaid expenses at June 30, 2008 and September 30, 2007 are shown in the following table: -

	At June 30,	At September 30,
	2008	2007
Professional and legal expenses	$12,814	$151,217
Purchases of baby beds	65,610	65,924
Various miscellaneous	12,366	20,840
	$90,790	$237,981

F71

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

6.	PROPERTY AND EQUIPMENT

Property and equipment, which are stated at cost less depreciation, were comprised of the following: -

	At June 30,	At September 30,
	2008	2007
Category of Asset
Furniture & fixtures	$490,509	$59,011
Office equipment	8,265	505,172
Computer software	42,288	42,490
Leasehold improvement	259,391	260,634
Center equipment	919,115	-
Machinery	-	848,606
	1,719,568	1,715,913

Less: Accumulated Depreciation
Furniture & fixtures	199,331	10,853
Office equipment	1,080	181,270
Computer software	16,530	10,266
Leasehold improvement	94,084	74,215
Center equipment	491,915	-
Machinery	-	315,992
	802,940	592,596

Equipment, net	$916,628	$1,123,317

7.	GOODWILL

Goodwill amounting to $154,143 and $154,881 as of June 30, 2008 and September 30, 2007 is related to the acquisition of the minority interest of PME-WX, for which the company’s subsidiary, UMPGI, purchased the remaining 20% of interest from other stockholder in 2004. Management annually reviews the carry value of goodwill using the sum of the undiscounted cash flows generated by PME-WX to determine if an impairment charge is necessary. The Company has determined no impairment to the goodwill as of date.

F72

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

8.	RELATED PARTY PAYABLES

The following table presents the balances the Company owed to related parties.

	At June 30,	At September 30,
	2008	2007
Due to Chief Executive Officer:
Henry J. Macfarland	$95,060	$-
Due to Director: Robert Yao Wing
Wong	69,430	-
Due to Director: Yuen Yee Wong	-	470,377
Loan from Innotech	1,618,551
	$2,083,041	$470,377

Due to Director

Payables owed to the Company’s directors are non- interest- bearing and, payable on demand. There is no impact to the statement of operations as result of the payables to the directors.

Loan from Innotech

On June 20, 2007, Inno-Tech Holdings Limited (“Innotech”), a shareholder of United Premier Medical Group Limited (“UPMG”), loaned $772,777 (equivalent to HK$6,000,000) to UPMG for use as working capital. The repayment date was originally June 22, 2008, but was subsequently extended to December 22, 2008.

On January 10, 2008, Innotech loaned $384,615 (HK$3,000,000) to UPMG with the original repayment date on January 9, 2009. On January 25, 2008, Innotech loaned another $512,820 (HK$4,000,000) to UPMG with the original repayment date on January 24, 2009. These loan repayment dates have been extended. During the period ended June 30, 2008 and 2007, the Company incurred interest expense of $45,860 and $1,517 respectively.

The following table summarizes the loan from related party: -

June 30,
2008
Loan principal amount	$1,670,212
Accrued interest payable	45,860
Repayment, net	(93,360)
Translation difference	(4,161)
Balance at June 30, 2008	$1,618,551

On April 29, 2008, the loan from related party was extended as below:

Date of Loan	Loan Principal	Loan Principal	Original	New
Agreement	Amount (USD)	Amount (HKFD)	Repayment Date	Repayment Date
June 20, 2007	772,777	(HK$6,000,000)	June 22, 2008	December 22, 2008
January 10, 2008	384,615	(HK$3,000,000)	January 9, 2009	July 9, 2009
January 25, 2008	512,820	(HK$4,000,000)	January 24, 2009	July 24, 2009
	$1,670,212

F73

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

9.	ACCRUED LIABILITIES

	At June 30,	At September 30,
	2008	2007
Regular operating expenses	$126,560	$75,325
JHI	449,787	550,000
Accrued interest for redemption of
Convertible Preferred Stock	37,931	-
Income taxes	28,222	-
Business taxes	25,561	-
	$668,061	$625,325

PMEI was once in negotiation with JHI concerning the amount owed to JHI for services and the use of the JHI trademarks for the period June 2005 through March 2006. JHI has invoiced a total of $550,000 for these services. As PMEI was dissolved in November 2007, the amount to be paid to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 and subsequently paid $100,213 resulting in outstanding balance of $449,787.

The accrued interest of $37,931 reflects the cost of the redemption premium of the convertible preferred stock. The premium which is 2% of the original purchase price of the shares, is based on the 760 shares outstanding at June 30, 2008.

F74

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

10.	CONVERTIBLE PREFERRED STOCK

From June 30, 2005 to September 30, 2007, the UPMG entered into a continuous securities subscription agreement with private investors for the sale of UPMG Convertible Preferred Stock. UPMG issued a total of 4,605 shares of Convertible Preferred Stock at a subscription price of $2,500 per shares for aggregate net proceeds of $10,225,269, after accounting for issuance costs and professional fees. The shares bear an 8% per annum preferred dividend payable semi-annually. The terms of the subscription agreement call for a conversion ratio of one Convertible Preferred Stock to one common share of UPMG, which in turn can be exchanged for 2,000 shares of the Company. The shares of Convertible Preferred Stock have no voting rights. Under the subscription agreement, mandatory conversion of the shares would be triggered by UPMG listing its shares in a public market. Should no public listing occur within three years (subject to extension under certain conditions), the Convertible Preferred Stock would be mandatorily redeemable at a price of $2,500 per share plus a premium of 2%. The Company believes the conversion feature of the Convertible Preferred Stock is not a beneficial conversion feature. At the time of their issuance, the UPMG was not a publicly traded corporation.

On December 4, 2007, the Board of Directors of the UPMG resolved and notified the holders of the Convertible Preferred Stock that UPMG intended to force conversion of all the shares into common shares because the Company was to subsequently undertake a reverse merger transaction, which would transform the company into a public company.

In December 2007, UPMG agreed to issue an additional 459 of Convertible Preferred Stock in lieu of paying out dividends in cash, which UPMG had accrued under dividends payable. The additional 459 shares of Convertible Preferred Stock were equivalent to $1,060,086 of dividends.

From February to June 30, 2008, 4,304 shares of Convertible Preferred Stock were converted to 4,304 shares of UPMG common stock. The outstanding number of shares of Convertible Preferred Stock at June 30, 2008 was 760. The converted shares were subsequently exchanged for shares in the Company pursuant to the share exchange agreement detailed Note 12. Of the 760 shares that were outstanding at June 30, 2008, 160 shares were subsequently converted to UPMG shares on July 11, 2008, and then in turn exchanged for shares in the Company. Since the Company accounted for the share exchange transaction as a recapitalization transaction, the equity of the Company has been retroactively restated to the first period presented. The shares that had been converted at June 30, 2008 have been included in the Company’s common stock. The remaining 760 shares of convertible preferred stock at June 30, 2008 have been accounted for as a current liability because during the three months ended June 30, 2008, the Company re-examined the characteristics of the Convertible Preferred Stock. The Company concluded the mandatory redemption feature, liquidation preference to common stockholders, and cumulative dividends were characteristics akin to liabilities. The Company has booked the redemption premium as interest expenses for the period.

The Company is currently in arbitration with the holders of the remaining 600 shares of Convertible Preferred Stock over the Company’s intension to force conversion of their shares into common shares. The Company has retained counsel to represent it in arbitration.

The related outstanding dividends payable for the Convertible Preferred Stock at June 30, 2008, and September 30, 2007 were $24,777 and $1,385,573, respectively.

F75

China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

11.	INCOME TAXES

In accordance with the relevant tax laws and regulations of Hong Kong, the corporate income tax rate applicable to the subsidiaries of the Company in Hong Kong is 17.5% of taxable income. On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), effective from January 1, 2008. Under the New CIT Law, the corporate income tax rate applicable to the subsidiaries of the Company in the PRC starting from January 1, 2008 is 25%, replacing the currently applicable tax rate of 33%. The New CIT Law has an impact on the deferred tax assets and liabilities of the Company. Effects arising from the enforcement of New CIT law have been reflected into the accounts by applying the new tax rate. Income tax expense for the nine months ended June 30, 2008 and 2007 are summarized as follows:

	Nine months	Nine months
	ended	ended
	June 30, 2008	June 30, 2007
Computed “expected” benefit	$(394,713)	$(86,459)
Permanent differences	368,269	86,634
Income tax expense	$(26,444)	$175

12.	SUBSEQUENT EVENTS

Share Exchange Transaction

On January 20, 2008, United Premier Medical Group Limited (“UPMG”) and its shareholders entered into a share exchange agreement with China Health Care Corporation formerly known as The Cavalier Group (“Company”), a corporation incorporated in the state of Wyoming of the United States. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of UPMG occurred on July 24, 2008. In accordance with the closing of the share exchange agreement, China Health Care Corporation issued 42,658,000 shares of its common share to the former shareholders of UPMG in exchange for the acquisition, by China Health Care Corporation, of all of the 21,329 issued and outstanding shares of UPMG on the basis of 2,000 common shares of Cavalier for every one common share of UPMG.

13.	STOCK COMPENSATION EXPENSE

During the nine months ended June 30, 2007, the UPMG issued 20 shares of its common stock as compensation. The 20 shares of UPMG were equivalent to 40,000 shares of the Company’s common stock. The value of the common stock was $28,619, or $1,428 on per share basis of UPMG common stock or equivalent to $0.7155 per share of the Company’s common stock. The valuation of these shares was determined by using the same price that other UPMG stockholders bought their common stock. As result of the lack of secondary market at time of issuance of UPMG’s common stock as compensation, the Company believes that the use of a price that other investors had paid was a reasonable fair market value.

The company including any of its subsidiaries did not grant options or rights at any time to create any of such outstanding as of June 30, 2008.

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China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

14.	EARNINGS PER SHARE

Components of basic and diluted earnings per share were as follows:

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Loss from continuing operations	(93,152)	(135,481)	(2,099,758)	(598,708)

Net income	(93,152)	196,331	(2,099,758)	(285,323)
Preferred dividends	-	(332,078)	(148,324)	(787,810)
Loss attributable to common stockholders	(93,152)	(135,747)	(2,248,082)	(1,073,133)

Original shares	47,720,000	39,314,000	39,314,000	38,856,000
– Addition to common stock from issuance	-	-	1,207,204	382,586
– Addition to common stock from actual
conversion	1,154,769	-	3,221,577	-
Basic weighted average shares outstanding	48,874,769	39,314,000	43,742,781	39,238,586

Dilutive Shares:
– Addition to common stock if preferred
stock had been converted *	-	-	-	-
Diluted Weighted Average Shares
Outstanding:	48,874,769	39,314,000	43,742,781	39,238,586

Earnings (Loss) Per Share
– basic	$(0.0019)	$(0.0035)	$(0.0514)	$(0.0273)
– diluted	$(0.0019)	$(0.0035)	$(0.0514)	$(0.0273)
Weighted average shares outstanding
– basic	48,874,769	39,314,000	43,742,781	39,238,586
– diluted	48,874,769	39,314,000	43,742,781	39,238,586

Supplemental Data
Earnings (loss) per share from continuing
operations	$(0.0019)	$(0.0119)	$(0.0514)	$(0.0353)

* If the preferred stock had been converted it would have been antidilutive, accordingly there was no potentially dilutive effect from them.

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China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

15.	DISCONTINUED OPERATIONS

The Company had a VIP Birthing Center in Guangzhou (“the Guangzhou Center”). The Company ceased operation of the Center in March 2007. The invested assets were sold back to the hospital where the center had been located. The proceeds from the sale of this operation were $1,296,944. The Company has accounted for the disposition of the assets of discontinued operation in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. A gain of $331,812 was recorded to the Company’s statement of operations during the nine months ended June 30, 2007. See the following for a summary of its financial positions and results of operations.

Guangzhou VIP Birthing Center
Financial Position
At June 30, 2008, and September 30, 2007
(Stated in US Dollars)	June 30, 2008	September 30, 2007
	(unaudited)	(unaudited)
Current assets
Cash	$-	$-
Account receivables	10,922	45,594
Total current assets	10,922	45,594

Non-current assets
Property and equipment	-	-

Total assets	10,922	45,594

Current liabilities
Accrued liabilities	4,180	4,200
Total current liabilities	4,180	4,200

Total liabilities	4,180	4,200

Net assets	$6,742	$41,394

Guangzhou VIP Birthing Center
Results of Operations	9 months	9 months
for the nine months ended June 30, 2008	ended	ended
(Stated in US Dollars)	June 30, 2008	June 30, 2007

Revenue	$-	$-
Cost of revenue	-	18,980
Gross profit	-	(18,980)

Selling expenses	-	-
General and administrative expenses	-	(553)
		(553)
Total operating expenses	-

Gain on sale of assets	-	331,812

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China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

Taxes	-	-
Net income (loss)	$-	$313,385

16.	RISKS

Doing Business in the PRC

The Company’s operations are conducted in the People’s Republic of China (the “PRC”). Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Concentrations

For the nine months ended June 30, 2008, the Company derived its revenue from three VIP Birthing Centers. Each VIP Birthing Center unto itself can be considered single customers, and, as such, by virtue of there were only three centers, there was a concentration of risk in the Company’s revenues. The following provides a table of each centers’ contribution by amount and percentage for the nine months presented.

		Percentage Contribution
Center	Amount	to Total Revenue
Xiamen	$74,487	20.75%
Wuxi	238,262	66.38%
Macau	46,210	12.87%
	$358,959	100.00%

17.	COMMITMENTS AND CONTINGENCIES

A. Legal proceeding against IPMCHH

Proactive Medicare Enterprise (HK) Limited, a subsidiary of UPMG, is a plaintiff of a legal proceeding regarding a civil claim against a hospital in the PRC namely, International Peace Maternity & Child Health Hospital of the China Welfare Institute (“IPMCHH” or the “defendant”) who refused to pay consultancy fees to PME-HK since April 2005 which may aggregate to $2,890,000

On April 10, 2007, Proactive Medicare Enterprise (HK) Limited (“PME-HK”) brought a civil action to the Shanghai No. 1 Intermediate People’s Court (the “Shanghai Court”) in the PRC against IPMCCH for breach of contract. A statement of claim from PME-HK was sent to the Shanghai Court for acceptance of review. The proposed claims regarding this civil action included: (i) To order IPMCHH to honor the co-operative agreement signed between PME-HK and IPMCHH on February 2, 2004; (ii) To order IPMCHH to pay the consultant fee amounted $2,890,000 (equivalent to RMB22,677,123) in arrears owed to PME-HK, and (iii) IPMCHH shall bear the cost of this action.

On April 12, 2007, the statement of claim was legally accepted and filed by the Shanghai Court (Notification of Acceptance: (2007) Hu Yi Zhong Min Wu (Shang) Chu Zi No. 93). On May 29, 2007, the first instance of the case was held to establish the case. On January 23, 2008, the second instance of the case was held to further negotiate a mutually accepted settlement plan. Through the mediation of the Shanghai Court, PME-HK and IPMCHH, so far, have gone through several rounds of negotiation for a mutually agreed settlement amount in recent months but a final settlement amount has yet to be confirmed.

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China Health Care Corp
Notes to Consolidated Financial Statements
At June 30, 2008 and September 30, 2007
and for the three months and nine months ended June 30, 2008 and 2007
(Stated in US Dollars)

The result of this claim cannot be predicted, and it is possible that the ultimate resolution of the matters, individually or in the aggregate, may have a material adverse effect on the Company’s business (either in the near-term or in the long-term), financial position, results of operations, or cash flows. Though the management of the Company believes a portion of this claim may be recovered, the Company has reasonably estimated the uncertain portion and has eliminated their revenue contribution in 2007.

B. Contingent claims against other three hospitals in the PRC

The Company has also engaged a law firm in the PRC to negotiate with another two hospitals in the PRC, which are under contract to pay the Company for the consultancy services provided to their affiliated VIP Birthing Centers in Foshan and Changsha in the PRC. The proposed claim in each case is about one million US dollars. The Company has gone through several rounds of negotiation for an agreed settlement amount in recent months and a final settlement amount has yet to be confirmed.

For the Hangzhou Center, the Company is identifying a suitable PRC lawyer to negotiate with its host hospital for a mutually accepted settlement plan.

C. Contingent relationship with JHI

The Company is currently in dispute with JHI mainly on the fee structure, outstanding fee owing to JHI and use of “JHI” brand in future, and we are actively negotiating with JHI for settlement. As indicated in an email from JHI dated April 22, 2008, the Company believes that JHI is willing to provide limited support depending on JHI’s receiving advance payment for any services requested. The Company also believes that JHI is willing to proceed with settlement negotiations with the Company as long as the Company commits to pay a lump sum of $300,000 as the settlement of consulting services provided before. Given the positive attitude of JHI, the Company believes the negotiation outcome would be positive and constructive. The amount to be paid to JHI will ultimately be a liability of the Company, and the Company has accrued the amount of $550,000 during the year ended September 30, 2006. This amount appears as Accrued Liabilities on the Company’s balance sheet at September 30, 2007 and 2006.

F80